Exhibit 10.1

LOAN AGREEMENT

between

ILLINOIS FINANCE AUTHORITY

and

NAVISTAR INTERNATIONAL CORPORATION

Dated as of July 1, 2020

RELATING TO

$225,000,000

ILLINOIS FINANCE AUTHORITY

RECOVERY ZONE FACILITY REFUNDING REVENUE BONDS

(NAVISTAR INTERNATIONAL CORPORATION PROJECT)

SERIES 2020

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ii

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of July 1, 2020 (as it may from time to time be supplemented, modified or amended, this “Agreement”), between the ILLINOIS FINANCE AUTHORITY (the “Authority”), a body politic and corporate of the State of Illinois (the “State”), and NAVISTAR INTERNATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Borrower”).

W I T N E S E T H :

WHEREAS, the Authority is a body politic and corporate of the State created under the Illinois Finance Authority Act, 20 ILCS 3501/801-1 et seq., as it may be supplemented or amended (the “Act”); and

WHEREAS, the Authority is authorized and empowered by the provisions of the Act to issue revenue bonds for the purpose of the acquisition, construction, refurbishment, creation, development or redevelopment of “industrial projects” (as such term is defined in the Act); and

WHEREAS, the Authority previously received recovery zone bond allocations waived to the State from counties and municipalities within the State in order to issue recovery zone facility bonds for qualifying projects within the State and to designate all or a portion of the State as a “recovery zone” for purposes of Section 1400U-1 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Authority previously issued $135,000,000 in aggregate principal amount of its Illinois Finance Authority Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 (the “IFA 2010 Bonds”) and loaned the proceeds from the sale of the IFA 2010 Bonds to the Borrower to finance the costs of the acquisition, construction, equipping, installation, improvement and expansion of certain capital improvements as more fully described in Exhibit A hereto (the “IFA-Financed Project”); and

WHEREAS, the County of Cook, Illinois (the “County”) received a recovery zone bond allocation in order to issue recovery zone facility bonds for qualifying projects within the State and to designate all or a portion of the County as a “recovery zone” for purposes of Section 1400U-1 of the Code; and

WHEREAS, the County previously issued $90,000,000 in aggregate principal amount of its Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 (the “County 2010 Bonds”) and loaned the proceeds from the sale of the County 2010 Bonds to the Borrower to finance the costs of the renovation, expansion and equipping of an existing office and manufacturing plant of the Borrower or the Guarantor as more fully described in Exhibit A hereto (the “County-Financed Project,” and together with the IFA-Financed Project, the “Project”); and

WHEREAS, the Borrower has requested the assistance of the Authority in refinancing the Project and, in furtherance of the purposes set forth in the Act, the Authority proposes to issue its Illinois Finance Authority Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020 in the aggregate principal amount of $225,000,000

(the “Bonds”) under the Indenture dated as of July 1, 2020 (as it may from time to time be supplemented, modified or amended, the “Indenture”), between the Authority and Citibank, N.A., as trustee (the “Trustee”), to provide funds to loan to the Borrower pursuant to this Agreement to provide a portion of the funds necessary to refund the IFA 2010 Bonds and the County 2010 Bonds; and

WHEREAS, the Borrower is required under this Agreement to make loan payments sufficient to pay when due the principal of, premium, if any, and interest on the Bonds; and

WHEREAS, the Borrower has delivered to the Authority its Promissory Note, in the form of Exhibit B attached hereto, dated the Date of Delivery (the “Note”), as evidence of its obligations hereunder; and

WHEREAS, as further security for the Bonds, Navistar, Inc., a Delaware corporation (the “Guarantor”), will execute a Bond Guarantee dated as of July 1, 2020 (as it may from time to time be supplemented, modified or amended, the “Guaranty”), in favor of the Trustee, whereby the Guarantor will guarantee payments on the Bonds and the payment obligations of the Borrower under this Agreement; and

WHEREAS, pursuant to the Indenture, the Bonds will be issued and the Authority will assign to the Trustee its right to receive payments (excluding Retained Rights), and certain other rights (excluding Retained Rights), under this Agreement and the Note;

NOW, THEREFORE, for and in consideration of the premises and the material covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows:

ARTICLE I

DEFINITIONS

Section 1.1.    Definition of Terms. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section 1.01 of the Indenture, as originally executed or as it may from time to time be supplemented or amended as provided therein.

Section 1.2.    Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

Section 1.3.    Articles, Sections, Etc. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as amended from time to time. The words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.    Bond Resolution of the Authority. On July 14, 2020, the Authority adopted its resolution approving the refinancing of the Project, and authorized and approved the execution and delivery of the Authority Documents and consummation by the Authority of the transactions contemplated thereby.

Section 2.2.    Representations of the Authority. The Authority makes the following representations as the basis for its undertakings herein contained:

(a)    The Authority is a body politic and corporate validly created and existing under the Act, is authorized to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder, and has been duly authorized to execute and deliver this Agreement.

(b)    It is the Authority’s understanding, based upon certain representations of the Borrower, that the issuance and sale of the Bonds and the lending of the proceeds of the Bonds to the Borrower (which proceeds, along with certain other moneys, will be applied for the benefit of the Borrower) is to provide a portion of the moneys required to refund the IFA 2010 Bonds and the County 2010 Bonds.

(c)    To provide funds to loan to the Borrower for the purposes described in (b) above, the Authority has authorized its Bonds in the aggregate principal amount of $225,000,000 to be issued upon the terms set forth in the Indenture, under the provisions of which the Authority’s interest in this Agreement and the payments of principal, premium, if any, interest and other revenues hereunder (other than Retained Rights) and under the Note are pledged and assigned to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds. The Authority covenants that it has not and will not pledge or assign its interest in this Agreement, or the Revenues derived pursuant to this Agreement, excepting Retained Rights, other than to the Trustee under the Indenture to secure the Bonds.

(d)    To the best of its knowledge, no member of the Authority or officer, agent or employee thereof is, in his or her own name or in the name of a nominee, an officer, director or holder of an ownership interest of more than 7 1/2% in any person, association, trust, corporation, partnership or other entity which is, in its own name or in the name of a nominee, a party to any contract or agreement upon which the member or officer, agent or employee may be called upon to act or vote in connection with the Project.

(e)    To the best of its knowledge, no member of the Authority or officer, agent or employee thereof is, in his or her own name or in the name of a nominee, a holder of any direct or indirect interest (other than a prohibited interest described in paragraph (d) above) in any contract or agreement upon which the member or officer, agent or employee may be called upon to act or vote in connection with the Project, except for direct or indirect interests (other than prohibited interests), (i) which such member, officer, agent or employee has disclosed to the Secretary of the Authority prior to the taking of final action by the Authority with respect to such contract or agreement in the manner required by Section 845-45(b) of the Act, which disclosure has been

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publicly acknowledged by the Authority and entered upon the minutes of the Authority, and (ii) as to which the member, officer, agent or employee has refrained from taking the actions described in said Section 845-45(b).

(f)    Neither the Authority’s execution of this Agreement, its consummation of the transaction contemplated on its part thereby, nor the Authority’s fulfillment or compliance with the terms and conditions thereof conflicts with or results in a breach of the terms, conditions and provisions of any material restriction, agreement or instrument to which the Authority is a party, or by which it or any of its property is bound, or constitutes a default under any of the foregoing.

Section 2.3.    Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties as the basis for its covenants herein:

(a)    The Borrower is a corporation duly incorporated under the laws of the State of Delaware, is in good standing and duly authorized to conduct its business in the State, is duly authorized and has full power under all applicable laws and its articles of incorporation and bylaws to create, issue, enter into, execute and deliver, as the case may be, this Agreement, the Note, the Continuing Disclosure Undertaking, the Remarketing Agreement, the Bond Purchase Agreement, the Tax Certificate and any other document or instrument to which the Borrower is a party or by which it is bound and that is executed and delivered in connection with this Agreement (collectively, the “Borrower Documents”).

(b)    The execution and delivery of the Borrower Documents on the Borrower’s part have been duly authorized by all necessary corporate action, and neither the Borrower’s execution and delivery of the Borrower Documents, the Borrower’s consummation of the transactions contemplated on its part thereby, nor the Borrower’s fulfillment of or compliance with the terms and conditions thereof, conflicts with or results in a material breach of the articles of incorporation or bylaws of the Borrower or any material agreement or instrument to which the Borrower is now a party or by which it is bound (except for any such breaches for which the Borrower has obtained a waiver or a required consent), or constitutes a material default (or would constitute a material default with due notice or the passage of time or both) under any of the foregoing.

(c)    No litigation, proceedings or investigations are pending or, to the knowledge of the Borrower, threatened against the Borrower seeking to restrain, enjoin or in any way limit the approval or issuance and delivery of the Borrower Documents, or which would in any manner challenge or adversely affect the corporate existence or powers of the Borrower to enter into and carry out the transactions described in or contemplated by or the execution, delivery, validity or performance by the Borrower of the Borrower Documents. In addition, except as described in the Limited Offering Memorandum, no litigation, proceedings or investigations are pending or, to the knowledge of the Borrower, threatened in writing against the Borrower, except litigation, proceedings or investigations involving claims for which the probable ultimate recoveries and the estimated costs and expenses of defense, in the opinion of management of the Borrower (i) will be entirely within the applicable insurance policy limits (subject to applicable deductibles) or are not in excess of the total of the available assets held under applicable self-insurance programs or (ii) will not have a material adverse effect on the operations or condition, financial or otherwise, of the Borrower.

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(d)    The consolidated financial statements of the Borrower and its subsidiaries contained or incorporated by reference in the Limited Offering Memorandum correctly and fairly present the consolidated financial condition and operations of the Borrower and its subsidiaries as of the respective dates or for the respective periods to which they apply; and such statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Limited Offering Memorandum or in such financial statements, and there has been no material adverse change in the condition, financial or otherwise, of the Borrower since the respective most recent dates as of which information is given in the Limited Offering Memorandum.

(e)    The information used in the preparation of the financial statements referred to in paragraph (d) above, this Agreement, the Tax Certificate and any other written statement furnished by the Borrower to the Authority (including the descriptions and information contained or incorporated by reference in the Limited Offering Memorandum relating to (i) the Borrower and the Project, (ii) the operations, financials and other affairs of the Borrower, (iii) the application by the Borrower of the proceeds to be received by it from the loan of the proceeds of the sale of the Bonds, and (iv) the participation by the Borrower in the transactions contemplated herein and in the Limited Offering Memorandum) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which is not disclosed in the Limited Offering Memorandum or otherwise disclosed by the Borrower to the Authority in writing which materially adversely affects or, so far as the Borrower can now foresee, will materially adversely affect the financial condition of the Borrower, the ability of the Borrower or its Affiliates to own and operate the Project or the Borrower’s ability to make payments on the Note and under this Agreement when and as the same become due and payable.

(f)     With respect to any pension plan subject to ERISA maintained by the Borrower, to which the Borrower has an obligation, or with respect to which the Borrower has any liability, contingent or otherwise (each, a “Plan”) (a) to the knowledge of the Borrower, neither any Plan nor the trusts created thereunder, nor any trustee or administrator thereof, has engaged in a “prohibited transaction,” as such term is defined in Section 4975 of the Code, which could subject the Plan, any such trust, or any trustee or administrator thereof, or any party dealing with the Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, and which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Borrower (a “Material Adverse Effect”); and (b) the performance of the transactions contemplated by this Loan Agreement will not involve any prohibited transaction (other than an exempt prohibited transaction). Neither any Plan nor any such trusts have been terminated (except as related to Plan mergers), nor have there been any “reportable events,” as such term is defined in Section 4043 of ERISA, within the last five years except for Plan or trust terminations or reportable events which either have heretofore been disclosed publicly or which did not and could not reasonably be expected to have a Material Adverse Effect. Neither any Plan nor any such trusts have incurred any “accumulated funding deficiency” (whether or not waived), as such term was defined in Section 302 of ERISA prior to the effective date of the Pension Protection Act of 2006, nor has any Plan or such trusts failed to satisfy the minimum funding standards (whether or not waived), as defined in Section 302 of ERISA on and after the effective date of the Pension Protection Act of 2006 within the last five years which have had or could reasonably be expected to have a

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Material Adverse Effect. In addition, except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and any member of a controlled corporation or affiliated service group in which the Borrower is a member within the meaning of Section 4001(a)(14) of ERISA (“ERISA Affiliate”), (a) has fulfilled in all material respects its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan to which it has any such obligation; (b) is in compliance in all material respects with the presently applicable provisions of ERISA, the Code and any Plan; and (c) has not incurred any material and past due liability to the Pension Benefit Guaranty Corporation. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate is required to make or accrue, nor has within the last five years made or accrued, an obligation to make a material contribution to a “multiemployer plan” as defined in Section 3(37)(A) of ERISA or Section 414 of the Code.

(g)    The Borrower has any and all necessary licenses and permits to occupy and operate its existing facilities and has obtained, will obtain or will cause to be obtained all necessary licenses and permits to acquire, occupy and operate the Project as they become required. With respect to the construction of the Project with proceeds of the Bonds, the Borrower has complied with the Illinois Prevailing Wage Act, 820 ILCS 130/1 to 130/12, to the extent required by the Act and other applicable laws.

(h)    The costs of the Project are set forth in the Tax Certificate, have been determined in accordance with standard accounting principles, and reflect engineering, construction and other costs, as reasonably determined by the Borrower or the Guarantor. The representations and certifications in the Tax Certificate are true and correct and are incorporated by reference herein.

(i)    The Borrower or the Guarantor used the proceeds of the IFA 2010 Bonds and of the County 2010 Bonds to acquire, construct, improve and equip the IFA-Financed Project and the County-Financed Project, respectively, substantially as described in Exhibit A hereto and that the Borrower or the Guarantor has operated and will operate the Project as ”industrial facilities” within the meaning of the Act.

ARTICLE III

ISSUANCE OF THE BONDS; APPLICATION OF BOND PROCEEDS

Section 3.1.    Agreement to Issue Bonds; Application of Bond Proceeds.

(a)    To provide funds to refinance the Project, the Authority agrees that it will issue under the Indenture, and sell and cause to be delivered to the purchasers thereof, the Bonds. The Authority will thereupon apply the proceeds received from the sale of the Bonds as provided in the Indenture. The Borrower agrees to pay, from funds other than the proceeds of the Bonds, all Costs of Issuance.

(b)    The Borrower shall not make any changes to the Project or to the operation thereof that would affect the qualification of the Project as “industrial facilities” under the Act or impair the exemption from federal income taxation of the interest on the Bonds. In particular, the Borrower agrees to comply with all requirements set forth in the Tax Certificate. Except as

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otherwise permitted pursuant to this Section 3.1 or Section 5.2(a), the Borrower also agrees that it or an Affiliate will own the Project during the term of this Agreement or, if shorter, the useful life of any component of the Project. The Borrower also agrees that it or an Affiliate will operate the Project (except such portion that is transferred to a Person other than an Affiliate in accordance with Section 5.2) during the term of this Agreement or, if shorter, the useful life of any component of the Project.

Section 3.2.    Disbursements from the Costs of Issuance Fund. The Borrower will authorize and direct the Trustee in writing, upon compliance with Section 3.04 of the Indenture, to disburse the moneys in the Costs of Issuance Fund to or on behalf of the Borrower only for Costs of Issuance. Each of the payments referred to in this Section 3.2 shall be made upon receipt by the Trustee of a written requisition in the form prescribed by Section 3.04 of the Indenture, signed by an Authorized Representative of the Borrower.

Section 3.3.    [Reserved].

Section 3.4.    Investment of Moneys in Funds. Any moneys in any fund or account held by the Trustee shall, at the written request of an Authorized Representative of the Borrower, be invested or reinvested by the Trustee as provided in the Indenture. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund or account from which such investments were made, and the interest accruing thereon, and any profit or loss realized therefrom, shall be credited or charged to such fund or account. The Borrower hereby waives the right to receive brokerage confirmations of security transactions pursuant to Section 5.05 of the Indenture.

Section 3.5.    No Recourse. The obligations of the Authority are special, limited obligations of the Authority, payable solely out of the revenues and income derived under the Indenture. The obligations of the Authority shall not be deemed to constitute indebtedness or an obligation of the State or any political subdivision thereof within the purview of any constitutional limitation or statutory provision, or a charge against the credit or general taxing powers, if any, of any of them. The Authority does not have the power to levy taxes for any purposes whatsoever. Neither the Authority nor any member, director, officers, employee or agent of the Authority nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds. No recourse shall be had for the payment of the principal of or premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Agreement, the Indenture, the Bond Purchase Agreement or the Tax Certificate against any past, present or future member, officer, agent or employee of the Authority, or any incorporator, member, officer, employee, director or trustee of any successor corporation, as such, either directly or through the Authority or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement or the Indenture and the issuance of the Bonds.

Section 3.6.    No Warranty by the Authority. THE BORROWER RECOGNIZES THAT THE AUTHORITY HAS NOT MADE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE

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AUTHORITY MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, CONDITION, WORKMANSHIP, OR FITNESS, SUITABILITY OR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF. THE BORROWER FURTHER RECOGNIZES THAT THE AUTHORITY HAS NO TITLE OR INTEREST TO ANY PART OF THE PROJECT AND THAT THE AUTHORITY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE BORROWER’S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE BORROWER. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE BOND FINANCED PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE AUTHORITY SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 3.6 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE AUTHORITY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OF THE STATE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

ARTICLE IV

LOANS OF PROCEEDS; REPAYMENT PROVISIONS

Section 4.1.    Loan of Bond Proceeds; Issuance of Bonds. The Authority covenants and agrees, upon the terms and conditions in this Agreement, to make a loan to the Borrower of the proceeds of the Bonds conditioned on the receipt thereof by the Authority for the purpose of refinancing the Costs of the Project. Pursuant to said covenants and agreements, the Authority will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article III of the Indenture.

Section 4.2.    Repayment and Payment of Other Amounts Payable.

(a)    On or before each Bond Payment Date, until the principal or Purchase Price of and, premium, if any, and interest on, the Bonds shall have been fully paid or provision for such payment shall have been made as provided in the Indenture, the Borrower covenants and agrees to pay to the Trustee as a repayment on the loan made to the Borrower from Bond proceeds pursuant to Section 4.1 hereof, a sum equal to the amount payable on the next Bond Payment Date as principal or Purchase Price of and premium, if any, and interest on, the Bonds as provided in the Indenture (“Loan Repayments”). Such Loan Repayments shall be made in federal funds or other funds immediately available at the Corporate Trust Office of the Trustee.

Each Loan Repayment shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, becoming due and payable on the Bonds on each Bond Payment Date; provided that once per year, on the third Business Day following the Bond Payment Date of each April, any amount held by the Trustee in the Revenue Fund on the due date for a Loan Repayment hereunder shall be credited

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against the installment due on the next Bond Payment Date to the extent available for such purpose under the terms of the Indenture; and provided further that if at any time the amounts held by the Trustee in the Revenue Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Revenue Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption (including without limitation sinking fund redemption) or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall forthwith pay such deficiency as a Loan Repayment hereunder.

The obligation of the Borrower to make any Loan Repayment shall be deemed to have been satisfied to the extent of any corresponding payment made by a Bank to the Trustee pursuant to a Letter of Credit then in effect with respect to the Bonds.

The Borrower further covenants that it will make any payments required to be made pursuant to Sections 2.04 and 4.06 of the Indenture at the applicable Purchase Price thereof by 4:00 p.m. New York City time; provided, however, the obligation to make such payments shall have been deemed satisfied to the extent that such Purchase Price shall have been paid from remarketing proceeds, from a draw under a Letter of Credit or an Alternate Credit Facility or from payment by the Borrower or the Guarantor pursuant to Section 4.07(A)(2) of the Indenture.

(b)    The Borrower also agrees to pay (i) the annual fee of the Trustee, the Tender Agent, if any, the Calculation Agent, if any, and the Remarketing Agent , if any, for their ordinary services rendered as trustee, tender agent, calculation agent or remarketing agent, respectively, and their ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses (including reasonable legal fees, costs and expenses) of the Trustee, as bond registrar and paying agent, the reasonable fees of any other paying agent on the Bonds as provided in the Indenture and this Agreement (including, but not limited to, attorneys’ fees, costs and expenses), as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee or the Authority for the necessary extraordinary services rendered by it and extraordinary expenses (including, but not limited to attorneys’ fees, costs and expenses) incurred by it under the Indenture or this Agreement, as applicable, as and when the same become due, (iv) the cost of printing any Bonds required to be furnished by the Authority at the expense of the Authority, (v) the cost of printing and typesetting any preliminary Limited Offering Memorandum, Limited Offering Memorandum or other offering circular utilized in connection with the sale or remarketing of any Bonds and any amendment or supplement thereto, (vi) the Authority Issuance Fee and the fee of its counsel at the Date of Delivery and from time to time thereafter, as set forth in Section 4.2(d) hereof, and (vii) any amounts required to be deposited in the Rebate Fund to comply with the provisions of Section 6.06 of the Indenture and the payment of any rebate analyst. The Trustee’s compensation shall not be limited by any provision of law regarding the compensation of a Trustee of an express trust.

(c)    The Borrower also agrees to pay, as soon as practicable after receipt of request for payment thereof, all expenses required to be paid by the Borrower under the terms of the Bond Purchase Agreement, which shall include all Costs of Issuance of the Bonds.

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(d)    The Borrower covenants and agrees to pay to or on behalf of the Authority, within thirty (30) days after receipt of an invoice therefor, the following:

(i)    All taxes and assessments of any type or character charged to the Authority affecting the amount available to the Authority from payments to be received hereunder or in any way arising due to the transactions contemplated hereby (including taxes and assessments assessed or levied by any public agency or governmental authority of whatsoever character having power to levy taxes or assessments); provided, however, that the Borrower shall have the right to protest any such taxes or assessments and to require the Authority, at the Borrower’s expense, to protest and contest any such taxes or assessments levied upon them and that the Borrower shall have the right to withhold payment of any such taxes or assessments pending disposition of any such protest or contest unless such withholding, protest or contest would adversely affect the rights or interests of the Authority;

(ii)    The reasonable fees and expenses of such accountants, consultants, attorneys and other experts as may be engaged by the Authority to prepare audits, financial statements, reports, opinions or provide such other services required under the Financing Documents or the Indenture;

(iii)    The Authority Issuance Fee and the reasonable fees and expenses of the Authority or any agent or attorney selected by the Authority to act on its behalf in connection with the Financing Documents, the Bonds or the Indenture, including, without limitation, any and all reasonable expenses incurred in connection with the authorization, issuance, sale and delivery of any such Bonds or in connection with any litigation, investigation or other proceeding which may at any time be instituted involving this Loan Agreement, the Financing Documents, the Bonds or the Indenture or any of the other documents contemplated thereby, or in connection with the reasonable supervision or inspection of the Borrower, its properties, assets or operations or otherwise in connection with the administration of the Financing Documents; and

(iv)    Any amounts due and payable by the Borrower as arbitrage rebate under Section 148 of the Code pursuant to the Borrower’s covenants and agreements with respect thereto in the Tax Certificate.

Such Additional Payments shall be billed to the Borrower by the Authority from time to time, together with a statement certifying that the amount billed has been incurred or paid by the Authority for one or more of the above items. After such a demand, amounts so billed shall be paid by the Borrower within thirty (30) days after the date of invoice. Notwithstanding the foregoing, the Authority shall not be required to submit a bill to the Borrower for payment of any amounts due with respect to arbitrage rebate under Section 148 of the Code, the calculation and payment for which is the responsibility of the Borrower.

The Authority Issuance Fee shall be paid to the Authority by the Borrower on the Date of Delivery of the Bonds. The Borrower’s obligation to pay the Authority Issuance Fee shall in no way limit amounts payable by the Borrower to the Authority under the Financing Documents, including for the enforcement thereof.

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(e)    In the event the Borrower should fail to make any of the payments required by Subsections (b) through (d) of this Section, such payments shall continue as obligations of the Borrower, until such amounts shall have been fully paid.

(f)    The Borrower agrees to pay any amounts required to be deposited in the Rebate Fund to comply with the provisions of the Tax Certificate and to pay the fees, charges and expenses of any rebate analyst engaged by the Borrower or the Authority.

(g)    The Borrower agrees to pay and perform its obligations under Section 8.4 of this Agreement in respect of indemnification of the Indemnified Persons (as hereinafter defined).

Section 4.3.    [Reserved].

Section 4.4.    Assignment and Pledge of Authority’s Rights; Obligations of Borrower Unconditional. As security for the payment of the Bonds, the Authority will assign and pledge to the Trustee all right, title and interest of the Authority in and to this Agreement and the Note, including the right to receive payments hereunder and thereunder (except its Retained Rights, including without limitation, the right to receive payment of expenses, fees, indemnification and the rights to make determinations and receive notices if requested as herein provided under Sections 4.2(d), 6.3, 8.2 and 8.3 hereof), and hereby directs the Borrower to make said payments directly to the Trustee. The Borrower herewith assents to such assignment and pledge and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Authority or Trustee, and hereby agrees that its obligation to make payments hereunder and to perform its other agreements contained herein are absolute and unconditional. Until the principal of and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Borrower (a) will not suspend or discontinue any payments provided for in this Agreement, (b) will perform all its other duties and responsibilities called for by this Agreement, and (c) will not terminate this Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Authority to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Agreement.

Section 4.5.    Amounts Remaining in Funds. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees, charges and expenses of the Trustee and paying agents in accordance with the Indenture, and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund held by the Trustee under the Indenture (excepting the Rebate Fund) shall be paid as provided in Section 10.01 of the Indenture. Notwithstanding any other provision of this Agreement or the Indenture, under no circumstances shall proceeds of a draw on a Letter of Credit, any Alternate Credit Facility or remarketing proceeds be paid to the Authority or the Borrower.

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ARTICLE V

SPECIAL COVENANTS AND AGREEMENTS

Section 5.1.    Right of Access to the Project. The Borrower agrees that, during the term of this Agreement, the Authority, the Trustee and their duly authorized agents shall have the right, but shall be under no duty or obligation to exercise this right, during regular business hours, with reasonable notice, to enter upon each site where any part of the Project is located and to examine and inspect the Project, subject to such limitations, restrictions and requirements as the Borrower may reasonably prescribe.

Section 5.2.    The Borrower’s Maintenance of Its Existence; Assignments; Permitted Transfers of the Project.

(a)    To the extent permitted by law, the Borrower covenants and agrees that during the term of this Agreement it shall maintain its existence as a corporation in good standing and qualified to do business in the State of Delaware, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another entity so that the Borrower is not the resulting or surviving entity (any such sale, disposition, combination or merger shall be referred to hereafter as a “transaction”); provided that the Borrower may enter into such transaction, if:

(i)    no event of default exists under this Agreement, the Indenture or the Borrower Documents and no event of default thereunder will be caused by the dissolution, liquidation, disposition, consolidation or merger;

(ii)    the entity surviving the dissolution, liquidation, disposition, consolidation or merger assumes (or if the surviving entity is the Borrower, affirms) in writing and without condition or qualification the obligations of the Borrower under each of the Borrower Documents;

(iii)    neither the validity nor the enforceability of the Bonds, the Indenture or the Borrower Documents is adversely affected by the dissolution, liquidation, disposition, consolidation or merger;

(iv)    the exclusion of the interest on the Bonds from gross income for federal income tax purposes is not adversely affected by the dissolution, liquidation, disposition, consolidation or merger, and the provisions of the Act and the Indenture are complied with concerning the dissolution, liquidation, disposition, consolidation or merger;

(v)    the Project continues to be as described herein;

(vi)    any successor to the Borrower shall be qualified to do business in the State and shall continue to be qualified to do business in the State throughout the term hereof; and

(vii)    the Trustee has executed a certificate acknowledging receipt and approval of all documents, information and materials required by this Section 5.2(a).

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As of the effective date of the dissolution, liquidation, disposition, consolidation or merger, the Borrower (at its cost) shall furnish to the Authority (a) an opinion of Bond Counsel, in form and substance satisfactory to the Authority, as to item (iv) above, (b) an Opinion of Counsel (of high reputation and expertise as determined by the Authority), in form and substance satisfactory to the Authority, as to the legal, valid and binding nature of items (ii) and (iii) above, (c) a certificate of the Borrower, in form and substance satisfactory to the Authority, as to items (i), (v) and (vi), and (d) a true and complete copy of the instrument of dissolution, liquidation, disposition, consolidation or merger.

(b)    The rights and obligations of the Borrower under this Agreement may be assigned by the Borrower to any Person in whole or in part, subject, however, to each of the following conditions:

(i)    No assignment other than pursuant to this Section 5.2 shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to this Section 5.2 the Borrower shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

(ii)    Any assignment from the Borrower under this subsection (b) shall retain for the Borrower such rights and interests as will permit it to perform its obligations under this Agreement, if applicable, and any assignee from the Borrower shall assume in writing the obligations of the Borrower hereunder to the extent of the interest assigned.

(iii)    Within thirty (30) calendar days after delivery thereof, the Borrower shall furnish or cause to be furnished to the Authority, the Bank, if any, and the Trustee a true and complete copy of each such assignment together with an instrument of assumption.

(iv)    The Borrower shall furnish to the Authority, the Bank, if any, and the Trustee a Certificate of an Authorized Representative of the Borrower and an Opinion of Counsel addressed to the Authority and the Trustee that the provisions of this subsection (b) have been complied with.

(v)    Notwithstanding the foregoing, the Borrower may assign (with the consent of the Authority, which consent shall not be unreasonably withheld) its entire interest in this Agreement without recourse and have no further liability for any obligations under this Agreement if the consent of the Bondholders has been obtained directly or constructively pursuant to the terms of this Agreement or the Indenture and the conditions of the foregoing subsection (b)(iii) are satisfied.

(c)    If a merger, consolidation, sale or other transfer is effected as provided in this Section, all provisions of this Section shall continue in full force and effect and no further merger, consolidation, sale or transfer shall be effected except in accordance with the provisions of this Section.

Section 5.3.    Records and Financial Statements of Borrower. The Borrower covenants and agrees at all times to keep, or cause to be kept, proper books of record and account, prepared

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in accordance with generally accepted accounting principles, in which complete and accurate entries shall be made of all transactions of or in relation to the business, properties and operations of the Borrower. Such books of record and account shall be available for inspection by the Authority or the Trustee upon reasonable prior notice, during normal business hours and under reasonable circumstances.

Section 5.4.    Maintenance and Repairs; Insurance. The Borrower will maintain the Project in a safe and sound operating condition; making from time to time all needed material repairs thereto, and shall maintain reasonable amounts of insurance coverage, or “self-insurance” in accordance with the ordinary course of the Borrower and the Guarantor, with respect to the Project. The Borrower shall pay all costs of such maintenance, repair and insurance.

Section 5.5.    [Reserved].

Section 5.6.    Qualification in State. The Borrower agrees that throughout the term of this Agreement it will be qualified, and it will cause the Guarantor, or any successor or assignee to it or any of them as permitted by Section 5.2 and to the extent required by applicable law, to be qualified to do business in the State.

Section 5.7.    Letter of Credit and Alternate Credit Facility.

(a)    At any time the Borrower may, at its option, provide for the delivery to the Trustee of a Letter of Credit or Alternate Letter of Credit (hereafter collectively referred to as a “Credit Instrument”) and the Borrower shall, in any event, cause to be delivered a Credit Instrument at least twenty (20) calendar days before the expiration date of any existing Letter of Credit, unless otherwise permitted by the Indenture. A Credit Instrument shall be an irrevocable letter of credit or other irrevocable credit facility (including, if applicable, a confirming letter of credit), issued by a Bank (that is not an Affiliate of the Trustee), the terms of which shall be acceptable to the Trustee and shall otherwise comply with the requirements of the Indenture; provided, that the expiration date of such Credit Instrument shall be a date not earlier than one year from its date of issuance, subject to earlier termination upon payment of the Bonds in full or provision for such payment in accordance with the Indenture. On or prior to the date of the delivery of a Credit Instrument to the Trustee, the Borrower shall cause to be furnished to the Trustee (i) an Approving Opinion, (ii) an opinion of counsel to the Bank issuing such Credit Instrument stating to the effect that such Credit Instrument is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors’ rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable remedies), (iii) written evidence from a Rating Agency that the Bonds shall have a long-term rating of “A” (or equivalent) or higher or, if the Bonds only have a short-term rating, such short-term rating shall be in the highest short-term rating category (without regard to “+”s or “-”s) and (iv) if no Rating Agency is then rating the Bonds, an opinion of Bond Counsel addressed to the Trustee or an opinion of counsel to the Bank addressed to the Trustee to the effect that payments under such Credit Instrument will not constitute a voidable preference under Section 547 of the United States Bankruptcy Code as then in effect if a petition in bankruptcy is filed by or against the Borrower, the Guarantor or the Authority or an affiliate or a subsidiary of any of them.

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(b)    The Borrower shall provide to the Trustee (with a copy to the Authority) a written notice at least fifteen (15) calendar days prior to the effective date of any Alternate Letter of Credit (and in no event later than thirty-five (35) calendar days prior to the expiration of any existing Letter of Credit) identifying the Alternate Letter of Credit, if any, and the rating which will apply to the Bonds after the effective date.

(c)    The Borrower may deposit with the Trustee an Alternate Credit Facility, in lieu of keeping a Credit Instrument in place at least 20 calendar days before the expiration date of any existing Credit Instrument.

(d)    Upon deposit with the Trustee, the Alternate Credit Facility must meet the following conditions:

(i)    the provisions of the Alternate Credit Facility must be acceptable to the Trustee and the Alternate Credit Facility must be with a Bank that is not an Affiliate of the Trustee;

(ii)    the term of the Alternate Credit Facility must extend at least 364 days or to at least the first date on which the Bonds are subject to redemption, pursuant to the Indenture; and

(iii)    the Alternate Credit Facility must be in an amount sufficient to pay principal of, interest and the Purchase Price of such Bonds (any redemption premium not covered by the Alternate Credit Facility must be paid with Available Moneys).

(iv)    Not less than 20 days prior to the date of delivery of an Alternate Credit Facility, the Borrower shall (i) deliver to the Trustee a written notice of expected delivery of such Alternate Credit Facility, (ii) inform the Trustee in writing of the date on which the Alternate Credit Facility will become effective, which date shall not be less than twenty (20) calendar days prior to the stated expiration date of the existing Credit Instrument and (iii) inform the Trustee in writing of the rating expected to apply to the Bonds after the related Alternate Credit Facility is delivered. On or prior to the date of the delivery of an Alternate Credit Facility to the Trustee, the Borrower shall cause to be furnished to the Trustee (i) an Approving Opinion, (ii) an opinion of counsel to the Bank to the effect that the Alternate Credit Facility is enforceable in accordance with its terms (except to the extent that enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors’ rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable rights), and (iii) written evidence from a Rating Agency that the Bonds shall have a long-term rating equivalent of at least S&P “A” (or equivalent) or higher or, if the Bonds only have a short-term rating, such short-term rating shall be in the highest short-term rating category (without regard to “+”s or “-”s).

Section 5.8.    General Tax Covenants. The Borrower covenants and agrees that it shall at all times do and perform all acts and things permitted by law and this Agreement and the Indenture which are necessary in order to assure that interest paid on the Bonds (or any of them) will be excludable from gross income of the owners thereof for federal income tax purposes and shall take

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no action that would result in such interest not being excludable from gross income for federal income tax purposes. Without limiting the generality of the foregoing, the Borrower agrees to comply with the provisions of the Tax Certificate, which are hereby incorporated herein. This covenant shall survive payment in full or defeasance of the Bonds.

Section 5.9.    Continuing Disclosure. The Borrower has covenanted and agreed to comply with the continuing disclosure requirements of the Continuing Disclosure Undertaking. Notwithstanding any other provision of this Agreement, failure of the Borrower to comply with the Continuing Disclosure Undertaking shall not be considered a Loan Default Event; however, the Trustee, at the written request of the Remarketing Agent or the Holders of at least 25% in aggregate principal amount of Outstanding Bonds, shall, but only to the extent indemnified and/or provided with security to its satisfaction from and against any cost, liability or expense related thereto, including, without limitation, fees, costs and expenses of its attorneys and advisors and additional fees, costs and expenses of the Trustee, or any Bondholder or beneficial owner of the Bonds may, take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations under the Continuing Disclosure Undertaking. The Borrower acknowledges and agrees that the Authority shall have no obligations or liabilities with respect to the Continuing Disclosure Undertaking.

Section 5.10.    Maintenance of Guaranty; Additional Subsidiary Guaranties. (a) The Borrower agrees that throughout the term of this Agreement, the Borrower, or any successor or assignee as permitted by Section 5.2, will cause the Guarantor to maintain the Guaranty in full force and effect.

(b)    The Borrower shall cause each Restricted Subsidiary of the Borrower, other than the Guarantor, that, on or after the Date of Delivery of the Bonds, guarantees the payment of any unsecured Indebtedness of the Borrower (i) to execute and deliver to the Trustee promptly (but in any event not more than 30 days after any Restricted Subsidiary enters into such guaranty) a Subsidiary Bond Guaranty in form and substance satisfactory to the Trustee and (ii) deliver to the Authority and the Trustee an Opinion of Counsel to the effect that such Subsidiary Bond Guaranty has been duly authorized and executed by such Restricted Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Restricted Subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 5.11.    Annual Certificate. For each year that this Agreement remains in effect, the Borrower will furnish to the Trustee annually no later than 210 days after the end of the Borrower’s Fiscal Year, a certificate of the Borrower, signed by an Authorized Representative, stating that (i) the Borrower has made a review of its activities during the preceding calendar year for the purpose of determining whether or not the Borrower has complied with all federal tax and federal securities law requirements relating to the Bonds and has determined that the Borrower is in compliance with all requirements, (ii) the Borrower’s post-issuance compliance policy contains at least: (a) an identification of a responsible officer or officers for bond compliance, (b) procedures for record retention, including a requirement to maintain records for the entire record retention period (generally, three years after the April 15 of the calendar year immediately after the date on

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which the last bond of the issue is retired), (c) procedures to assure that the arbitrage yield restriction and rebate requirements are met, and (d) procedures to take remedial action, if required, including acknowledgement of the voluntary closing agreement program of the Internal Revenue Service, (iii) the Borrower is in compliance with its post-issuance compliance policy, (iv) the Borrower has made a review of its activities during the preceding calendar year for the purpose of determining whether or not the Borrower has complied with all of the terms, provisions and conditions of this Agreement, (v) the Borrower has kept, observed, performed and fulfilled each and every covenant, provision and condition of this Agreement on its part to be performed, and (vi) the Borrower is not in default in the performance or observance of any of the covenants, provisions or conditions hereof, or if the Borrower shall be in default, such certificate shall specify all such defaults and the nature thereof. The Authority may request at its sole discretion copies of any such certificate from the Borrower and/or the Trustee.

Section 5.12.    Compliance with Laws. The Borrower shall, through the term of this Agreement and at no expense to the Authority, promptly comply or cause compliance with all applicable laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project, or to the repair and alteration thereof, or to the use or manner of use of the Project, including, but not limited to, the Americans with Disabilities Act, Illinois Accessibility Code, all federal, State and local environmental, health and safety laws, rules, regulations and orders applicable to or pertaining to the Project, Federal Worker Adjustment and Retraining Notification Act and, if applicable, the Illinois Prevailing Wage Act. The Borrower acknowledges that it is aware that State statutes, laws, ordinances, including building and zoning codes, etc., may have materially different requirements and utilize different definitions than comparable laws in other states and jurisdictions, and the application of such laws may be impacted by the use of bond proceeds to finance, in whole or in part, the Project. The Borrower has consulted with counsel with respect to the interpretation and application of these statutes, laws, ordinances, etc.

Section 5.13.    Recording and Maintenance of Liens.

(a)    The Borrower will, at its own expense, take all necessary action to maintain and preserve the lien and security interest of the Indenture so long as any principal of, premium, if any, or interest on the Bonds remains unpaid.

(b)    The Borrower will, forthwith after the execution and delivery of this Agreement and the Indenture and thereafter from time to time, cause this Agreement and the Indenture, including any amendments thereof and supplements thereto, and any financing statements in respect thereof to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to perfect and protect (i) the title of the Borrower to the Project, and (ii) the lien and security interest therein granted to the Trustee, to the rights, if any, of the Authority assigned under this Agreement and the Indenture, and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments necessary for such publication, perfection and protection. Except to the extent it is exempt therefrom, the Borrower will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of such instruments of further assurance, and all federal or State fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement and the Indenture and such instruments of further assurance.

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(c)    Neither the Authority nor the Trustee shall have any responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby. The Authority and the Trustee will execute such instruments provided to it by the Borrower as may be reasonably necessary in connection with such filing or recording.

ARTICLE VI

LOAN DEFAULT EVENTS AND REMEDIES

Section 6.1.    Loan Default Events. Any one of the following which occurs and continues shall constitute a Loan Default Event:

(a)    failure of the Borrower to make any payment required by Section 4.2(a) hereof when due, unless such payment is paid by the Guarantor prior to the time payment is due; or

(b)    failure of the Borrower to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than as provided in subsection (a) of this Section, which continues for a period of 30 days after written notice delivered to the Borrower and the Guarantor by the Authority or the Trustee and which notice shall specify such failure and request that it be remedied, unless the Authority and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Authority and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected, provided the Borrower provides the Authority and the Trustee with a certification that such default is such that it can be corrected but not within the applicable period and that corrective action capable of remedying such default has been instituted and is being diligently pursued and will be diligently pursued until the default is corrected; or

(c)    existence of an Event of Default under and as defined in Section 7.01(a), (b), (c) or (e) of the Indenture; or

(d)    any representation or warranty of the Borrower set forth in Section 2.3 of this Agreement at the time made or deemed made is false in any material respect; or

(e)    any event of default under the Guaranty; or

(f)    So long as the Bonds are in the Term Interest Rate Period and no Letter of Credit is in effect, the existence of a default under and as defined in (i) the ABL Credit Agreement, (ii) the Term Loan Credit Agreement, (iii) the Senior Notes Indenture or (iv) the Senior Secured Notes Indenture, but only if such default has resulted in the acceleration of the obligations owed under any such instrument prior to its final stated maturity and provided that, in the event that such acceleration has been rescinded, such Event of Default hereunder will be deemed cured for all purposes and of no further effect; or

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(g)    So long as the Bonds are in the Term Interest Rate Period and no Letter of Credit is in effect, and the Borrower shall have been deemed discharged from its with respect to (i) the ABL Credit Agreement, (ii) the Term Loan Credit Agreement, (iii) the Senior Notes Indenture or (iv) the Senior Secured Notes Indenture (other than any indemnification and other obligations which survive the termination any such instrument), a default under, and as defined in, any indenture, agreement or instrument governing any Indebtedness in the principal amount of $50,000,000, but only if such default with respect to any such Indebtedness has resulted in the acceleration of such Indebtedness prior to its final stated maturity and provided that, in the event that such acceleration has been rescinded, such Event of Default hereunder will be deemed cured for all purposes and of no further effect.

The provisions of subsection (b) of this Section are subject to the limitation that the Borrower shall not be deemed in default if, and so long as, the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or the State of Delaware or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; wars; acts of terrorism; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a), (c), (d), (f) or (g) of this Section.

Notwithstanding any other provision of this Agreement to the contrary, so long as the Bank is not in default under the Letter of Credit, the Trustee shall not without the prior written consent or direction of the Bank exercise any remedies under this Agreement in the case of any Loan Default Event described in subsections (a), (b), (c) or (d) above; provided, however, that no consent of the Bank shall be required with respect to the Authority’s exercise of any remedy provided herein seeking enforcement of the Retained Rights. The Trustee may exercise any and all remedies under the Indenture and this Agreement (except acceleration) to collect any fees, expenses and indemnification due to it in each of its capacities under the Indenture and this Agreement from the Borrower without obtaining the consent of the Bank.

Section 6.2.    Remedies on Default. Subject to Section 6.1 hereof, whenever any Loan Default Event shall have occurred and shall be continuing,

(a)    The Trustee, by written notice to the Authority, the Borrower, the Guarantor and the Bank, if any, shall declare the unpaid balance of the Loan Repayments payable under Section 4.2(a) of this Agreement to be due and payable immediately, provided that concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared to

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be due and payable under the Indenture. Upon any such declaration, such amount shall become and shall be immediately due and payable as determined in accordance with Section 7.01 of the Indenture and the Trustee shall immediately draw upon the Letter of Credit, if permitted by its terms and required by the terms of the Indenture, and apply the amount so drawn in accordance with the Indenture.

(b)    The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Borrower; provided that the Trustee shall be obligated to protect the confidentiality of such information to the extent provided by State and federal law and prevent its disclosure to the public, except the Authority.

(c)    The Authority or the Trustee may take whatever other action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement; provided, however, that acceleration of the unpaid balance of the Loan Repayments is not a remedy available to the Authority.

(d)    In case the Trustee or the Authority shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then, and in every such case, the Borrower, the Trustee and the Authority shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the Authority shall continue as though no such action had been taken.

(e)    The Borrower covenants that, in case a Loan Default Event shall occur with respect to the payment of any Loan Repayment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest on the amount then overdue at the rate then borne by the Bonds on the day prior to the occurrence of such default.

(f)    In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

(g)    In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to

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distribute such amounts as provided in the Indenture after the deduction of its reasonable charges and expenses to the extent permitted by the Indenture. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee and to pay to the Trustee any amount due it for reasonable compensation and expenses, including reasonable expenses, costs and fees of counsel incurred by the Trustee up to the date of such distribution.

Section 6.3.    Agreement to Pay Attorneys’ Fees, Costs and Expenses. In the event the Borrower should default under any of the provisions of this Agreement and the Trustee should employ attorneys or incur other costs or expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained (other than litigation of disputes between the Authority and the Borrower), the Borrower agrees to pay and indemnify, or to cause the Guarantor to pay and indemnify, the Trustee for the reasonable fees, costs and expenses of such attorneys and such other reasonable costs and expenses so incurred by the Trustee.

Section 6.4.    No Remedy Exclusive. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the Indenture, now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. The Trustee and the Holders of the Bonds shall be considered third party beneficiaries for the purposes of enforcing the rights of the Authority and their own respective rights.

Section 6.5.    No Additional Waiver Implied by One Waiver. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the Authority or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE VII

PREPAYMENT

Section 7.1.    Redemption of Bonds with Prepayment Moneys. By virtue of the assignment of the rights of the Authority under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII. The Trustee shall use the moneys so paid to it by the Borrower to redeem the Bonds on the date set for such redemption pursuant to Section 7.5 hereof. The Authority shall call Bonds for redemption as required by Article IV of the Indenture or as requested by the Borrower pursuant to the Indenture or this Agreement.

Section 7.2.    Options to Prepay Installments. The Borrower shall have the option to prepay the amounts payable under Section 4.2(a) hereof by paying to the Trustee, for deposit in

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the Redemption Account within the Revenue Fund, the amount set forth in Section 7.4 hereof, under the following circumstances:

(a)    The Borrower may prepay such amounts in whole, or in part, and cause all of the Bonds to be redeemed at the price and time and under the conditions set forth in Section 4.01(5) of the Indenture.

(b)    The Borrower may prepay all or any part of the Loan Repayments and cause all or any part of the Bonds to be redeemed at the times and at the prices set forth in Section 4.01(3), (4), (6), (7) or (8) of the Indenture and in any Supplemental Indenture, subject to any additional requirements of a Credit Agreement.

Section 7.3.    Mandatory Prepayment. The Borrower shall have and hereby accepts the obligation to prepay in whole the Loan Repayments required by Section 4.2(a) of this Agreement, together with interest accrued, but unpaid, thereon, to be used to redeem all or a part of the Outstanding Bonds if mandatory redemption is required by Section 4.01(2) of the Indenture or by any Supplemental Indenture.

The amount payable by the Borrower in the event of a prepayment required by this Section shall be determined as set forth in Section 7.4 and shall be deposited in the Redemption Account within the Revenue Fund.

Section 7.4.    Amount of Prepayment. In the case of a prepayment of the entire amount due hereunder pursuant to Section 7.2 or 7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and the yield on any securities deposited with the Trustee and available for such purpose, to pay (1) the principal of all Bonds Outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the Authority, the Trustee, the Tender Agent, the Registrar, the Calculation Agent, if any, and any paying agent accrued and to accrue through final payment of the Bonds and (3) all other liabilities of the Borrower accrued and to accrue under this Agreement (including, without limitation, any payments in respect of the Retained Rights that have accrued up to the date of such prepayment; provided, that for the avoidance of doubt, the parties acknowledge that pursuant to Section 9.9 herein, such payment in respect of the Retained Rights does not relieve the Borrower with respect to its obligations that survive termination of this Agreement thereunder).

In the case of partial prepayment of the Loan Repayments, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay expenses of redemption of such Bonds. All partial prepayments of the Loan Repayments shall be applied in inverse order of the due dates thereof.

Section 7.5.    Notice of Prepayment. To exercise an option granted in or to perform an obligation required by this Article VII, the Borrower shall give written notice, at least 15 days prior to the last day by which the Trustee is permitted to give notice of redemption pursuant to Section 4.03 of the Indenture, to the Authority and the Trustee specifying the amount to be prepaid

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and the date upon which any prepayment will be made. If the Borrower fails to give such notice of a prepayment in connection with a mandatory redemption under this Agreement, such notice may be given by the Authority, by the Trustee or by any Holder or Holders of 10% or more in aggregate principal amount of Bonds Outstanding. The Authority and the Trustee, at the written request of the Borrower or any such Bondholder, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that the Authority shall not be required to make payment of any money required for such redemption) to effect redemption of all or part of the then Outstanding Bonds, as the case may be, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture.

Section 7.6.    Offer to Purchase upon a Change of Control. (a) If a Change of Control occurs, each Holder shall have the right to require the Borrower to purchase all or any part of that Holder’s Bonds (which, if in part, shall be in an amount equal to an Authorized Denomination and the non-purchased portion shall also be in an amount equal to an Authorized Denomination) pursuant to a change of control offer on the terms set forth in this Loan Agreement (a “Change of Control Offer”). In the Change of Control Offer, the Borrower shall offer payment in cash equal to 101% of the aggregate principal amount of Bonds purchased plus accrued and unpaid interest thereon to the date of purchase (a “Change of Control Payment”). Within 30 days following any Change of Control, the Trustee, at the written direction of the Borrower, shall mail a notice to each Holder stating:

(i)    the transaction or transactions that constitute the Change of Control;

(ii)    that the Change of Control Offer is being made pursuant to this Section 7.6 and that all Bonds tendered shall be accepted for payment;

(iii)    the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the “Change of Control Payment Date”);

(iv)    that any Bond not tendered shall continue to accrue interest;

(v)    that, unless the Borrower defaults in the payment of the Change of Control Payment, all Bonds accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(vi)    that Holders electing to have any Bonds (or portions thereof in Authorized Denominations) purchased pursuant to a Change of Control Offer shall deliver an irrevocable notice in writing by the Direct Participant having the ownership interest in such Bonds to the Trustee, and such Direct Participant shall transfer on the registration books of DTC the ownership interest in such Bonds (or portions thereof in Authorized Denominations), to the Trustee, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)    that Holders shall be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Bonds delivered for purchase, and a statement that such Holder is withdrawing his election to have such Bonds purchased; and

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(viii)    that Holders whose Bonds are being purchased only in part shall be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered, which unpurchased portion must be equal to an Authorized Denomination.

The Borrower shall comply with the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Bonds as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Loan Agreement, the Borrower shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Loan Agreement by virtue of such conflict.

(b)    On the Change of Control Payment Date, the Borrower shall, to the extent lawful:

(i)    accept for payment all Bonds or portions of Bonds properly tendered pursuant to the Change of Control offer;

(ii)    deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Bonds or portions of Bonds properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Bonds so accepted together with a Certificate of an Authorized Representative of the Borrower stating the aggregate principal amount of Bonds or portions of Bonds being purchased by the Borrower.

The Trustee shall promptly mail to each Holder of Bonds properly tendered the Change of Control Payment for such Bonds, and upon receipt of a Request from the Authority, the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Bond equal in principal amount to any unpurchased portion of the Bonds surrendered, if any; provided that each new Bond will be in a principal amount equal to an Authorized Denomination.

The Borrower shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Borrower to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of this Loan Agreement are applicable.

The Borrower will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described herein applicable to a Change of Control Offer made by the Borrower and purchases all Bonds validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given pursuant to the Indenture as described under Section 4.03 of the Indenture, unless and until there is a default in

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the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control and may be conditioned upon the occurrence of a Change of Control if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

ARTICLE VIII

NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

Section 8.1.    Limited Liability of Authority. Notwithstanding any provision or obligation to the contrary set forth herein, no provision of this Agreement shall be construed so as to give rise to a pecuniary liability of the Authority or to give rise to a charge upon the general credit of the Authority, the liability of the Authority hereunder shall be limited to its interest in the Project, this Agreement, the Note, and all other related documents and collateral and the lien of any judgment shall be restricted thereto. In the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be a debt of the Authority, nor shall the Authority be liable on any obligation so incurred. The Authority does not assume general liability for the repayment of the bonds or for the costs, fees, penalties, taxes, interest, commissions, charges, insurance or any other payments recited herein, and shall be obligated to pay the same only out of the amounts payable by the Borrower hereunder. The Authority shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if a default shall occur hereunder.

Section 8.2.    Expenses. The Borrower covenants and agrees to pay and to indemnify the Authority and the Trustee against all costs and charges, including reasonable fees, costs, expenses and disbursements of attorneys, accountants, consultants and other experts, incurred in good faith in connection with this Agreement, the Bonds or the Indenture.

Section 8.3.    Enforcement of Rights. Notwithstanding anything to the contrary in the Indenture or this Agreement, the Authority shall have no obligation to, and instead the Trustee or any Bondholder may, in accordance with the Indenture and this Agreement, and without any direction from or action by the Authority, take any and all steps, actions and proceedings to enforce any or all rights of the Authority (other than the Retained Rights) under the Indenture or this Agreement, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default, the obligations of the Borrower under this Agreement and the Guarantor under the Guaranty.

Notwithstanding the foregoing, nothing in the Indenture or this Agreement shall be deemed or construed to limit, impair or affect in any way the Authority’s (or any Authority Indemnified Person’s) right to enforce the Retained Rights, regardless of whether there is then existing a Loan Default Event (including, without limitation, a payment default), or any action based thereon or occasioned by a Loan Default Event or alleged Loan Default Event, and regardless of any waiver or forbearance granted by the Trustee or any Bondholder in respect thereof. Any default, Event of Default or Loan Default Event in respect of the Retained Rights may only be waived with the Authority’s written consent.

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Section 8.4.    Indemnification. (a) The Borrower will pay, and will protect, indemnify and save the Authority and the Trustee and their respective past, present and future members, officers, directors, employees, agents, successor, assigns and any other person, if any, who “controls” the Authority or the Trustee, as the case may be, as that term is defined in Section 15 of the Securities Act of 1933, as amended (each, an “Indemnified Person” and the Authority, the Trustee and the other listed persons collectively referred to as the “Indemnified Persons”) harmless from and against any and all liabilities, losses, damages, taxes, penalties, costs and expenses (including attorneys’ fees and expenses of the Authority and the Trustee), causes of action, suits, proceedings, claims, demands, tax reviews, investigations and judgments of whatsoever kind and nature (including, but not limited to, those arising or resulting from any injury to or death of any person or damage to property) arising from or in any manner directly or indirectly growing out of or connected with the following:

(i)    the use, financing, non-use, condition or occupancy of the Project, any repairs, construction, alterations, renovation, relocation, remodeling and equipping thereof or thereto or the condition of the Project including adjoining sidewalks, streets or alleys and any equipment or facilities at any time located on or connected with the Project or used in connection therewith but which are not the result of the gross negligence of the Authority or Trustee (as adjudicated in a final non-appealable decision by a court of competent jurisdiction);

(ii)    a violation of any agreement, warranty, covenant or condition of this Agreement or any other agreement executed in connection with this Agreement;

(iii)    a violation of any contract, agreement or restriction by the Borrower relating to the Project;

(iv)    a violation of any law, ordinance, rule, regulation or court order affecting the Project or the ownership, occupancy or use thereof or the Bonds or use of the proceeds thereof;

(v)    a violation of any law, ordinance, rule, regulation or court order relating to the sale of the Bonds or the use of the Limited Offering Memorandum (or other disclosure document) related thereto;

(vi)    any statement or information concerning the Borrower, any of its officers and members, its operations or financial condition generally or the Project, contained in the Limited Offering Memorandum or supplement or amendment thereto furnished to the Authority or the purchaser of any Bonds, that is untrue or incorrect in any material respect, and any omission from such Limited Offering Memorandum or any statement or information which should be contained therein for the purpose for which the same is to be used or which is necessary to make the statements therein concerning the Borrower, any of its officers and members and the Project not misleading in any material respect, provided that such Limited Offering Memorandum or supplement or amendment has been approved by the Borrower; and

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(vii)    the acceptance or administration of the Indenture, including without limitation the enforcement of any remedies under the Indenture and any other related documents, provided that the Trustee shall not be entitled to any indemnity related to liabilities described in this clause (vii) caused solely by the gross negligence or willful misconduct of the Trustee (as adjudicated in a final non-appealable decision by a court of competent jurisdiction).

(b)    In case any claim shall be made or any action shall be brought against one or more of the Indemnified Persons in respect of which indemnity can be sought against the Borrower pursuant to this Section, the Indemnified Person seeking indemnity shall promptly notify the Borrower, in writing (provided that the failure by the Indemnified Person to so notify the Borrower shall not relieve the Borrower of its obligations hereunder), and the Borrower shall promptly assume the defense thereof, including the employment of counsel chosen by the Borrower and approved by the Authority or Trustee, or both (provided, that such approval by the Authority or Trustee shall not be unreasonably withheld), the payment of all expenses and the right to negotiate and consent to settlement. If any Indemnified Person is advised in a written opinion of counsel that there may be legal defenses available to such Indemnified Person which are adverse to or in conflict with those available to the Borrower, or that the defense of such Indemnified Person should be handled by separate counsel, the Borrower shall not have the right to assume the defense of such Indemnified Person, but the Borrower shall be responsible for the reasonable fees and expenses of counsel retained by such Indemnified Person in assuming its own defense, and provided also that, if the Borrower shall have failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Authority or Trustee within a reasonable time after notice of the commencement of such action, the reasonable fees and expenses of counsel retained by the Indemnified Person shall be paid by the Borrower. Notwithstanding the foregoing, any one or more of the Indemnified Persons shall have the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Person unless the employment of such counsel has been specifically authorized by the Borrower or unless the provisions of the immediately preceding sentence are applicable. The Borrower shall not be liable for any settlement of any such action affected without the consent of the Borrower, but if settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action with or without consent, the Borrower agrees to indemnify and hold harmless the Indemnified Person from and against any loss, liability or expense by reason of such settlement or judgment. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee.

(c)    The Borrower shall also indemnify the Authority, Trustee and such Indemnified Persons for all reasonable costs and expenses, including reasonable counsel fees, incurred in: (i) enforcing any obligation of the Borrower under this Agreement, any Letter of Credit or any other related agreement, (ii) taking any action requested by the Borrower with respect to the Authority or the Trustee, (iii) taking any action required by this Agreement, the Indenture, any Letter of Credit or any other related agreement, or (iv) taking any action considered necessary by the Authority and which is authorized by this Agreement, the Indenture, any Letter of Credit or any other related agreement. If the Authority is to take any action under this Agreement or any

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other instrument executed in connection herewith for the benefit of the Borrower, it will do so if and only if (i) the Authority is a necessary party to any such action or proceeding, and (ii) the Authority has received specific written direction from the Borrower, as required hereunder or under any other instrument executed in connection herewith, as to the action to be taken by the Authority.

(d)    All amounts payable to the Authority under this Section 8.4 shall be deemed to be fees and expenses payable to the Authority for the purposes of the provisions hereof and of the Indenture dealing with assignment of the Authority’s rights hereunder. The Authority and its members, officers, agents, employees and their successors and assigns shall not be liable to the Borrower for any reason.

(e)    Any provision of this Agreement or any other instrument or document executed and delivered in connection therewith to the contrary notwithstanding, the Authority retains the right to (i) enforce any applicable federal or State law or regulation or resolution of the Authority, and (ii) enforce any rights accorded to the Authority by federal or State law or policy or procedure of the Authority, and nothing in this Loan Agreement shall be construed as an express or implied waiver thereof.

(f)    The rights of any persons to indemnity hereunder and rights to payment of fees and reimbursement of expenses pursuant to Section 4.2(d), Section 8.2 and this Section 8.4 shall survive the final payment or defeasance of the Bonds and in the case of the Trustee any resignation or removal. The provisions of this Section shall survive the termination of this Agreement.

(g)    Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01 occurs, the expenses and compensation for such services are intended to constitute expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services constitute administration under Title 11, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

ARTICLE IX

MISCELLANEOUS

Section 9.1.    Notices. Unless otherwise specifically provided herein, any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given when the same is: (i) deposited in the United States mail and sent by first class mail, postage prepaid, or (ii) sent by facsimile (receipt confirmed), or (iii) delivered, in each case to the parties

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at the addresses or facsimile numbers set forth below or at such other address or facsimile number as a party may designate by notice to the other parties:

To the Authority:	Illinois Finance Authority
P.O. Box 641249
Chicago, Illinois 60664
Attention: Executive Director
Telephone: (312) 651-1300
Facsimile: (312) 651-1350

with copies to:	Illinois Finance Authority
P.O. Box 641249
Chicago, Illinois 60664
Attention: General Counsel
Telephone: (312) 651-1300
Facsimile: (312) 651-1350

To the Borrower:	Navistar International Corporation
2701 Navistar Drive
Lisle, Illinois 60532
Attention: President, Financial Services and Treasurer
Telephone: (331) 332-4028

To the Trustee:	Citibank Agency & Trust
338 Greenwich Street
New York, New York 10013
Attention: Paolo Ippolito
Telephone: (215) 816-8831

Any notice given to the Borrower as provided above shall be deemed to have been given to any affiliate of the Borrower affected by such notice.

The Authority, the Borrower and the Trustee may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 9.2.    Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

Section 9.3.    Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 9.4.    Supplements and Amendments to Loan Agreement; Amendment of Letter of Credit. Subject to the terms, conditions and provisions of Section 6.07(b) and Article IX of the Indenture, the Borrower and the Authority may from time to time enter into supplements and amendments to this Agreement. An executed copy of any of the foregoing amendments, changes or modification shall be filed with the Trustee.

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Section 9.5.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State applicable to contracts to be wholly performed therein.

Section 9.6.    Authorized Representative. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Authority, such approval or such request shall be given on behalf of the Borrower by an Authorized Representative. The Authority and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

Section 9.7.    Term of the Agreement. This Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to Article X of the Indenture; all fees, charges, indemnities and expenses of the Authority, the Trustee, the Paying Agent, the Tender Agent, the Calculation Agent, the Bond Registrar and the Remarketing Agent have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Borrower that it has fully paid or provided for all such fees, charges, indemnities and expenses); and all other amounts due hereunder and under the Note have been duly paid or provision made for such payment. All representations, certifications and covenants by the Borrower as to the indemnification of various parties and the payment of fees and expenses of the Authority as described in Sections 4.2(d), 6.3, 8.2 and 8.3 hereof, and all matters affecting the Tax-exempt status of the Bonds shall survive the termination of this Agreement.

Section 9.8.    Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns, subject, however, to the limitations contained in Section 5.2 hereof.

Section 9.9.    Survival of Fee Obligation; No Prevailing Party. The right of the Authority, the Trustee in each of its capacities, and the Bank to receive any fees or to be reimbursed for any expenses incurred pursuant to this Agreement and/or the right to be indemnified, and the right of the Authority and the Trustee to be protected from any liability as provided in this Agreement, shall survive the retirement of the Bonds and the termination of this Agreement. Nothing in this Section 9.9 affects the rights of the Trustee in any of its capacities as provided herein.

The provisions of this Agreement and the Indenture and any other document in connection with the issuance of the Bonds to which the Authority is a party concerning (i) the Tax-exempt status of the Bonds (including, but not limited to, provisions concerning rebate); (ii) the interpretation of this Agreement; (iii) governing law, jurisdiction and venue; (iv) the Authority’s right to rely on written representations of others contained herein or in any other document or instrument issued or entered into in respect of the Bonds, regardless of whether the Authority is a party thereto; (v) the indemnification rights and exculpation from liability of the Authority and the

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Authority Indemnified Persons; and (vi) any other provision of this Agreement not described or enumerated above that expressly provides for its survival, shall survive and remain in full force and effect notwithstanding the payment or redemption in full, or defeasance of the Bonds, the discharge of the Indenture, and the termination or expiration of this Agreement.

Section 9.10.    Purchase of Bonds. The Borrower agrees that it shall not use its own funds to purchase Bonds from any Person and that it shall cause any Guarantor, affiliate and any shareholder, member or other owner of the Borrower not to use its own funds to purchase Bonds from any Person; provided, however, that the foregoing shall not apply to a purchase of Bonds from the Remarketing Agent if the Remarketing Agent has used its own funds to purchase the Bonds.

Section 9.11.    Indenture Provisions. The Indenture provisions concerning the Bonds and other matters therein are an integral part of the terms and conditions of the loan made by the Authority to the Borrower pursuant to this Agreement, and the execution of this Agreement shall constitute conclusive evidence of approval of the Indenture by the Borrower to the extent it relates to the Borrower. Additionally, the Borrower agrees that whenever the Indenture, by its terms, imposes a duty or obligation upon the Borrower, such duty or obligation shall be binding upon the Borrower to the same extent as if the Borrower were an express party to the Indenture, and the Borrower hereby agrees to carry out and perform all of its obligations under the Indenture as fully as if the Borrower were a party to the Indenture.

Section 9.12.    Complete Agreement. The parties agree that the terms and conditions of this Agreement supersede those of all previous agreements between the parties relative to the Bonds, and that this Agreement, together with the documents referred to in this Agreement, contains the entire agreement relative to the Bonds between the parties hereto.

Section 9.13.    Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, it is specifically acknowledged and agreed that, to the extent of their rights hereunder (including, without limitation, their rights to immunity, indemnification exculpation from pecuniary liability) each Authority Indemnified Person, including, without limitation, the Trustee, is a third-party beneficiary of this Agreement entitled to enforce such rights in his, her, its or their own name.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its name, and the Borrower has caused this Agreement to be executed in its name, each by its duly authorized officer, all as of the date first above written.

ILLINOIS FINANCE AUTHORITY

By:	/s/ Jacob Stuckey
	Name:	Jacob Stuckey
	Title:	Deputy Executive Director

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ William V. McMenamin
	Name:	William V. McMenamin
	Title:	President, Financial Services and Treasurer

[SIGNATURE PAGE TO LOAN AGREEMENT]

EXHIBIT A

DESCRIPTION OF THE PROJECT

The IFA-Financed Project consisted of (i) the acquisition, construction, equipping and installation of certain qualified capital improvements to, and the construction of various building additions at, nine buildings owned by the Borrower or the Guarantor, located at 2601-2701 Lucent Lane (now known as Navistar Drive), Lisle, Illinois 60532-1511; and (ii) the improvement, expansion and equipping of an existing warehouse facility leased by the Borrower or the Guarantor located at 2700 Haven, Joliet, Illinois 60435, all as more fully described in the Project Certificate.

The County-Financed Project consisted of the renovation, expansion and equipping of the existing office and manufacturing plant of the Borrower or the Guarantor located at 10400 West North Avenue, Melrose Park, Illinois 60160-1028, for the use of space and facilities at such location for research, development and project testing, all as more fully described in the Project Certificate.

A-1

EXHIBIT B

PROMISSORY NOTE

$225,000,000	August 4, 2020

NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the “Borrower”), for value received, hereby promises to pay to the Illinois Finance Authority (the “Authority”), or assigns, on October 15, 2040, the principal sum of $225,000,000, subject to prior payment, with interest on the unpaid principal sum, from the date hereof, until said principal sum shall be paid or until the maturity of the Bonds (as hereinafter defined) shall be accelerated pursuant to the Indenture (as hereinafter defined), and to the extent permitted by law, interest on overdue installments of such interest, at the then interest rate provided in the Bonds, as hereinafter defined. Interest shall be payable at the interest rates payable on the Bonds, and the principal of, premium, if any, and interest on this Note shall be payable at the times as set forth in more detail in the Agreement (as hereinafter defined) and the Indenture.

Payments shall be made in lawful money of the United States of America in immediately available funds on the date payment is due, at the designated corporate trust office of Citibank, N.A., as trustee (the “Trustee”), in New York, New York, or at such other place as the Trustee may direct in writing.

The Authority, by the execution of the Indenture, as hereinafter defined, and the assignment form at the foot of this Note, is assigning this Note and the payments thereon to the Trustee acting pursuant to the Indenture, dated as of July 1, 2020 (the “Indenture”), between the Authority and the Trustee as security for the Authority’s $225,000,000 in aggregate principal amount of Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020 (the “Bonds”), issued pursuant to the Indenture. Payments of principal of and interest on this Note shall be made directly to the Trustee for the account of the Authority pursuant to such assignment and applied only to the principal of and interest on the Bonds. All obligations of the Borrower hereunder shall terminate when all sums due and to become due pursuant to the Indenture, this Note, the Agreement and the Bonds have been paid.

In addition to the payments of principal and interest specified in the first paragraph hereof, the Borrower shall also be obligated to pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to provide for payment when due (whether at maturity, by acceleration or call for redemption, mandatory purchase, purchase upon optional tenders, sinking fund redemption or otherwise) of principal and purchase price of, premium, if any, and interest on the Bonds.

The Borrower shall have the option or may be required to prepay this Note in whole or in part upon the terms and conditions and in the manner specified in the Loan Agreement dated as of July 1, 2020 (the “Agreement”), between the Authority and the Borrower.

This Note is issued pursuant to the Agreement as evidence of the Borrower’s payment obligation in Sections 4.2(a) and 4.2(b) thereof and is entitled to the benefits and subject to the conditions thereof, including the provisions of Section 4.4 thereof that the Borrower’s obligations thereunder and hereunder shall be unconditional. All the terms, conditions and provisions of the Agreement and the applicable provisions of the Bonds and the Indenture are, by this reference thereto, incorporated herein as a part of this Note.

In case a Loan Default Event, as defined in the Agreement, shall occur, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement. This Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its corporate name by its duly authorized officer, all as of the date first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:
Name:
Title:

ASSIGNMENT

The Illinois Finance Authority (the “Authority”), hereby irrevocably assigns, without recourse, the foregoing Promissory Note (the “Note”) to Citibank, N.A., as trustee (the “Trustee”) under an Indenture dated as of July 1, 2020 (the “Indenture”), between the Authority and the Trustee, and hereby directs Navistar International Corporation as the maker of the Note to make all payments of principal of and interest thereon directly to the Trustee at its principal corporate trust office in New York, New York, or at such other place as the Trustee may direct in writing. Such assignment is made as security for the payment of the Authority’s $225,000,000 in aggregate principal amount of Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020, issued pursuant to the Indenture.

ILLINOIS FINANCE AUTHORITY

By:
Name:
Title:

INDENTURE

between

ILLINOIS FINANCE AUTHORITY

and

CITIBANK, N.A.,

as Trustee

Dated as of July 1, 2020

RELATING TO

$225,000,000

ILLINOIS FINANCE AUTHORITY

RECOVERY ZONE FACILITY REFUNDING REVENUE BONDS

(NAVISTAR INTERNATIONAL CORPORATION PROJECT)

SERIES 2020

i

Section 11.15.	Complete Agreement	101
Section 11.16.	Execution in Several Counterparts	101
Section 11.17.	Effect of Bank Default	101

EXHIBIT A	FORM OF BOND
EXHIBIT B	FORM OF REQUISITION FROM THE COSTS OF ISSUANCE FUND

THIS INDENTURE, made and entered into as of July 1, 2020, by and between the ILLINOIS FINANCE AUTHORITY (the “Authority”), a body politic and corporate of the State of Illinois (the “State”), and CITIBANK, N.A., a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America (the “Trustee”);

W I T N E S S E T H :

WHEREAS, the Authority is a body politic and corporate of the State created under the Illinois Finance Authority Act, 20 ILCS 3501/801-1 et seq., as it may be supplemented or amended (the “Act”); and

WHEREAS, the Authority is authorized and empowered by the Act to issue its revenue bonds to finance or refinance the costs of “industrial projects” (as defined under the Act); and

WHEREAS, the Authority previously was authorized under the Act to receive recovery zone bond allocations waived to the State from counties and municipalities within the State in order to issue recovery zone facility bonds for qualifying projects within the State and to designate all or a portion of the State as a “recovery zone” for purposes of Section 1400U-1 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, pursuant to and in accordance with the provisions of the Act and IFA Resolution No. 2010-0914-BI03 adopted by the members of the Authority on September 14, 2010, the Authority issued $135,000,000 in aggregate principal amount of its Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 (the “IFA 2010 Bonds”) and loaned the proceeds from the sale of the IFA 2010 Bonds to Navistar International Corporation, a Delaware corporation (the “Borrower”); and

WHEREAS, the Board of Commissioners (the “Board”) of the County of Cook, Illinois (the “County”), pursuant to and in accordance with the provisions of Ordinance No. 09-O-43, adopted on July 2, 2009, which designated the County as a “recovery zone” for purposes of Section 1400U-1 of the Code, and Ordinance No. 10-O-64 on October 5, 2010, issued $90,000,000 in aggregate principal amount of its Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 (the “County 2010 Bonds”) and loaned the proceeds from the sale of the County 2010 Bonds to the Borrower; and

WHEREAS, the Borrower used the proceeds of the IFA 2010 Bonds and the County 2010 Bonds to pay all or a portion of the costs of the acquisition, construction, improving, installation, and/or equipping of certain recovery zone facility projects (collectively, the “Project”), as more particularly described in Exhibit A to the Loan Agreement of even date herewith (the “Loan Agreement” or “Agreement”) between the Authority and the Borrower; and

WHEREAS, the Borrower has requested the assistance of the Authority in refinancing the Project and, in furtherance of the purposes set forth in the Act, the Authority proposes to issue its Illinois Finance Authority Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020 in the aggregate principal amount of $225,000,000 (the “Bonds”) to provide funds to loan to the Borrower to provide a portion of the funds necessary to refund the IFA 2010 Bonds and the County 2010 Bonds; and

WHEREAS, the Borrower is required under the Loan Agreement to make loan payments sufficient to pay when due the principal of, premium, if any, and interest on the Bonds; and

WHEREAS, the Borrower has delivered to the Authority its Promissory Note, in the form of Exhibit B to the Loan Agreement, dated the Date of Delivery (the “Note”), as evidence of its obligation under the Loan Agreement; and

WHEREAS, as further security for the Bonds, Navistar, Inc., a Delaware corporation (the “Guarantor”), has entered into a Bond Guarantee dated as of July 1, 2020 in favor of the Trustee, in which the Guarantor will guarantee certain payment obligations of the Borrower under the Loan Agreement and the Note; and

WHEREAS, the Bonds, the provisions for registration to be endorsed thereon, and the certificate of authentication to be executed thereon shall be in substantially the form set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture; and

WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and the premium, if any, and interest thereon, the Authority has authorized the execution and delivery of this Indenture; and

WHEREAS, the Authority has determined that all acts and proceedings required by law necessary to make the Bonds, when executed by the Authority, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal special, limited obligations of the Authority, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized; and

WHEREAS, the Bonds issued under this Indenture will be secured by a pledge and assignment of certain rights under the Agreement;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, premium, if any, and the interest on, all Bonds at any time issued and outstanding under this Indenture, according to their tenor, to provide for the payment of the Purchase Price (as defined herein) of tendered Bonds, to secure the performance and observance of all the covenants and conditions therein and herein set forth and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Holders (as defined herein) thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Authority does hereby grant, convey, transfer, assign and pledge unto the Trustee all right, title and interest of the Authority in, to and under the

Agreement (except as provided in Section 5.01(B) hereof), and does hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Bonds, as follows:

ARTICLE I

DEFINITIONS; CONTENT OF CERTIFICATES AND OPINIONS

Section 1.01.    Definitions. Unless the context otherwise requires, the terms defined in this Article shall, for all purposes of this Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined.

“Accountant” means any firm of nationally-recognized independent certified public accountants selected by the Borrower.

“ABL Credit Agreement” means that certain Second Amended and Restated ABL Credit Agreement, dated as of August 4, 2017, by and among Navistar, Inc., as borrower, Bank of America, N.A., as administrative agent, and the other lenders and agents named therein, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such ABL Credit Agreement or one or more successors to the ABL Credit Agreement or one or more new credit agreements.

“Act” has the meaning assigned thereto in the recitals.

“Act of Bankruptcy” means with respect to any entity (i) the entry of an order or decree, by a court having jurisdiction in the premises, for relief against such entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which remains not discharged, bonded or stayed for at least 90 days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for a substantial part of such entity’s property which remains not discharged, bonded or stayed for at least 90 days, or ordering the winding up or liquidation of its affairs; or (ii) the institution or commencement by such entity of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (iii) the consent by it to the entry of an order for relief against it in any involuntary case under any such law, or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for a substantial part of such entity’s property; or (iv) the making by it of a general assignment of substantially all of its assets for the benefit of creditors; or (v) the failure of it generally to pay its debts as they become due, or the admission by it in writing of such failure, within the meaning of the Bankruptcy Code of 1978, as amended, and judicial interpretations thereof.

“Additional Payments” means the payments required to be made by the Borrower pursuant to Sections 4.2(b), (c), and (d) of the Agreement (including any interest required to be paid by the Borrower on such payments) and Sections 6.2(c), 6.3, 8.2 and 8.4 of the Agreement.

“Administrative Fees and Expenses” means the expenses incurred by the Authority pursuant to the Agreement or this Indenture and the compensation and expenses paid to or incurred by the Trustee, the Tender Agent, if any, the Bond Registrar, the Calculation Agent, if any, the Remarketing Agent, if any, and/or any Paying Agent under the Agreement or this Indenture, which include but are not limited to printing of Bonds, accomplishing transfers or new registration of Bonds, or other charges and other disbursements including those of their respective officers, directors, members, attorneys, agents and employees incurred in and about the administration and execution of the Agreement and this Indenture.

“Affiliate” means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agreement” or “Loan Agreement” means that certain Loan Agreement by and between the Authority and the Borrower, dated as of July 1, 2020, as originally executed and as it may from time to time be supplemented, modified or amended in accordance with the terms thereof and of this Indenture.

“Alternate Credit Facility” means bond insurance or other similar credit enhancement meeting the requirements of Section 5.7 of the Agreement.

“Alternate Letter of Credit” means an alternate irrevocable letter of credit, including, if applicable, a confirming letter of credit, or similar credit facility issued by a commercial bank, savings institution or other financial institution, the terms of which shall in all material respects be the same as those of any previous Letter of Credit, delivered to the Trustee pursuant to Section 5.7 of the Agreement.

“Applicable Factor” means (i) 79.0% when the Index is LIBOR or (ii) such other percentage or factor determined by the Remarketing Agent in connection with a change in Interest Rate Period for the Bonds to an Index Interest Rate Period (which may include a percentage or factor to be applied to LIBOR other than the percentage set forth in clause (i)), provided that the Borrower delivers an Approving Opinion addressing the selection of such other percentage or factor.

“Applicable Spread” means, with respect to a change in Interest Rate Period for the Bonds to an Index Interest Rate Period or a SIFMA Interest Rate Period after the Date of Delivery (including a change in Interest Rate Period from one Index Interest Rate Period to another Index Interest Rate Period or one SIFMA Interest Rate Period to another SIFMA Interest Rate Period), the margin or spread, which may be positive or negative, determined by the Remarketing Agent on or prior to the Conversion Date, that is added to the Index to determine the Index Interest Rate or to the SIFMA Index to determine the SIFMA Interest Rate, as applicable. The Applicable Spread shall be set so as to enable the Remarketing Agent to sell the Bonds on the Conversion Date at a price (without regard to accrued interest) equal to the principal amount thereof. The Applicable Spread shall remain constant for the duration of such Interest Rate Period.

“Approving Opinion” means an opinion of Bond Counsel (addressed and delivered to the Authority and the Trustee) that an action being taken (i) is authorized by this Indenture and complies with the terms of the Agreement, if applicable, and (ii) will not, in and of itself, adversely affect the Tax-exempt status of the Bonds.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction involving an operating lease means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Authority” means the Illinois Finance Authority, its successors and assigns.

“Authority Documents” means this Indenture, the Agreement, the Bonds, the Tax Certificate and the Bond Purchase Agreement, each amendment thereof, and any other document or instrument to which the Authority is a party or by which it is bound and that is executed and delivered in connection with the Bonds.

“Authority Indemnified Persons” means, collectively, the designated members of the Authority and each and all of the Authority’s, respective past, present and future officers, members, directors, officials, employees, attorneys and agents (including counsel and financial advisers) and each of their respective heirs, successors and assigns.

“Authority Issuance Fee” means a one-time issuance fee of 10 basis points of the aggregate original principal amount of the Bonds payable to the Authority on the Date of Delivery of the Bonds.

“Authorized Denomination” means $100,000 or any integral multiple of $5,000 in excess thereof.

“Authorized Representative” means with respect to the Borrower, the person or persons at the time designated to act on behalf of the Borrower by a written certificate signed by the Borrower, furnished to the Trustee, the Bank, if any, and the Authority containing the specimen signature of each such person. With respect to any Bank, “Authorized Representative” shall mean any individual or individuals at the time designated to act on behalf of such Bank by a written certificate signed by the Bank, furnished to the Trustee, the Borrower and the Authority and containing the specimen signature of each such individual. With respect to the Authority, initially the Chairman, Vice Chairman, Executive Director, General Counsel or Secretary of the Authority, or any other person designated as an Authorized Representative by a certificate signed by a member of the Board or such Executive Director and filed with the Trustee, which certificate may designate an alternate or alternates, and, when used with reference to the performance of any act, the discharge of any duty or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document.

“Available Moneys” means (1) at any time when there is no Letter of Credit in effect with respect to the Bonds, any moneys from whatever source derived (including moneys from the Borrower or the Guarantor) and (2) at any time when there is an irrevocable direct pay Letter of Credit in effect with respect to the Bonds, (A) moneys derived from drawings under a Letter of Credit that are deposited in the Letter of Credit Account that are not commingled with any other moneys, (B) moneys (other than those described in clause (2)(A)) held by the Trustee (other than in the Rebate Fund or the account described in Section 4.07(G) hereof) and subject to a first-priority perfected lien under this Indenture for a period of at least ninety-one (91) consecutive calendar days and not commingled with any moneys so held for less than said period and during and prior to which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against the Borrower, the Authority or the Guarantor, (C) proceeds from the sale of the Bonds received contemporaneously with the issuance and sale or remarketing of such Bonds, (D) investment income derived from the investment of moneys described in clause (C) so long as (i) investments of such moneys are in Investment Securities rated by the Rating Agency in (a) any of the two-highest long-term rating categories; or (b) if applicable, the highest short-term rating category; and (ii) with respect to such investment earnings there has been delivered to the Trustee an opinion of nationally recognized bankruptcy counsel selected or approved by the Authority to the effect that the payment of such moneys to the holders of the Bonds would not constitute transfers avoidable under Section 547(b) of the Bankruptcy Code and recoverable from the holders of the Bonds under Section 550(a) of the Bankruptcy Code should the Authority, the Borrower, or the Guarantor be the debtor in a case under the Bankruptcy Code, and (E) proceeds of any refunding bonds issued to refund the Bonds.

“Bank” means any commercial bank, savings association or other financial institution issuing a Letter of Credit to support the Bonds, which will be a party to a Credit Agreement.

“Bank Bonds” shall have the meaning ascribed thereto in Section 4.07(C)(2) hereof.

“Beneficial Owners” means those individuals, partnerships, corporations or other entities for whom the Direct Participants have caused DTC to hold Book-Entry Bonds.

“Bond Counsel” means upon original issuance, Polsinelli PC, and thereafter any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, duly admitted to practice law before the highest court of any state of the United States of America, and acceptable to the Authority.

“Bondholder” see “Holder.”

“Bond Payment Date” means any date upon which any amounts payable with respect to the Bonds shall become due, whether upon redemption (including without limitation sinking fund redemption), acceleration, maturity or otherwise.

“Bond Purchase Agreement” means the Bond Purchase Agreement dated July 23, 2020, relating to the sale of the Bonds, among the Authority, the Borrower, the Guarantor and the Underwriter.

“Bond Registrar” or “Registrar” means the entity or entities performing the duties of the bond registrar pursuant to Section 2.08 hereof.

“Bonds” or “Bond” means all revenue bonds of the Authority authorized by and at any time Outstanding pursuant hereto and executed, issued and delivered in accordance with Section 2.02 hereof.

“Book-Entry Bonds” means the Bonds registered in the name of the nominee of DTC, or any successor securities depository for such Bonds, as the registered owner thereof pursuant to the terms and provisions of Section 2.11 hereof.

“Borrower” means Navistar International Corporation, a Delaware corporation, or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer of assets permitted under Section 5.2 of the Agreement and also means, unless the context otherwise requires, an assignee of the Agreement as permitted by Section 5.2 of the Agreement.

“Borrower Documents” means those documents identified as such in Section 2.3(a) of the Agreement.

“Business Day” means any day other than (i) a Saturday, Sunday or legal holiday in the State, (ii) a day on which commercial banks in New York, New York, or any other city or cities in which the Corporate Trust Office of the Trustee or the Tender Agent are authorized or required by law to close, (iii) a day on which the New York Stock Exchange is closed, or (iv) a day on which interbank wire transfers cannot be made on the Fedwire system. For purposes of determining the SIFMA Interest Rate, “Business Day” also excludes any day that SIFMA recommends that the fixed income departments of its members be closed for purposes of trading in U.S. government securities. For purposes of determining LIBOR, “Business Day” means any day, other than a Saturday or Sunday, on which dealings in deposits in U.S. dollars are transacted in the London interbank market. At such time as there is a Letter of Credit supporting the Bonds, the city where the office of the Bank (at which draws under such Letter of Credit will be made) is located shall be included in clause (ii) of this definition.

“Calculation Agent” means, while the Bonds bear interest in an Index Interest Rate Period or a SIFMA Interest Rate Period, the Paying Agent, until a successor Calculation Agent is appointed pursuant to Section 8.09, and thereafter means such successor Calculation Agent.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock (or other ownership or profits interest, including, without limitation, partnership, member or trust interest), including each class of Common or Preferred Stock of such Person, whether outstanding on the Date of Delivery or issued after the Date of Delivery, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (other than any debt securities convertible or exchangeable into such capital stock).

“Capitalized Lease Obligation” means obligations under a lease that are required to be classified and accounted for as a capitalized lease (and, for the avoidance of doubt, not a straight-line or operating lease) under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty. All obligations (including obligations incurred under any lease executed after the Date of Delivery) of any Person that are or would be characterized as an operating lease under GAAP as in effect as of November 6, 2017 shall continue to be (or shall be) accounted for as an operating lease for purposes of this Indenture regardless of any change in GAAP following the date thereof that would otherwise require such obligation to be characterized or recharacterized as a Capitalized Lease Obligation.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice.

“Certificate,” “Statement,” “Request,” “Requisition” or “Order” of the Authority or the Borrower means, respectively, a written certificate, statement, request, requisition or order signed in the name of the Authority by its Authorized Representative or such other individual as may be designated and authorized to sign for the Authority or in the name of the Borrower by an Authorized Representative of the Borrower. Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation and the two or more so combined shall be read and construed as a single instrument. If and to the extent required by Section 1.02 hereof, each such instrument shall include the statements provided for in Section 1.02 hereof.

“Change of Control” means the occurrence of one or more of the following events:

(1)    any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than (i) employee or retiree benefit plans or trusts sponsored or established by the Borrower or the Guarantor or (ii) one or more Permitted Holders in a transaction that, taking into account any Indebtedness incurred in connection therewith, results in Improved Ratings from S&P and Moody’s, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing 50% or more of the combined voting power of the Borrower’s then outstanding Voting Stock;

(2)    the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the Board of Directors of the Borrower: individuals who, on the Date of Delivery, constituted the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Borrower’s stockholders was approved (a) by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or (b) with respect to directors whose appointment of election to the Board of Directors was made by the holders of the Borrower’s non-convertible junior preference stock, series B, by the holders of such preference stock;

(3)    the shareholders of the Borrower shall approve any Plan of Liquidation;

(4)    the Borrower consolidates with or merges with or into another Person (other than the Borrower or any of the Restricted Subsidiaries), other than a merger or consolidation of the Borrower (i) in which the holders of the Common Stock of the Borrower outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger or (ii) with a Permitted Holder in a transaction that, taking into account any Indebtedness incurred in connection therewith, results in Improved Ratings from S&P and Moody’s; or

(5)    the Borrower or any Restricted Subsidiary, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of (other than by way of merger or consolidation), in one transaction or a series of related transactions, all or substantially all of the property or assets of the Borrower and the Restricted Subsidiaries (determined on a consolidated basis) to any Person; provided that none of (a) the merger or consolidation of a Restricted Subsidiary into the Borrower or into any Restricted Subsidiary, (b) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by a Securitization Subsidiary in connection with a Qualified Securitization Transaction, (c) the grant (but not the foreclosure or realization) of a Lien on assets of the Borrower or any Restricted Subsidiary in connection with Indebtedness permitted pursuant to the Senior Notes Indenture or (d) the sale, conveyance, transfer or lease of all or substantially all of the property or assets of the Borrower and the Restricted Subsidiaries to a Permitted Holder in a transaction that, taking into account any Indebtedness incurred in connection therewith, results in Improved Ratings from each Rating Agency, shall be deemed to be a Change of Control.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Borrower, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

For purposes of the foregoing clauses (1), (4) and (5), with respect to any such transaction involving a Permitted Holder, the determination of whether a Change of Control has occurred may be delayed for so long as any Rating Agency has announced or otherwise informed the Borrower that its rating with respect to the Bonds remains under review in connection with such transaction, until the earliest of (1) the date of completion of such review by any such Rating Agency, (2) the revision or confirmation by any such Rating Agency of a rating in respect of the Bonds in connection with such transaction that is not an Improved Rating and (3) the date that is 90 days after the completion of such transaction (and if, at such 90th day, Improved Ratings shall not have been issued by any such Rating Agency, a Change of Control shall be deemed to have occurred on such date).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commodity Agreement” means any commodity price/index swap, futures or option contract or similar agreement or arrangement.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Date of Delivery or issued after the Date of Delivery, and includes, without limitation, all series and classes of such common stock.

“Continuing Disclosure Undertaking” means that certain Continuing Disclosure Undertaking, dated the Date of Delivery, executed by the Borrower, as originally executed or as it may from time to time be supplemented or amended.

“Conversion Date” means each date on which the Interest Rate Period for the Bonds is converted from one type of Interest Rate Period to another type of Interest Rate Period or from a Term Interest Rate Period to another Term Interest Rate Period or from an Index Interest Rate Period to another Index Interest Rate Period or from a SIFMA Interest Rate Period to another SIFMA Interest Rate Period.

“Corporate Trust Office” means with respect to the Trustee, the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located in New York, New York, and with respect to the Tender Agent, the office of the Tender Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located in New York, New York; provided, however, that with respect to presentation of Bonds for payment or for registration of transfer and exchange such term shall mean the office or agency of the Trustee or Bond Registrar at which, at any particular time, its corporate trust agency business shall be conducted, which offices, at the date of the execution of this Indenture, is located at (a) for bond transfer/surrender purposes, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Facsimile: (973) 461-7191 or (973) 461-7192, Attention: Agency & Trust – Navistar International Corporation, and (b) for all other purposes, 388 Greenwich Street, New York, New York 10013, Facsimile: (212) 816-5527, Attention: Agency & Trust – Navistar International Corporation.

“Costs of Issuance” means all items of expense directly or indirectly payable by or reimbursable to the Authority or the Borrower and related to the authorization, issuance, sale and delivery of the Bonds, including but not limited to, the fees and expenses of the Authority, including its reasonable attorneys’ fees, costs of preparation and reproduction of documents, printing expenses, filing and recording fees, initial fees and charges of the Trustee, including its reasonable attorneys’ fees, underwriting fees, legal fees and charges, fees and disbursements of consultants and professionals, rating agency fees, fees and charges for preparation, execution and safekeeping of the Bonds and any other cost, charge or fee incurred in connection with the original issuance of the Bonds which constitutes a “cost of issuance” within the meaning of Section 147(g) of the Code.

“Costs of Issuance Fund” means the fund by that name established pursuant to Section 3.04 hereof.

“County 2010 Bonds” means the $90,000,000 in aggregate principal amount of outstanding The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010.

“County 2010 Trustee” means Citibank, N.A., as trustee under the Indenture of Trust dated as of October 1, 2010, as supplemented and amended by the First Supplemental Indenture of Trust dated August 1, 2016, and the Second Supplemental Indenture of Trust dated November 6, 2017, between The County of Cook, Illinois and the County 2010 Trustee relating to the County 2010 Bonds.

“Credit Agreement” means any agreement entered into in connection with the issuance of any Letter of Credit or of any Alternate Letter of Credit.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, currency forward, future or option contract or other similar agreement or arrangement.

“Daily Interest Rate” means a variable interest rate on all or a portion of the Bonds established daily in accordance with Section 2.03(D) hereof.

“Daily Interest Rate Period” means each period of time during which a Daily Interest Rate is in effect.

“Date of Delivery” means August 4, 2020, the date of initial issuance and delivery of the Bonds.

“DealCor Subsidiaries” means any Subsidiaries owned as of the Date of Delivery by the Borrower or one of its Subsidiaries or acquired by the Borrower or one of its Subsidiaries after the Date of Delivery whose principal business is owning or operating a dealership that sells products manufactured by the Borrower or any of its Restricted Subsidiaries.

“Determination of Taxability” means (1) if, due to the untruth or inaccuracy of any representation or warranty made by the Borrower in the Loan Agreement or in connection with the offer and sale of the Bonds, or the breach of any covenant or warranty of the Borrower contained in the Loan Agreement or in the Tax Certificate, interest on the Bonds, or any of them, is determined not to be Tax-exempt for the Holders thereof by a final administrative determination of the Internal Revenue Service or a judicial decision of a court of competent jurisdiction; or (2) Bond Counsel delivers an opinion obtained by the Borrower or a Guarantor, and delivered to the Trustee with a copy to be delivered to the Authority, to the effect that (a) interest on the Bonds, or any of them, is not Tax-exempt or would not be Tax-exempt absent a redemption of all or part of the Bonds, or (b) that the Bonds or any of them must be redeemed under the terms of a closing agreement or similar agreement between Authority and the Internal Revenue Service; provided, however, that no Determination of Taxability shall occur if any of the Bonds are not Tax-exempt because such Bond is held by a substantial user or related person thereto, as such terms are defined in Section 147 of the Code. A determination or decision will not be considered final for purposes of this definition unless (A) the Authority or the holder or holders of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Borrower and the Trustee prompt written notice of the commencement thereof, and (ii) shall have offered the Borrower the opportunity to control the proceeding; provided the Borrower agrees to pay all expenses and costs in connection therewith and to indemnify the Authority and such holder or holders against all liability for such expenses and costs (except that any such holder may engage separate counsel for the holder or holders of the Bonds, and the Borrower shall not be liable for the fees or expenses of such counsel but shall be liable for the fees and expenses of counsel to the Authority); and (B) such proceeding (whether administrative or judicial) shall not be subject to a further right of appeal or review or shall not have been timely appealed or submitted for further review.

“Direct Participants” means those broker-dealers, banks and other financial institutions from time to time for which DTC holds the Bonds as securities depository.

“Disqualified Capital Stock” means any Capital Stock that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, prior to the first anniversary of the maturity date of the Senior Notes or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the maturity date of the Senior Notes, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to the first anniversary of the maturity date of the Senior Notes.

“DTC” means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the New York Banking Law, or any successor securities depository for the Bonds.

“Electronic Means” means telecopy, telegraph, telex, electronic mail as a portable document format (pdf) or other replicating image attached to electronic mail, facsimile transmission or other similar electronic means of communication providing confirmation of receipt, including a telephonic communication confirmed by writing or written transmission.

“Event of Default” means any of the events specified in Section 7.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Facility” means any location at which any portion of the Project exists.

“Financing Documents” means this Indenture, the Agreement, the Bonds, the Remarketing Agreement, the Credit Agreement, if any, the Tax Certificate and each amendment thereof, and any other document or instrument to which the Authority or the Borrower is a party or by which either of them is bound and that is executed and delivered in connection with the Bonds.

“Financing Participants” means the Borrower, the Paying Agent, the Bond Registrar, the Calculation Agent, if any, the Bank, if any, and the Remarketing Agent, if any.

“Fiscal Year” means the period beginning on November 1 of each year and ending on the next succeeding October 31, or any other twelve-month, or fifty-two week, period hereafter selected and designated as the official fiscal year period of the Borrower.

“Fitch” means Fitch, Inc. a corporation organized and existing under the laws of the State of Delaware, doing business as Fitch Ratings, its successors and their assigns, or, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency (other than S&P or Moody’s) designated by the Authority, with the approval of the Borrower, by written notice to the Bank, the Trustee, the Remarketing Agent and the Tender Agent.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amendment or updated accounting standard under generally accepted accounting principles in the United States of America; provided, however, that leases shall be determined in accordance with Financial Accounting Standards Board codification 840 as in effect on the Original Securities Issuance Date.

“Guarantor” means Navistar, Inc., a Delaware corporation, or any successor thereof.

“Guaranty” means the certain Bond Guarantee dated as of July 1, 2020, issued by the Guarantor in favor of the Trustee, as originally executed and as it may from time to time be supplemented, modified or amended in accordance with the terms thereof.

“Holder” or “Bondholder” or “Owner,” whenever used herein with respect to a Bond, means the Person in whose name such Bond is registered, including but not limited to an Index Interest Rate Holder or a SIFMA Interest Rate Holder.

“IFA 2010 Bonds” means the $135,000,000 in aggregate principal amount of outstanding Illinois Finance Authority Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010.

“IFA 2010 Trustee” means Citibank, N.A., as trustee under the Indenture of Trust dated as of October 1, 2010, as supplemented and amended by the First Supplemental Indenture of Trust dated August 1, 2016, and the Second Supplemental Indenture of Trust dated November 6, 2017, between the Authority and the IFA 2010 Trustee relating to the IFA 2010 Bonds.

“Improved Ratings” means, after giving effect to any transaction that otherwise would constitute a Change of Control, the rating of the Bonds, as confirmed or revised by each Rating Agency in connection with such transaction, as applicable, is higher by one or more gradations (including gradations within rating categories (i.e., + or – for S&P and 1, 2 and 3 for Moody’s) as well as between rating categories, but not including ratings outlook changes) than its rating of the Bonds as of the Date of Delivery.

“Indebtedness” means, with respect to any Person, on any date of determination, any of the following, without duplication:

(1)    the principal of all obligations of such Person, whether or not contingent (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, bond, debenture or similar instrument or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the accrued purchase price of property or services, but excluding trade accounts payable or similar obligations to a trade creditor, deferred expenses, deferred compensation and similar obligations of such Person arising in the ordinary course of business;

(2)    all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable, deferred expenses, deferred compensation and similar obligations of such Person arising in the ordinary course of business or earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(3)    all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables or similar obligations to a trade creditor and such obligations are satisfied within 30 days of incurrence thereof), if and to the extent drawn upon;

(4)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than in connection with property subject to a Qualified Securitization Transaction) on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person’s legal liability; provided that if the obligations so secured have not been assumed by such Person or are otherwise not such Person’s legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien and the fair market value of the assets or property securing such Lien;

(5)    all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds;

(6)    all Disqualified Capital Stock issued by such Person and Preferred Stock of such Person’s Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any;

(7)    all net amounts owing under Interest Rate Protection Agreements, Currency Agreements or Commodity Agreements (the amount of any such obligations to be equal at any time to the net payments under such agreements or arrangements giving rise to such obligation that would be payable by such Person upon termination of such agreement or arrangement at such time); and

(8)    all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such Person.

Notwithstanding the foregoing, Indebtedness shall not include: (i) any guarantees of obligations of suppliers to the Borrower or any of its Restricted Subsidiaries that ensure timely delivery of products, tooling and other materials used in the production process; (ii) any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect on November 6, 2017, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred in the ordinary course of business or consistent with past practice; (iii) contingent obligations incurred in the ordinary course of business or consistent with past practice; (iv) Cash Management Services; and (v) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes.

“Indenture” means this Indenture, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture.

“Index” means LIBOR, or such other Index selected by the Borrower that will become effective upon a change in Interest Rate Period of the Bonds, provided that the Borrower delivers an Approving Opinion addressing the selection of such other Index.

“Index Interest Rate” means, as established pursuant to Section 2.03(B) during any Index Interest Rate Period, a per annum rate of interest equal to the sum of (i) the Applicable Spread plus (ii) the product of the Index as of the date of determination multiplied by the Applicable Factor.

“Index Interest Rate Holder” means, during any Index Interest Rate Period, (i) if the Bonds are not then held under the Book-Entry System, the Holder of the Bonds, provided that there is a single Holder of all of the Bonds, and (ii) if the Bonds are then held under the Book-Entry System, the Beneficial Owner of the Bonds, provided that there is a single Beneficial Owner of all of the Bonds.

“Index Interest Rate Period” means each period during which an Index Interest Rate is in effect, and which ends on the Index Rate Termination Date.

“Index Tender Date” means with respect to a change in Interest Rate Period for the Bonds to an Index Interest Rate Period after the Date of Delivery (including a change in Interest Rate Period from one Index Interest Rate Period to another Index Interest Rate Period), the date so specified by the Borrower pursuant to Section 2.03(B)(II). The Index Tender Date shall always be a Business Day, unless such date is the Principal Payment Date. If a date (other than the Principal Payment Date) that is not a Business Day is specified as an Index Tender Date, then the Index Tender Date shall be the Business Day following such specified date.

“Index Rate Termination Date” shall mean with respect to any Index Interest Rate Period the date on which the Interest Rate Period on the Bonds converts to a different Interest Rate Period pursuant to Sections 2.03(C), 2.03(D) or 2.03(E) or to a new Index Interest Rate Period pursuant to Section 2.03(B).

“Information Service” means the Municipal Securities Rulemaking Board (the “MSRB”) or, in accordance with then current guidelines of the Securities and Exchange Commission, such other services providing information with respect to called bonds, or no such services, as the Authority may designate in a Certificate of the Authority delivered to the Trustee in writing. Until otherwise designated by the MSRB, filings with the MSRB are to be made through the Electronic Municipal Market Access (EMMA) System of the MSRB located at http://emma.msrb.org.

“Interest Account” means the account by that name in the Revenue Fund established pursuant to Section 5.02 hereof.

“Interest Payment Date” means (a) during the initial Term Interest Rate Period, each April 15 and October 15, commencing April 15, 2021, (b) during a Variable Interest Rate Period, the first Business Day of each calendar month, (c) during a Term Interest Rate Period other than the initial Term Interest Rate Period or a 3-Month Term Interest Rate Period (in which case, the Interest Payment Date means the Conversion Date), the fifteenth day of the calendar month that is six calendar months after the beginning of the calendar month in which the Conversion Date occurs, as applicable, and the fifteenth day of the calendar month every six months after each such payment date thereafter until the end of such Interest Rate Period with the last Interest Payment Date thereof being on the first Business Day after the end of such Term Interest Rate Period, (d) each Conversion Date, (e) the Principal Payment Date, (f) any redemption date, and (g) during an Index Interest Rate Period or a SIFMA Interest Rate Period, (i) the first Business Day of each month and (ii) the Index Tender Date or the SIFMA Tender Date, as applicable.

“Interest Period” means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date, except that the first Interest Period shall be the period from and including the date of the first authentication and delivery of the Bonds to and including the day immediately preceding the first Interest Payment Date relating to the Bonds.

“Interest Rate Period” means a Daily Interest Rate Period, an Index Interest Rate Period, a SIFMA Interest Rate Period, a Weekly Interest Rate Period or a Term Interest Rate Period.

“Interest Rate Protection Agreement” means any credit default swap or option agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.

“Investment Securities” means any of the following securities (other than those issued by the Authority, the Borrower or the Guarantor):

(1)    United States dollars;

(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States, as the case may be, is pledged in support of those securities) or having maturities of not more than twenty-four months from the date of acquisition;

(3)    demand deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States, any state thereof or the District of Columbia; provided that such commercial bank has, at the time of the investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100.0 million and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(4)    obligations (including, but not limited to demand deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States, any state thereof or the District of Columbia; provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof and (B) such depository institution or trust company has at the time of the investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100.0 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the investment therein or contractual commitment providing for such Investment, are rated at least “A” from S&P or “A2” from Moody’s;

(5)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (3) above;

(6)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) and in each case maturing within two years from the date of creation or acquisition;

(7)    readily marketable direct obligations issued by any state of the United States or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of creation or acquisition;

(8)    investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization);

(9)    (i) interests in any investment company, money market, or other investment fund which invests 95% or more of its assets in instruments of the types specified in clauses (1) through (8) above or (ii) money market funds that are rated at least “AAA” by S&P; and

(10)    Any other investment designated by the Borrower and approved in writing by the Bank (if a Letter of Credit is then in effect).

“Letter of Credit” means, as applicable, (i) any Letter of Credit issued by a Bank (that is not an Affiliate of the Trustee), naming the Trustee as beneficiary and delivered with respect to the Bonds, pursuant to a Credit Agreement which meets the requirement of Section 5.7 of the Agreement and (ii) in the event of delivery of an Alternate Letter of Credit, such Alternate Letter of Credit.

“Letter of Credit Account” means the account by that name in the Revenue Fund established pursuant to Section 5.03 hereof.

“LIBOR” means, for each Reset Date, the London Interbank Offered Rate for U.S. dollar deposits for a one-month period, as reported on the Bloomberg Screen LIBOR01 Page (or any successor) (the “Designated LIBOR Page”) as of 11:00 a.m., London time, on the second Business Day preceding such Reset Date. If such rate is not then reported by Bloomberg, then “LIBOR” shall mean the rate then reported by any successor to or substitute for such service designated by the Borrower in writing that provides rate quotations comparable to those provided on such Bloomberg screen page. If LIBOR has been permanently discontinued and no longer appears on the Designated LIBOR Page, the Calculation Agent will use as directed in writing by the Authority with consent by the Borrower, as a substitute for LIBOR and for each future Reset Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Remarketing Agent will make such adjustments to the Alternative Rate or the spread thereon, as well as the Business Day convention, interest rate determination dates and related provisions and definitions (“Adjustments”) (if any). To the extent amendments to this Indenture are necessary to implement any such Adjustments, the Authority in its sole discretion may amend this Indenture without the consent of any Bondholder. If, provided however, an Alternative Rate has not been determined, the Authority will appoint in its sole discretion and at the expense of the Borrower an independent financial advisor (the “Financial Advisor”) to determine an appropriate Alternative Rate, and any Adjustments, and the decision of the Financial Advisor will be binding on the Authority, the Calculation Agent, the Borrower and the Bondholders. Notwithstanding anything to the contrary contained in this Indenture, the Calculation Agent shall be entitled to conclusively rely upon the determination of a substitute or successor rate by the Authority or the Financial Advisor. Neither the Trustee, the Paying Agent, nor the Calculation Agent shall have any obligation to select a successor rate nor shall the Trustee, the Paying Agent, the Tender Agent, the Registrar or the Calculation Agent be responsible for monitoring the selection of a successor rate by the Authority or the Financial Advisor. For the avoidance of doubt, neither the Trustee, the Paying Agent, the

Tender Agent, the Registrar nor the Calculation Agent will be under any obligation to (i) monitor, determine or verify the unavailability or cessation of LIBOR (or other applicable benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any “Benchmark Transition Event” or “Benchmark Replacement Date,” or (ii) select, determine or designate any “Benchmark Replacement” or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Adjustment, or other modifier to any replacement or successor index, if any, in connection with any of the foregoing. Neither the Trustee, the Paying Agent, the Tender Agent, the Registrar nor the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties as a result of the unavailability of LIBOR (or other applicable benchmark) and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any required or contemplated direction, instruction, notice or information and reasonably required for the performance of such duties.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction but excluding any such filing or agreement which reflects ownership by a third party of (1) property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or (2) accounts, general intangibles or chattel paper sold to the referent Person.

“Limited Offering Memorandum” means the Limited Offering Memorandum dated July 23, 2020, relating to the Bonds.

“Loan Default Event” means any one or more of the events specified in Section 6.1 of the Agreement.

“Loan Repayments” means the payments so designated and required to be made by the Borrower pursuant to Section 4.2 of the Agreement.

“Maximum Rate” means the lesser of (i) twelve percent (12%) per annum and (ii) the maximum rate permitted by applicable law.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency (other than S&P or Fitch) designated by the Authority, with the approval of the Borrower, by written notice to the Bank, the Trustee, the Remarketing Agent and the Tender Agent.

“Net Proceeds” means the proceeds from insurance or from actual or threatened condemnation or eminent domain actions with respect to all or any portion of the Project, less any costs reasonably expended by the Borrower to receive such proceeds.

“Note” means the Promissory Note dated the Date of Delivery from the Borrower to the Authority and assigned to the Trustee pursuant to the Agreement.

“Opinion of Counsel” means a written opinion (addressed and delivered to the Authority and the Trustee) of counsel (who may be counsel for the Authority) selected by the Authority and with respect to any Opinion of Counsel delivered to the Trustee, in form and substance reasonably acceptable to the Trustee. If and to the extent required by the provisions of Section 1.02 hereof, each Opinion of Counsel shall include the statements provided for in Section 1.02 hereof.

“Original Securities Issuance Date” means November 6, 2017, being the date of the issuance of the Senior Notes.

“Outstanding,” when used as of any particular time with reference to Bonds, means (subject to the provisions of Section 11.10 hereof) all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under this Indenture except (1) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation; (2) Bonds with respect to which liability of the Authority shall have been discharged in accordance with Section 10.02 hereof, including Bonds (or portions of Bonds) referred to in Section 11.10 hereof; (3) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to this Indenture; and (4) untendered Bonds for which moneys sufficient to pay the Purchase Price have been deposited as described in either Section 2.04(B) or 4.07(G) herein.

“Owner” see “Holder.”

“Participating Affiliate” means, with respect to the Borrower, each Person that directly or indirectly, through one or more intermediaries or other Persons, controls, or is controlled by, or is under common control with, the Borrower. For the purpose of this definition, the “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of a majority of voting securities or membership interests, as trustee, by contract or otherwise.

“Paying Agent” means the Paying Agent described in Section 8.07 hereof.

“Permitted Holder” means any Person that is primarily engaged, directly or indirectly, in manufacturing or another industrial business and activities related thereto. Any Person included in the TRATON Group will be a “Permitted Holder.”

“Person” means any individual, corporation, partnership, limited liability company, joint stock company, joint venture, trust, estate, unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Plan of Liquidation” means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

(1)    the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person; and

(2)    the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

“Preferred Stock” means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Principal Account” means the account by that name in the Revenue Fund established pursuant to Section 5.02.

“Principal Payment Date” means October 15, 2040.

“Project” means any equipment, buildings, structures, fixtures, vehicles and improvements financed in whole or in part from the proceeds of the sale of the 2010 IFA Bonds or the 2010 Cook County Bonds as more fully described in Exhibit A to the Loan Agreement.

“Purchase Date” means the date on which any Bond is required to be purchased pursuant to Section 2.04 hereof, Section 4.02(B) or Section 4.06 hereof.

“Purchase Price” means that amount equal to 100% of the principal amount of any Bond purchased pursuant to Sections 2.04, 4.02(B) or 4.06 of this Indenture, plus accrued and unpaid interest thereon to but not including the Purchase Date or the date on which such Bond is deemed purchased in accordance with Section 2.04 hereof.

“Qualified Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by any of the Restricted Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which any of the Restricted Subsidiaries may sell, convey or otherwise transfer to:

(1)    a Securitization Subsidiary; or

(2)    any other Person, or may grant a security interest in, any Receivables or interests therein secured by the merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all security or ownership interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of merchandise or services, and monies due thereunder, security or ownership interests in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

“Rating Agency” means Moody’s, if Moody’s is then rating the Bonds, S&P, if S&P is then rating the Bonds and/or Fitch, if Fitch is then rating the Bonds, or such other nationally-recognized rating agency then rating the Bonds.

“Rating Letter” means a letter from a Rating Agency indicating a rating on the Bonds assigned by such Rating Agency.

“Rebate Fund” means the fund by that name created by the Tax Certificate.

“Rebate Instructions” means those calculations and directions required to be delivered to the Trustee and, if requested, the Authority by the Borrower under the Tax Certificate.

“Rebate Requirement” means the Rebate Requirement defined in the Tax Certificate.

“Record Date” means (i) the Business Day immediately preceding the applicable Interest Payment Date during a Variable Interest Rate Period, (ii) the Business Day immediately preceding the applicable Interest Payment Date during any Term Interest Rate Period of less than one year, including any 3-Month Term Interest Rate Period, and (iii) the day, whether or not a Business Day, which is the fifteenth day of the month prior to an Interest Payment Date during any Index Interest Rate Period, any SIFMA Interest Rate Period or any Term Interest Rate Period of one year or greater.

“Redemption Account” means the account by that name established in the Revenue Fund pursuant to Section 5.02 hereof.

“Remarketing Agent” means any Remarketing Agent appointed pursuant to Section 8.12 hereof, and its successors in such office under this Indenture.

“Remarketing Agreement” means any remarketing agreement between the Borrower and a Remarketing Agent, or the agreement or instrument pursuant to which a successor to the Remarketing Agent shall perform its services.

“Request of the Authority” or “Request of the Borrower” shall mean a written direction by an Authorized Representative of the Authority or the Borrower, as the case may be.

“Reset Date” means with respect to Bonds in an Index Interest Rate Period or a SIFMA Interest Rate Period, each date on which the interest rate with respect to the Bonds changes and the Bonds begin to bear interest at a new rate, which shall be (i) in the case of the Index Interest Rate Period, the first day of such Index Interest Rate Period and thereafter the first Business Day of each month, and (ii) in the case of the SIFMA Interest Rate Period, the first day of such SIFMA

Interest Rate Period and thereafter each Thursday; provided, however, in connection with a change in Interest Rate Period, the Remarketing Agent may designate, upon the direction of the Borrower, on or prior to the Conversion Date, any other day as the Reset Date for Bonds.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary. In this Indenture, references to a “Restricted Subsidiary” are to a Restricted Subsidiary of the Borrower, unless the context requires otherwise. The Guarantor is a Restricted Subsidiary.

“Retained Rights” means the rights of the Authority under Sections 4.2(b), 4.2(c), 4.2(d), 8.2 and 8.4 of the Agreement and, to the extent not expressly provided in said sections (or in any other sections hereof or thereof) the Authority’s rights under this Indenture and the Agreement to (a) receive any Administrative Fees and Expenses to the extent payable to the Authority; (b) inspect books and records and the Project; (c) give or receive notices, approvals, consents, requests, and other communications; (d) receive payment or reimbursement for expenses, including, without limitation, “Additional Payments”; (e) immunity from and limitation of liability; (f) indemnification by the Borrower or any other Person and security for the Borrower’s indemnification obligation; and (g) the obligation of the Borrower to make deposits pursuant to the Tax Certificate; and further, to enforce, in its own name and on its own behalf, those provisions hereof and of the Agreement and any other document, instrument or agreement entered into with respect to the Bonds that provides generally for the foregoing enumerated rights or any similar rights of the Authority or any Authority Indemnified Person. For avoidance of doubt, the “Retained Rights” referenced in clauses (e) and (f) above, shall include (but not be limited to) the rights of the Authority Indemnified Persons to immunity from and limitation of liability and indemnification by the Borrower as provided in the Agreement and the right of any such Authority Indemnified Person to enforce such rights in his, her or its own name.

“Revenue Fund” means the fund by that name established pursuant to Section 5.01.

“Revenues” means all amounts received by the Authority or the Trustee for the account of the Authority pursuant or with respect to the Agreement, the Note, the Letter of Credit, if any, or the Guaranty including, without limiting the generality of the foregoing, Loan Repayments (including both timely and delinquent payments, any late charges, and paid from whatever source), prepayments, insurance proceeds, condemnation proceeds, and all interest, profits or other income derived from the investment of amounts in any fund or account established pursuant to this Indenture (except as provided below), but not including Additional Payments, including without limitation any Administrative Fees and Expenses, Tender Proceeds, or any moneys paid for deposit into the Rebate Fund, any investment earnings on moneys held in such funds or accounts, and any other payments in respect of the Retained Rights.

“S&P” means S&P Global Ratings, its successors and their assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency (other than Moody’s or Fitch) designated by the Authority, with the approval of the Borrower, by written notice to the Bank, if any, the Trustee, the Remarketing Agent, if any, and the Tender Agent, if any.

“S&P Index” means the S&P Weekly High Grade Index maintained by S&P.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or a Restricted Subsidiary leases it from such Person.

“Securities Depositories” means the following registered securities depositories: The Depository Trust Company, 55 Water Street, New York, New York 10041-0099 (for notices of redemption – Attn: Call Notification Department, Redemption Notice Enclosed, Fax – (212) 855-7232, 7233, 7234 or 7235; for notices of tender – Attn: Put Bonds Unit, Put Notice Enclosed, Fax – (212) 855-5235); or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other securities depositories, or no such depositories, as the Authority may indicate in a Certificate of the Authority delivered to the Trustee.

“Securitization Subsidiary” means a Subsidiary of the Borrower existing on the Date of Delivery or formed or acquired thereafter which engages principally in securitization transactions and in activities reasonably related to or in connection with the entering into of securitization transactions and:

(1)     no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(a)    is guaranteed by the Borrower or any Restricted Subsidiary,

(b)    is recourse to or obligates the Borrower or any Restricted Subsidiary in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, or

(c)    subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction;

(2)     with which neither the Borrower nor any Restricted Subsidiary:

(a)    provides any credit support; or

(b)    has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Borrower or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (a) and (b)

of this clause (2), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary); and

(3)     with which neither the Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results. For purposes of the foregoing, Navistar, Inc. shall not be deemed to be providing credit support to any Subsidiary of Navistar Financial Corporation (“NFC”) that would otherwise qualify as a Securitization Subsidiary as a result of the terms of the Support Agreement in which the Guarantor agrees to provide credit support directly to NFC for the benefit of its lenders (but not any other provisions).

“Senior Notes” means the Borrower’s 6.625% Senior Notes due 2025 issued under the Senior Notes Indenture and any unsecured Indebtedness of the Borrower incurred to refinance the Senior Notes.

“Senior Notes Indenture” means the Indenture dated as of November 6, 2017, among the Borrower, the Guarantor and The Bank of New York Mellon Trust Company, N.A. as trustee, as originally executed or as it may from time to time be supplemented, modified or amended, providing for the issuance of the Senior Notes, and any one or more agreements, including indentures, governing unsecured Indebtedness incurred to refinance the Senior Notes.

“Senior Secured Notes” means the Borrower’s 9.500% Senior Secured Notes due 2025 issued under the Senior Secured Notes Indenture and any Indebtedness of the Borrower incurred to refinance the Senior Secured Notes.

“Senior Secured Notes Indenture” means the Indenture dated as of April 27, 2020, among the Borrower, the Guarantor and The Bank of New York Mellon Trust Company, N.A. as trustee, as originally executed or as it may from time to time be supplemented, modified or amended, providing for the issuance of the Senior Secured Notes, and any one or more agreements, including indentures, governing Indebtedness incurred to refinance the Senior Secured Notes.

“SIFMA” means the Securities Industry and Financial Markets Association, and any successor thereto.

“SIFMA Delayed Remarketing Period” means the period beginning on the date that all then Outstanding Bonds in the SIFMA Interest Rate Period are not remarketed on the SIFMA Tender Date and ending on the date that such Bonds are remarketed or redeemed.

“SIFMA Index” means, on any date, the Municipal Swap Index compiled from weekly interest rate resets of tax-exempt variable rate issues included in a database maintained by Municipal Market Data that meet specific criteria established from time to time by SIFMA, or any person acting in cooperation with or under the sponsorship of SIFMA and acceptable to the Borrower, and effective from such date. If the Municipal Swap Index is not available, “SIFMA Index” shall mean the S&P Index and, if neither the Municipal Swap Index nor the S&P Index is available, “SIFMA Index” shall mean the Substitute Index.

“SIFMA Interest Rate” means, as established pursuant to Section 2.03(C) during any SIFMA Interest Rate Period, a per annum rate of interest equal to the sum of the SIFMA Index as of the date of determination and the Applicable Spread.

“SIFMA Interest Rate Holder” means, during any SIFMA Interest Rate Period, (i) if the Bonds are not then held under the Book-Entry System, the Holder of the Bonds, provided that there is a single Holder of all of the Bonds, and (ii) if the Bonds are then held under the Book-Entry System, the Beneficial Owner of the Bonds, provided that there is a single Beneficial Owner of all of the Bonds.

“SIFMA Interest Rate Period” means each period during which a SIFMA Interest Rate is in effect, and which ends on the SIFMA Interest Rate Termination Date.

“SIFMA Interest Rate Termination Date” shall mean with respect to any SIFMA Interest Rate Period the date on which the Interest Rate Period on the Bonds converts to a different Interest Rate Period pursuant to Sections 2.03(B), 2.03(D) or 2.03(E) or to a new SIFMA Interest Rate Period pursuant to Section 2.03(C).

“SIFMA Tender Date” means, with respect to a change in Interest Rate Period for the Bonds to a SIFMA Interest Rate Period after the Date of Delivery (including a change in Interest Rate Period from one SIFMA Interest Rate Period to another SIFMA Interest Rate Period), the date so specified by the Borrower pursuant to Section 2.03(C). The SIFMA Tender Date shall always be a Business Day, unless such date is the Principal Payment Date. If a date (other than the Principal Payment Date) that is not a Business Day is specified as a SIFMA Tender Date, then the SIFMA Tender Date shall be the Business Day following such specified date.

“State” means the State of Illinois.

“Subsidiary” of any Person means:

(1)

a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Restricted Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries of such Person; or

(2)

any other Person (other than a trust formed in connection with a Qualified Securitization Transaction) in which such Person, a Restricted Subsidiary of such Person or such Person and one or more Restricted Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

“Subsidiary Bond Guaranty” means each guaranty executed and delivered by a Subsidiary Guarantor to the Trustee pursuant to Section 5.10(b) of the Loan Agreement.

“Subsidiary Guarantor” means the Guarantor and each Restricted Subsidiary of the Borrower that becomes a guarantor of the Bonds pursuant to Section 5.10(b) of the Loan Agreement.

“Substitute Index” means the most recently effective substitute SIFMA Index, if any, designated in writing by the Borrower, for tax-exempt bonds meeting the then-current SIFMA criteria. The Calculation Agent shall be entitled to conclusively rely upon the determination of a Substitute Index by the Borrower and shall have no obligation to select a Substitute Index, nor shall the Calculation Agent be responsible for monitoring the selection of Substitute Index by the Borrower.

“Supplemental Indenture” means any indenture hereafter duly authorized and entered into between the Authority and the Trustee, supplementing, modifying or amending this Indenture; but only if and to the extent that such Supplemental Indenture is specifically authorized hereunder.

“Support Agreement” means the Fourth Amended and Restated Side Agreement dated as of May 27, 2016, as amended to the Issue Date between the Borrower and the Guarantor (formerly known as International Truck and Engine Corporation), as it may be amended, modified, supplemented, restated or renewed from time to time; provided that such agreement shall not be amended, modified, supplemented, restated or renewed in a manner adverse in any material respect to the interests of the Borrower and its Restricted Subsidiaries taken as a whole.

“Tax Certificate” means the Tax Agreement dated the Date of Delivery among the Authority, the Trustee and the Borrower.

“Tax-exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income for federal income tax purposes (other than in the case of a Holder of any Bonds who is a substantial user of any component of the Project or a related Person within the meaning of Section 147(a) of the Code) whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating tax liabilities, including any alternative minimum tax or environmental tax, under the Code.

“Tender Agent” means initially the Trustee and any successor tender agent appointed pursuant to Section 8.14 hereof.

“Tender Proceeds” means moneys paid to the Tender Agent from the sources set forth in Section 4.07(A)(2) to purchase Bonds which have been tendered pursuant to Section 2.04(A) or Section 4.06.

“Term Interest Rate” means a non-variable interest rate on the Bonds established in accordance with Section 2.03(E) hereof, or for the initial Term Interest Rate Period, established by the Underwriter prior to sale of the Bonds.

“Term Interest Rate Period” means each period during which a Term Interest Rate is in effect.

“Term Loan Credit Agreement” means that certain credit agreement dated November 6, 2017 by and among the Borrower, the Guarantor, the other borrowers party thereto, the guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any guarantees and security documents), as amended by that certain Amendment No. 1 to the Credit Agreement dated as of January 19, 2018 by and among the Guarantor, the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Term Loan Credit Agreement or one or more successors to the Term Loan Credit Agreement or one or more new credit agreements.

“TRATON Acquisition” means any transaction or series of related transactions in which TRATON SE or any of its Affiliates (or any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) in which TRATON SE or any of its Affiliates is a controlling member): (i) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing 50% or more of the combined voting power of the Borrower’s then outstanding Voting Stock; (ii) TRATON SE or one of its Affiliates consolidates with or merges with or into the Borrower, other than a merger or consolidation of the Borrower in which the holders of the Common Stock of the Borrower outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; or (iii) the Borrower or any Restricted Subsidiary, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of (other than by way of merger or consolidation), in one transaction or a series of related transactions, all or substantially all of the property or assets of the Borrower and the Restricted Subsidiaries (determined on a consolidated basis) to TRATON SE or any of its Affiliates.

“TRATON Group” means TRATON SE or any of its Affiliates (or any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) in which TRATON SE or any of its Affiliates is a controlling member).

“Trust Estate” means all of the Revenues and any other amounts (including proceeds of the sale of Bonds) held in any fund or account established pursuant to this Indenture (except the Rebate Fund and any amounts due to the Authority or the Authority Indemnified Persons in respect of the Retained Rights).

“Trustee” means Citibank, N.A., a national banking association, having a designated Corporate Trust Office in New York, New York, or its successor as Trustee hereunder as provided in Section 8.01.

“Underwriter” means BofA Securities, Inc.

“Unrestricted Subsidiary” means:

(1)    each of NFC; Navistar Financial S.A. de C.V. SOFOM E.N.R.; Navistar Comercial, S.A. de C.V.; Servicios Corporativos Navistar, S.A. de C.V.; Transproteccion Agente de Seguros, S.A. de C.V.; Harbour Assurance Company of Bermuda Limited; Navistar Leasing Services Corporation f/k/a Harco Leasing Company, Inc.; International Truck and Engine Corporation US Holding Company, LLC; International Truck and Engine Corporation Cayman Islands Holding Company; International Truck and Engine Investments Corporation; Blue Diamond Parts, LLC; International Dealcor Operations, Ltd.; International Truck and Engine Mauritius Holding Ltd.; International Truck Leasing Corp.; Navistar Financial Retail Receivables Corporation; Navistar Financial Securities Corporation; Truck Retail Accounts Corporation; Navistar Cayman Islands Intellectual Property Company; Navistar Luxembourg Intellectual Property Company; Navistar (Shanghai) Trading Co. Ltd.; Anhui Jianghuai Navistar Diesel Engine Co., Ltd.; Navistar Asia Pacific Pte. Ltd.; Navistar Defence Africa (Proprietary) Limited; Navistar Financial Fleet Funding Corp.; Navistar (Gibraltar) Holding Limited; Navistar Hong Kong Holding Company Limited; Navistar Luxembourg Holding S.a.r.l.; NC2 Luxembourg Property S.àr.l.; Powertrain Industria e Comercio Ltda.; Parts & Service Ventures Inc.; Parts & Service Ventures Canada Inc.; OCC Technologies, LLC; all DealCor Subsidiaries and all Securitization Subsidiaries in existence as of the Date of Delivery and their respective Subsidiaries until such time as it is designated a Restricted Subsidiary pursuant to the second succeeding sentence;

(2)    any Subsidiary of the Borrower (other than the Guarantor as long as its Guaranty is in effect, and other than NIBV or any of its Subsidiaries) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(3)    any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary; provided that either

(1)    the Subsidiary to be so designated has total assets of $1,000 or less or

(2)    if such Subsidiary has assets greater than $1,000, such designation would be permitted under the Senior Notes Indenture.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (a) if such Unrestricted Subsidiary at such time has Indebtedness, the Borrower could incur $1.00 of additional Indebtedness under the Senior Notes Indenture and (b) no default shall have occurred and be continuing under the Senior Notes Indenture. Any such designation by the Board of Directors shall be evidenced by the Borrower to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and a Certificate of an Authorized Representative of the Borrower certifying that such designation complied with the foregoing provisions.

“Variable Interest Rate” means the Daily Interest Rate and the Weekly Interest Rate.

“Variable Interest Rate Period” means each period during which a Variable Interest Rate is in effect.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

“Weekly Interest Rate” means a variable interest rate on the Bonds established weekly in accordance with Section 2.03(D) hereof.

“Weekly Interest Rate Period” means each period during which Weekly Interest Rates are in effect.

“3-Month Term Interest Rate Period” means each Term Interest Rate Period with a duration of three calendar months.

Section 1.02.    Content of Certificates and Opinions. Every certificate or opinion provided for in this Indenture with respect to compliance with any provision hereof shall include (1) a statement that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made or caused to be made such examination or investigation as is necessary to enable such Person to express an informed opinion with respect to the subject matter referred to in the instrument to which such Person’s signature is affixed; (4) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (5) a statement as to whether, in the opinion of such Person, such provision has been complied with.

Any such certificate or opinion made or given by an officer of the Authority or an officer or Authorized Representative of the Borrower may be based, insofar as it relates to legal, accounting or business matters of either of them, upon a certificate or opinion of or representation by counsel, an Accountant or a management consultant, unless such officer or Authorized Representative knows, or in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate, opinion or representation may be based, as aforesaid, is erroneous. Any such certificate, opinion or representation made or given by counsel, an Accountant or a management consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Authority or the Borrower, as the case may be) upon a certificate or opinion of or representation by an officer of the Authority or an officer or Authorized Representative of the Borrower, unless such counsel, Accountant or management consultant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such Person’s certificate or opinion may be based, as aforesaid, is erroneous. The same officer of the Authority or officer or Authorized Representative of the Borrower, or the same counsel or Accountant or management consultant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Indenture, but different officers, Authorized Representatives, counsel, Accountants or management consultants may certify to different matters, respectively.

Notwithstanding the foregoing two paragraphs, when any certificate or opinion is required by the express terms of this Indenture or the Agreement to be given by the Authority on its own behalf, any such certificate or opinion made or given by an Authorized Representative of the Authority (and in no event individually) may be based, (i) insofar as it relates to factual matters, solely upon a certificate of or representation by the Borrower, (ii) insofar as it relates to legal or accounting matters, solely upon a certificate or representation by counsel or an Accountant, as the case may be, in each case under clauses (i) and (ii) without further investigation or inquiry by such Authorized Representative unless such Authorized Representative has actual (and not implied, constructive or imputed) knowledge that the certificate or opinion with respect to the matters upon which such certificate or opinion may be based are erroneous in any material respect; and further in each case without including any or all of the statements enumerated in subclauses (1) through (5) of the first paragraph of this Section 1.02.

Section 1.03.    Interpretation. Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

(a)    Headings of articles and sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

(b)    All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.

(c)    All references to time herein shall refer to local time in New York, New York.

ARTICLE II

THE BONDS

Section 2.01.    Authorization of Bonds. Bonds shall be issued hereunder in order to obtain moneys to carry out the purposes of the Act for the benefit of the Authority and the Borrower. One or more series of Bonds may be issued hereunder in the aggregate principal amount specified in Section 2.02. The Bonds are designated as “Illinois Finance Authority Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020.” This Indenture constitutes a continuing agreement with the Holders from time to time of the Bonds to secure the full payment of the principal (or redemption price) of and interest on all such Bonds subject to the covenants, provisions and conditions herein contained.

Section 2.02.    Form of the Bonds. The Bonds shall be issued in the form of fully registered bonds, without coupons in Authorized Denominations, in the aggregate principal amount of Two Hundred Twenty-Five Million Dollars ($225,000,000), shall be dated the Date of Delivery and shall mature (subject to prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on the Principal Payment Date. The Bonds shall bear interest on the unpaid principal amount thereof as set forth in Section 2.03 hereof; provided, however, that in no event shall the rate of interest on any Bond exceed at any time the Maximum Rate. If an Event of Default shall have occurred and be continuing, the interest rate on the Bonds shall be the rate on the Bonds on the day prior to the occurrence of such Event of Default.

The Bonds shall be issued in substantially the form set forth in Exhibit A of this Indenture with such variations, insertions or omissions as are appropriate and not inconsistent therewith and shall conform generally to the rules and regulations of any governmental authority or usage or requirement of law with respect thereto. The Bonds shall be numbered and lettered from one upward preceded by the letter “R” prefixed to the number and may bear such additional letters, numbers, legends or designations as the Bond Registrar determines are desirable.

Section 2.03.    Interest Rates. (A) The Bonds shall bear interest from and including their Date of Delivery until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Bonds with respect to the immediately preceding Interest Period shall be paid as provided below, provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired pursuant to this Section 2.03 on the next succeeding Business Day, with the same effect as if made on the day such payment was due. Except during a Term Interest Rate Period of one year or more, interest on each series of Bonds shall be computed upon the basis of a 365-day or 366-day, as applicable, year for the number of days actually elapsed. During any Term Interest Rate Period of one year or more, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. The first Interest Payment Date for the Bonds shall be April 15, 2021.

Payment of the interest on any Bond shall be made to the Person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof as of the close of business on the Record Date, such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed by first class mail on the Interest Payment Date, to such Bondholder’s address as it appears on the registration books or at such other address as has been furnished to the Bond Registrar as provided below, in writing by such Bondholder not later than the Record Date, or (ii) upon written request at least three Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount of such Bonds, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written notice (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest rate shall be the rate on the Bonds on the day before such default occurred and such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Trustee.

In the manner hereinafter provided, the term of the Bonds will be divided into consecutive Interest Rate Periods, during each of which the Bonds shall bear interest at an Index Interest Rate, a SIFMA Interest Rate, a Daily Interest Rate, a Weekly Interest Rate or a Term Interest Rate. The initial Interest Rate Period for the Bonds shall be the Term Interest Rate Period. The initial Term Interest Rate Period for the Bonds shall end on July 31, 2030. The interest rate for the initial Term Interest Rate Period shall be 4.75% per annum. The Principal Payment Date for the Bonds is October 15, 2040.

(B)    (I)    Determination of Index Interest Rate. During each Index Interest Rate Period, the Bonds shall bear interest at the Index Interest Rate. The Applicable Spread for each Index Interest Rate Period shall be determined by the Remarketing Agent on or prior to the Conversion Date in accordance with the definition thereof. The Remarketing Agent shall furnish such Applicable Spread so determined to the other Financing Participants by Electronic Means not later than the Conversion Date. The Index Interest Rate shall be determined by the Calculation Agent at or before 12:00 noon (New York City time) on each Reset Date. The Calculation Agent shall furnish each Index Interest Rate so determined to the other Financing Participants by Electronic Means not later than such Reset Date. Upon the written request of any Bondholder, the Paying Agent shall confirm the Index Interest Rate then in effect (to the extent available to it).

All percentages resulting from any step in the calculation of interest on the Bonds while in an Index Interest Rate Period will be rounded, if necessary, to the nearest ten-thousandth of a percentage point (i.e., to four decimal places) with five hundred thousandths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation of interest on the Bonds while in an Index Interest Rate Period will be rounded to the nearest cent (with one-half cent being rounded upward).

(II)    Adjustment to Index Interest Rate Period and Notice Thereof. The Borrower may elect that the Interest Rate Period for the Bonds shall be an Index Interest Rate Period upon consultation with Bond Counsel as to the effect, if any, of the proposed election or conversion (unless such Index Interest Rate Period follows an Index Interest Rate Period, in which case consultation shall not be required) and by written notice to the Trustee, the Calculation Agent, and the Remarketing Agent. Such notice (a) shall specify the date on which the Bonds shall be purchased pursuant to Section 4.06 hereof, which date shall be (1) with respect to conversion from a Variable Interest Rate Period, the first Business Day of a month not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice, (2) with respect to a conversion from a SIFMA Interest Rate Period or another Index Interest Rate Period, the Business Day next succeeding the last day of the SIFMA Interest Rate Period or the then-current Index Interest Rate Period, as applicable, or a Business Day meeting the requirements of Section 2.03(B)(III) or Section 2.03(C)(III), as applicable, and, in each case, not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice, or (3) with respect to conversion from a Term Interest Rate Period, the Business Day next succeeding the last day of such Interest Rate Period and not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice; (b) shall state whether a Letter of Credit shall secure the Bonds during the Index Interest Rate Period and, if so, state the name of the Bank; (c) shall state that a Rating Letter shall be delivered to the Trustee at least five (5) calendar days prior to the commencement of the Index Interest Rate Period; (d) if applicable, shall be accompanied by an executed copy of the Continuing Disclosure Undertaking to be in effect with respect to such Index Interest Rate Period; and (e) shall provide the information described in Section 2.03(D)(III)(vi). No later than the second Business Day prior to the proposed Conversion Date or at any earlier time, as the Remarketing Agent or the Trustee may request from the Borrower, the Borrower, by written notice to the Trustee, the Calculation Agent and the Remarketing Agent, shall determine the duration of the Index Interest Rate Period (which may be (i) any period of (a) one year or (b) any integral multiple of one year, except that in the event such Interest Rate Period ends on a day that would cause the immediate succeeding Interest Rate Period to begin on a day that is not a Business Day, the duration of any such Interest Rate Period may be adjusted to allow the effective date for any subsequent Interest Rate Period to occur on the immediate following Business Day, or (ii) the period of time remaining to the Principal Payment Date). If, at least twenty (20) calendar days prior to the last day of any Index Interest Rate Period, the Borrower shall not have elected that the Bonds bear interest at an Index Interest Rate, a SIFMA Interest Rate, a Variable Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall be an Index Interest Rate Period of the same duration as the Index Interest Rate Period currently in effect, or, if less, until the Principal Payment Date.

In the event the Borrower does not confirm the proposed Index Interest Rate, the Bonds shall convert to a Weekly Interest Rate Period and the interest rate in effect on the Bonds beginning on the applicable effective date shall be a percentage per annum equal to the SIFMA Index plus 15 basis points to be reset in the same manner as the Weekly Interest Rate is reset, as provided in Section 2.03(D)(I) hereof, until the Bonds are converted to another Interest Rate Period.

(III)    Conversion from Index Interest Rate Period Prior to Index Tender Date. During any Index Interest Rate Period, the Borrower may elect to change the Interest Rate Period of the Bonds to another Interest Rate Period on any date on which the Bonds are subject to optional redemption pursuant to Section 4.01(3), upon consultation with Bond Counsel as to the effect, if any, of the proposed election or conversion (unless such Index Interest Rate Period is converted to another Index Interest Rate Period, in which case consultation shall not be required) and by written notice to the Trustee, the Calculation Agent and the Remarketing Agent. If the Bonds are not successfully remarketed on the date the new Interest Rate Period was to have become effective, the Bonds shall not be subject to mandatory purchase pursuant to Section 4.06 hereof, the Bonds shall continue to bear interest at the Index Interest Rate in the current Interest Rate Period, and such Bonds shall remain subject to mandatory purchase on the Index Tender Date for such current Interest Rate Period.

(C)    (1)    Determination of SIFMA Interest Rate. During each SIFMA Interest Rate Period, the Bonds shall bear interest at the SIFMA Interest Rate. The Applicable Spread for each SIFMA Interest Rate Period shall be determined by the Remarketing Agent on or prior to the Conversion Date in accordance with the definition thereof. The Remarketing Agent shall furnish such Applicable Spread so determined to the other Financing Participants by Electronic Means not later than the Conversion Date. During the SIFMA Interest Rate Period, the Calculation Agent shall establish the SIFMA Index by 4:00 p.m. on each Wednesday or, if such Wednesday is not a

Business Day, the Business Day next preceding such Wednesday. The SIFMA Interest Rate shall be determined by the Calculation Agent at or before 12:00 noon (New York City time) on each Reset Date. The Calculation Agent shall furnish each SIFMA Interest Rate so determined to the other Financing Participants by Electronic Means not later than such Reset Date. Upon the written request of any Bondholder, the Paying Agent shall confirm the SIFMA Interest Rate then in effect.

All percentages resulting from any step in the calculation of interest on the Bonds while in a SIFMA Interest Rate Period will be rounded; if necessary, to the nearest ten-thousandth of a percentage point (i.e., to four decimal places) with five hundred thousandths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation of interest on the Bonds while in a SIFMA Interest Rate Period will be rounded to the nearest cent (with one-half cent being rounded upward).

(II)    Adjustment to SIFMA Interest Rate Period and Notice Thereof. The Borrower may elect that the Interest Rate Period for the Bonds shall be a SIFMA Interest Rate Period upon consultation with Bond Counsel as to the effect, if any, of the proposed election or conversion (unless such SIFMA Interest Rate Period follows a SIFMA Interest Rate Period, in which case consultation shall not be required) and by written notice to the Trustee, the Calculation Agent and the Remarketing Agent. Such notice (a) shall specify the date on which the Bonds shall be purchased pursuant to Section 4.06 hereof, which date shall be (1) with respect to conversion from a Variable Interest Rate Period, the first Business Day of a month not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice, (2) with respect to conversion from an Index Interest Rate Period or another SIFMA Interest Rate Period, the Business Day next succeeding the last day of the then-current SIFMA Interest Rate Period or the Index Interest Rate Period, as applicable, or a Business Day meeting the requirements of Section 2.03(B)(III) or Section 2.03(C)(III), as applicable, and, in each case, not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice, or (3) with respect to conversion from a Term Interest Rate Period, the Business Day next succeeding the last day of such Interest Rate Period and not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice; (b) shall state whether a Letter of Credit shall secure the Bonds during the SIFMA Interest Rate Period and, if so, state the name of the Bank; (c) shall state that a Rating Letter shall be delivered to the Trustee at least five (5) calendar days prior to the commencement of the SIFMA Interest Rate Period; (d) if applicable, shall be accompanied by an executed copy of the Continuing Disclosure Undertaking to be in effect with respect to such SIFMA Interest Rate Period; and (e) shall provide the information described in Section 2.03(D)(III)(vi). No later than the second Business Day prior to the proposed Conversion Date or at any earlier time, as the Remarketing Agent or the Trustee may request from the Borrower, the Borrower, by written notice to the Trustee, the Calculation Agent and the Remarketing Agent, shall determine the duration of the SIFMA Interest Rate Period (which may be (i) any period of (a) one year or (b) any integral multiple of one year, except that in the event such Interest Rate Period ends on a day that would cause the immediate succeeding Interest Rate Period to begin on a day that is not a Business Day, the duration of any such Interest Rate Period may be adjusted to allow the effective date for any subsequent Interest Rate Period to occur on the immediate following Business Day, or (ii) the period of time remaining to the Principal Payment Date). If, at least twenty (20) calendar days prior to the last day of any SIFMA Interest Rate Period, the Borrower shall not have elected that the Bonds bear interest at a SIFMA Interest Rate, an Index Interest Rate, a Variable Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall be a SIFMA Interest Rate Period of the same duration as the SIFMA Interest Rate Period currently in effect, or, if less, until the Principal Payment Date.

In the event the Borrower does not confirm the proposed SIFMA Interest Rate, the Bonds shall convert to a Weekly Interest Rate Period and the interest rate in effect on the Bonds beginning on the applicable effective date shall be a percentage per annum equal to the SIFMA Index plus 15 basis points to be reset in the same manner as the Weekly Interest Rate is reset, as provided in Section 2.03(D)(I) hereof, until the Bonds are converted to another Interest Rate Period.

(III)    Conversion from SIFMA Interest Rate Period Prior to SIFMA Tender Date. During any SIFMA Interest Rate Period, the Borrower may elect to change the Interest Rate Period of the Bonds to another Interest Rate Period on any date on which the Bonds are subject to optional redemption pursuant to Section 4.01(4), upon consultation with Bond Counsel as to the effect, if any, of the proposed election or conversion (unless such SIFMA Interest Rate Period is converted to another SIFMA Interest Rate Period, in which case consultation shall not be required) and by written notice to the Trustee, the Calculation Agent and the Remarketing Agent. If the Bonds are not successfully remarketed on the date the new Interest Rate Period was to have become effective, the Bonds shall not be subject to mandatory purchase pursuant to Section 4.06 hereof, the Bonds shall continue to bear interest at the SIFMA Interest Rate in the current Interest Rate Period, and such Bonds shall remain subject to mandatory purchase on the SIFMA Tender Date for such current Interest Rate Period.

(D)    (I)    Determination of Daily Interest Rate and Weekly Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 9:30 a.m. (New York City time) on each Business Day during such Daily Interest Rate Period to take effect on the next succeeding Business Day; provided, however, that if the then current Interest Rate Period is an Index Interest Rate Period, a SIFMA Interest Rate Period, a Weekly Interest Rate Period or a Term Interest Rate Period, the Daily Interest Rate for the Daily Interest Rate Period succeeding such Index Interest Rate Period, SIFMA Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Daily Interest Rate Period. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 12:00 noon (New York City time) on Wednesday of each week (or by 12:00 noon (New York City time) on the next succeeding Business Day if such Wednesday is not a Business Day) during such Weekly Interest Rate Period for the week commencing on that next succeeding Thursday (unless such Weekly Interest Rate is determined on the next succeeding Business Day if Wednesday is not a Business Day, in which case it shall be effective on the day of such determination); provided, however, that if the then current Interest Rate Period is an Index Interest Rate Period, a SIFMA Interest Rate Period, a Daily Interest Rate Period or a Term Interest Rate Period, the first Weekly Interest Rate for the Weekly Interest Rate Period succeeding such Index Interest Rate Period, SIFMA Interest Rate Period, Daily Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Weekly Interest Rate Period. The Variable Interest Rate shall be the interest rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the effective date of such Variable Interest Rate Period at a price equal to the principal amount thereof plus accrued interest; provided, however, that if for any reason the Variable Interest Rate cannot be determined, no Remarketing Agent shall be serving or the rate determined is held to be invalid or unenforceable, the Daily Interest Rate for the next succeeding Business Day and thereafter shall remain at the then-existing Daily Interest Rate, and the Weekly Interest Rate for the next succeeding Weekly Interest Rate Period shall remain at the then-existing Weekly Interest Rate, and thereafter the Weekly Interest Rate shall be the SIFMA Index plus 15 basis points. The first Daily Interest Rate determined for each Daily Interest Rate Period shall apply to the period commencing on the first day of such Daily Interest Rate Period and ending on the next succeeding Business Day. Thereafter, each Daily Interest Rate shall apply to the period commencing on each Business Day and ending on the next succeeding Business Day. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Wednesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Weekly Interest Rate Period shall (i) begin on a day other than Thursday, in which event the Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on such date and ending on the succeeding Wednesday or (ii) end on a day other than Wednesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Weekly Interest Rate Period and ending on such last day.

(II)    Adjustment to Daily Interest Rate Period or Weekly Interest Rate Period. The Borrower may elect to convert the Interest Rate Period for the Bonds (i) from a Weekly Interest Rate Period, Index Interest Rate Period, SIFMA Interest Rate Period or a Term Interest Rate Period to a Daily Interest Rate Period or (ii) from a Daily Interest Rate Period, Index Interest Rate Period, SIFMA Interest Rate Period or a Term Interest Rate Period to a Weekly Interest Rate Period, in each case upon consultation with Bond Counsel as to the effect, if any, of the proposed election or conversion (unless such Daily Interest Rate Period or Weekly Interest Rate Period, as applicable, follows a Daily Interest Rate Period or a Weekly Interest Rate Period, in which case consultation shall not be required) and by written notice to the Trustee, the Calculation Agent and the Remarketing Agent. Such notice shall include the information set forth in Section 2.03(D)(III) and shall specify the Conversion Date, which shall be the Business Day next succeeding the last day of any Daily Interest Rate Period, Weekly Interest Rate Period, SIFMA Interest Rate Period, Index Interest Rate Period or Term Interest Rate Period, as applicable, or a Business Day meeting the requirements of Section 2.03(B)(III) or Section 2.03(C)(III), as applicable, and, in each case, not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice, (iii) shall state that a Rating Letter shall be delivered to the Trustee at least five (5) calendar days prior to the Conversion Date, (iv) shall state whether a Letter of Credit shall secure the Bonds during the Variable Interest Rate Period and, if so, state the name of the Bank, and (v) if applicable, shall be accompanied by an executed copy of the Continuing Disclosure Undertaking to be in effect with respect to such Variable Interest Rate Period.

(III)    Notice of Adjustment to Daily Interest Rate Period or Weekly Interest Rate Period. The Trustee shall give notice by mail of a conversion to a Variable Interest Rate Period to the Bondholders, the Bank, if any, the Remarketing Agent and the Borrower not less than fifteen

(15) calendar days prior to the Conversion Date of such Variable Interest Rate Period. Such notice shall state (i) that the interest rate on the Bonds will be converted to a Daily Interest Rate or a Weekly Interest Rate, as applicable, (ii) the effective date of such Daily Interest Rate Period or Weekly Interest Rate Period, as applicable, (iii) that the Bonds will be purchased on such Conversion Date, pursuant to Section 4.06 hereof, (iv) the procedures for the purchase described in (iii) above, (v) that a Rating Letter shall be delivered to the Trustee at least five (5) calendar days prior to the Conversion Date and (vi) the principal amount and the Interest Rate Period of the Bonds to be converted, including, if applicable, the CUSIP number or letter and numerical designator of such Bonds.

(E)     (I)    Determination of Term Interest Rate. During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. (New York City time) on the Business Day preceding the first day of such Term Interest Rate Period. The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known to the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell such Bonds on the first day of such Term Interest Rate Period at a price equal to the principal amount thereof; provided, however, that if for any reason the Term Interest Rate cannot be determined for any Term Interest Rate Period, the interest rate on such Bonds shall convert to a Weekly Interest Rate during a Weekly Interest Rate Period unless the then existing Interest Rate Period is an Index Interest Rate Period or a SIFMA Interest Rate Period, as applicable, in which case the Bonds shall bear interest in accordance with Section 2.03(B)(II) or Section 2.03(C)(II), as applicable.

(II)    Adjustment to Term Interest Rate Period. Except with respect to a 3-Month Term Interest Rate Period that immediately follows another 3-Month Term Interest Rate Period when no notice shall be required, the Borrower, by written notice to the Trustee, the Calculation Agent and the Remarketing Agent, may elect that the Interest Rate Period for the Bonds shall be a Term Interest Rate Period. Such notice (a) shall specify the Conversion Date on which the Bonds shall be purchased pursuant to Section 4.06 hereof which date shall be (1) with respect to conversion from a Variable Interest Rate Period, the first Business Day of a month not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice, (2) the Business Day next succeeding the last day of the then-current Term Interest Rate Period and not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice; or (3) with respect to conversion from an Index Interest Rate Period or a SIFMA Interest Rate Period, the Business Day next succeeding the last day of such Interest Rate Period or a Business Day meeting the requirements of Section 2.03(B)(III) or Section 2.03(C)(III), as applicable, and, in each case, not less than twenty (20) calendar days following the date of receipt by the Trustee of such notice; (b) shall state whether a Letter of Credit shall secure the Bonds during the Term Interest Rate Period and, if so, state the name of the Bank; (c) shall state that a Rating Letter shall be delivered to the Trustee at least five (5) calendar days prior to the Conversion Date; (d) if applicable, shall be accompanied by an executed copy of the Continuing Disclosure Undertaking to be in effect with respect to such Term Interest Rate Period; (e) shall provide the information described in Section 2.03(D)(III)(vi) above; and (f) shall state whether the Borrower expects to provide an alternate redemption schedule pursuant to Section 4.01(8) herein. No later than the second Business Day prior to the proposed Conversion Date or at any earlier time, as the

Remarketing Agent or the Trustee may request from the Borrower, the Borrower shall, upon consultation with Bond Counsel as to the effect, if any, of the proposed conversion (unless such Term Interest Rate Period follows a Term Interest Rate Period, in which case consultation shall not be required) and by written notice to the Trustee, the Calculation Agent and the Remarketing Agent, determine the duration of the Term Interest Rate Period (which may be (i) any period of (a) three months, (b) one year, or (c) any integral multiple of one year, except that in the event such Interest Rate Period ends on a day that would cause the immediate succeeding Interest Rate Period to begin on a day that is not a Business Day, the duration of any such Interest Rate Period may be adjusted to allow the Conversion Date for any subsequent Interest Rate Period to occur on the immediately following Business Day, or (ii) the period of time remaining to the Principal Payment Date). If, at least twenty (20) calendar days prior to the last day of any Term Interest Rate Period, the Borrower shall not have elected that the Bonds bear interest at a Variable Interest Rate, an Index Interest Rate, a SIFMA Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall be a Term Interest Rate Period of the same duration as the Term Interest Rate Period currently in effect, or, if less, until the Principal Payment Date.

(III)    Notice of Adjustment to Term Interest Rate Period. Except with respect to a 3-Month Term Interest Rate Period that immediately follows another 3-Month Term Interest Rate Period when no notice shall be required, the Trustee shall give notice by mail of each Term Interest Rate Period to the Bondholders, the Bank, if any, the Remarketing Agent and the Borrower not less than fifteen (15) calendar days prior to the effective date of such Term Interest Rate Period. Such notice shall state (i) that the interest rate on the Bonds will be converted to or continue to be a Term Interest Rate, (ii) the Conversion Date to such Term Interest Rate Period, (iii) that the Bonds will be purchased on such Conversion Date pursuant to Section 4.06 hereof, (iv) whether the Bonds will be secured by a Letter of Credit and, if so, the name of the Bank, (v) the procedures of such purchase described in (iii) above and (vi) the information described in Section 2.03(D)(III)(vi).

(F)    The determination of the interest rate on the Bonds by the Remarketing Agent or the Calculation Agent, as applicable, shall be conclusive and binding upon the Bondholders of such Bonds, the Authority, the Tender Agent, the Borrower, the Bank, if any, and the Trustee.

The Bonds shall be subject to redemption and purchase as provided in Sections 4.01 and 4.06 hereof.

(G)    Partial Conversions.

(I)    General. Bonds may be converted in whole or in part to any Interest Rate Period subject to the terms of this Indenture. In the event the Bonds are in (or are to be converted to) more than one Interest Rate Period, the provisions herein relating to Bonds in a particular Interest Rate Period (or to be converted to a particular Interest Rate Period) shall apply only to the Bonds in (or to be converted to) such Interest Rate Period and, where necessary or appropriate, any reference in this Indenture to the Bonds shall be construed to mean the Bonds in (or to be converted to) such Interest Rate Period. This provision shall not apply to any Index Interest Rate Period or SIFMA Interest Rate Period.

(II)    Selection. In the event of any partial conversion of the Bonds to a new Interest Rate Period, the Bonds to be converted shall be selected by the Trustee from the Bonds in the Interest Rate Period as directed in writing by the Borrower. The particular Bonds (or portions thereof) in the Interest Rate Period to be converted shall be selected if the Bonds are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Bonds are listed or by lot by the Trustee from all the Bonds in the Interest Rate Period from which Bonds are to be converted. The principal amount of Bonds to be converted shall be determined so that all of the Bonds shall be in Authorized Denominations. Bonds (or portions thereof) shall be selected if the Bonds are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Bonds are listed or by lot by the Trustee. Such selection shall be conclusive and binding upon any affected Bondholder, the Borrower, the Guarantor, the Remarketing Agent, the Authority and the Bank, if any, and the selection of the Bonds to be converted shall occur prior to the date notice of mandatory tender is sent by the Trustee to the Bondholders pursuant to Section 4.06 hereof.

(H)    Amendments. The provisions of this Indenture may be amended to permit or facilitate partial conversions of the Bonds without Bondholder consent in accordance with Section 9.01(B) hereof.

Section 2.04.    Demand Purchase of Bonds.

(A)    Purchase of Bonds During Variable Interest Rate Period. During any Variable Interest Rate Period, the Bonds or portions thereof in Authorized Denominations shall be purchased at the option of the Bondholder thereof, or, with respect to Book-Entry Bonds, at the option of the Direct Participant with an ownership interest in Book-Entry Bonds, on any Business Day, at a price of 100% of the principal amount thereof, plus accrued interest to the Purchase Date, upon (i) delivery to the Trustee and the Tender Agent, at their respective Corporate Trust Offices of an irrevocable notice in writing (a “Tender Notice”) by 10:30 a.m. (New York City time) in the case of Bonds in a Daily Interest Rate Period, or 3:00 p.m. (New York City time) in the case of Bonds in a Weekly Interest Rate Period, on any Business Day, which states the name of the registered Bondholder of such Bonds or the Direct Participant for such Bonds and such Direct Participant’s account number, as applicable, payment instructions with respect to the Purchase Price of such Bonds, the principal amount of such Bonds or portions thereof in Authorized Denominations being tendered for purchase, the CUSIP number of such Bonds and the date on which the same are to be purchased (which date, in the case of Bonds bearing interest at a Daily Interest Rate, shall be any Business Day and, in the case of Bonds in a Weekly Interest Rate Period, shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such Tender Notice to the Trustee and the Tender Agent), and (ii) (a) if the Bonds are not Book-Entry Bonds, delivery of such Bonds to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof in form satisfactory to the Tender Agent, executed in blank by the Bondholder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs, at or prior to 12:30 p.m. (New York City time) on the Purchase Date specified in the Tender Notice, or (b) if the Bonds are Book-Entry Bonds, confirmation by DTC (obtained by the Direct Participant of the Book-Entry Bonds being tendered for purchase pursuant to this Section 2.04) that such Direct Participant has an ownership interest in such Book-Entry Bonds at least equal to the amount specified in such Tender Notice, and of the transfer on the registration books of DTC of the beneficial ownership interest in such Book-Entry Bonds to the account of the Trustee (or to the account of a Direct Participant acting on behalf of the Trustee).

(B)    If moneys sufficient to pay the Purchase Price of such Bonds to be purchased pursuant to Section 2.04(A) hereof shall be held by the Trustee on the date such Bonds are to be purchased, any such Bonds to be so purchased which are not delivered by the Bondholders thereof to the Tender Agent or transferred on the registration books of DTC, as applicable, on the date specified for purchase thereof will be deemed to have been delivered for purchase, or transferred on the registration books of DTC, as applicable, on such date and to have been purchased. The former Bondholders of such Bonds, or Direct Participants with respect to Book-Entry Bonds, will thereafter have no rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the transfer, on the registration books of DTC, of the beneficial interest in such Book-Entry Bonds.

Section 2.05.    Execution of Bonds. The Bonds shall be executed on behalf of the Authority with the manual or facsimile signature of its Chairperson (or other officer of the Authority so authorized) and shall have impressed or imprinted thereon the official seal of the Authority or a facsimile thereof and shall be attested by the manual or facsimile signature of its Secretary or any Assistant Secretary. All authorized facsimile signatures shall have the same force and effect as if manually signed. In case any official whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such official before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such official had remained in office until delivery. The Bonds may be signed on behalf of the Authority by such persons who, at the time of the execution of such Bonds, are duly authorized or hold the appropriate office of the Authority, although on the date of the Bonds such persons were not so authorized or did not hold such offices.

Only such of the Bonds as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A, with the manual signature of the Trustee or the Tender Agent as authenticating agent, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee or Tender Agent shall be conclusive evidence that the Bonds so authenticated have been duly executed, authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

Section 2.06.    Transfer of Bonds. Any Bond may, in accordance with its terms, be transferred, upon the books required to be kept pursuant to the provisions of Section 2.08 hereof, by the Person in whose name it is registered, in person or by its duly authorized attorney, upon surrender of such registered Bond for cancellation, accompanied by delivery of a written instrument of transfer, duly executed in a form acceptable to the Trustee. Except in the case of mandatory or optional tenders, transfer of a Bond shall not be permitted by the Trustee during the period Bonds are selected for redemption or after the Record Date prior to the next succeeding Interest Payment Date.

Whenever any Bond or Bonds shall be surrendered for transfer, the Authority shall execute and upon the Request of the Authority, the Trustee shall authenticate and deliver a new Bond or Bonds for a like aggregate principal amount in Authorized Denominations. The Trustee shall require the Bondholder requesting such transfer to pay any tax or other governmental charge required to be paid with respect to such transfer. The cost of printing Bonds and any services rendered or expenses incurred by the Authority or the Trustee in connection with any such transfer shall be paid by the Borrower. Prior to any transfer of the Bonds outside of the Book-Entry Only system (including, but not limited to, the initial transfer outside the Book-Entry Only system) the transferor shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045, as amended. The Trustee shall conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.07.    Exchange of Bonds. Bonds may be exchanged at the Corporate Trust Office of the Trustee for a like aggregate principal amount of Bonds of other Authorized Denominations. The Trustee shall require the Bondholder requesting such exchange to pay any tax or other governmental charge required to be paid with respect to such exchange. The cost of printing Bonds and any services rendered or expenses incurred by the Authority or the Trustee in connection with any such exchange shall be paid by the Borrower.

Section 2.08.    Bond Registrar. The Trustee is hereby appointed as the initial Bond Registrar. The Bond Registrar will keep or cause to be kept at its Corporate Trust Office sufficient books for the registration and transfer of the Bonds, which shall at all times be open to inspection during regular business hours by the Authority upon reasonable notice; and, upon presentation for such purpose, the Bond Registrar shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on such books, Bonds as hereinbefore provided. In acting hereunder and in connection with the Bonds, the Bond Registrar shall act solely as an agent of the Authority, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Bondholder.

Section 2.09.    Temporary Bonds. The Bonds may be issued in temporary form exchangeable for definitive Bonds when ready for delivery. Any temporary Bond may be printed, lithographed or typewritten, shall be in an Authorized Denomination, shall be in fully registered form without coupons and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Authority and, upon the Request of the Authority, be authenticated by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Authority issues temporary Bonds, it will execute and deliver definitive Bonds as promptly thereafter as practicable, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the Corporate Trust Office of the Trustee and, upon the Request of the Authority, the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds in Authorized Denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

Section 2.10.    Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Authority, at the expense of the Holder of said Bond, shall execute, and upon the Request of the Authority, the Trustee, at the expense of the Holder of said Bond, shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be canceled by it and, upon written request, delivered to the Authority. If any Bond shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Authority and the Trustee and, if such evidence be satisfactory to both and indemnity and/or security satisfactory to them shall be given, the Authority, at the expense of the Holder, shall execute, and upon the Request of the Authority, the Trustee, at the expense of the Holder, shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured, instead of issuing a substitute Bond, the Trustee may pay the same without surrender thereof upon receipt of indemnity and/or security satisfactory to the Trustee). The Authority may require payment by the Holder of a sum not exceeding the actual cost of preparing each new Bond issued under this Section and of the expenses which may be incurred by the Authority and the Trustee in the premises. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment or registration such original Bond, the Trustee shall be entitled to recover such new Bond from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security and/or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Authority in connection therewith. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Authority whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

Section 2.11.    Book-Entry Only System.

(A)    Except as otherwise provided in subsections (B) and (C) of this Section 2.11, the Bonds initially authenticated and delivered hereunder shall be registered in the name of Cede & Co., as nominee of DTC, or such other nominee as DTC shall request. Payments of interest on, principal of and any premium on and the Purchase Price of, the Bonds shall be made to the account of Cede & Co. on each payment date for principal or interest on or Purchase Price of the Bonds at the address indicated for Cede & Co. in the registration books maintained by the Bond Registrar by transfer of immediately available funds. DTC has represented to the Authority that it will maintain a book-entry system in recording ownership interests of the Direct Participants and the ownership interests of Beneficial Owners will be recorded through book entries on the records of the Direct Participants.

(B)    The Bonds shall be initially issued in the form of a separate single authenticated fully registered Bond in the amount of each separate stated maturity. With respect to Bonds so registered in the name of Cede & Co., the Authority, the Trustee and the Tender Agent, if any, shall have no responsibility or obligation to any Direct Participant (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.04 hereof) or to any Beneficial Owner of such Bonds. Without limiting the immediately preceding sentence, the Authority, the Trustee and the Tender Agent, if any, shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Direct Participant with respect to any beneficial ownership interest in the Bonds, (ii) the delivery to any Direct Participant, Beneficial Owner or other Person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, (iii) the payment to any Direct Participant, Beneficial Owner or other Person, other than DTC, of any amount with respect to the principal, redemption price or Purchase Price of, or interest on, the Bonds or (iv) any consent given or other action taken by DTC as Holder of the Bonds. The Authority, the Trustee and the Tender Agent may treat DTC as, and deem DTC to be, the absolute Holder of each Bond for all purposes whatsoever (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.04 hereof) including (but not limited to) (i) payment of the principal, redemption price or Purchase Price of, and interest on, each such Bond, (ii) giving notices of conversion or redemption and other matters with respect to such Bonds and (iii) registering transfers with respect to such Bonds. The Trustee shall pay the principal, redemption price (including premium, if any) or Purchase Price of, and interest on, all Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Authority’s obligations with respect to such principal, redemption price or Purchase Price, and interest, to the extent of the sum or sums so paid. No Person other than DTC shall receive a Bond evidencing the obligation of the Authority to make payments of principal, redemption price or Purchase Price of, and interest on, the Bonds pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions hereof, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC. All notices and communications to be given to the Bondholders and all payments to be made to Bondholders in respect of the Bonds shall be given or made only to or upon the order of the registered Bondholders (which shall be the Securities Depository for such global bond or its nominee in the case of a global bond). The rights of beneficial owners in any global bond shall be exercised only through the Securities Depository for such global bond subject to the applicable rules and procedures of such Securities Depository. The Authority, the Trustee, the Tender Agent or the Bond Registrar may rely and shall be fully protected in relying upon information furnished by the Securities Depository for such global bond with respect to its members, participants and any beneficial owners.

(C)    (1)    DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable written notice to the Authority and the Trustee and discharging its responsibilities with respect thereto under applicable law.

(2)    The Authority, in its sole discretion and without the consent of any other Person, may terminate, upon provision of notice to the Trustee, the Borrower, the Remarketing Agent, if any, and the Tender Agent, the services of DTC with respect to the Bonds if the Authority determines that the continuation of the system of book-entry only transfers through DTC (or a successor securities depository) is not in the best interests of the Beneficial Owners of the Bonds or is burdensome to the Authority.

(3)    The Authority shall terminate the services of DTC with respect to the Bonds upon receipt by the Authority, the Trustee, the Borrower, the Remarketing Agent, and the Tender Agent of written notice from DTC to the effect that DTC has received written notice from Direct Participants having interests, as shown in the records of DTC, in an aggregate principal amount of not less than 50% of the aggregate principal amount of the then Outstanding Bonds to the effect that: (i) DTC is unable to discharge its responsibilities with respect to such Bonds, or (ii) a continuation of the requirement that all of the Outstanding Bonds be registered in the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of such Bonds.

(D)    Upon the termination of the services of DTC with respect to the Bonds pursuant to subsection (C)(3)(ii) hereof, or upon the discontinuance or termination of the services of DTC with respect to the Bonds pursuant to subsection (C)(1), (C)(2) or (C)(3)(i) hereof after which no substitute Securities Depository willing to undertake the functions of DTC hereunder can be found or which, in the opinion of the Authority, is willing and able to undertake such functions upon reasonable and customary terms, the Bonds shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of Cede & Co. as nominee of DTC. In such event, the Authority shall issue and, upon the Request of the Authority, the Trustee shall transfer and exchange, at the expense of the Borrower, Bond certificates as requested by DTC or Direct Participants of like principal amount and maturity, in Authorized Denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners’ beneficial interests in the Bonds.

(E)    Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal, redemption price or Purchase Price of, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the letter of representations of the Authority addressed to DTC with respect to the Bonds (the “DTC Letter of Representations”).

(F)    In connection with any notice or other communication to be provided to Bondholders pursuant to this Indenture by the Authority, the Tender Agent or the Trustee with respect to any consent or other action to be taken by Bondholders, the Authority, the Tender Agent or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

(G)    Notwithstanding any provision herein to the contrary, the Authority and the Trustee may agree to allow DTC, or its nominee, Cede & Co., to make a notation on any Bond redeemed in part to reflect, for informational purposes only, the principal amount and date of any such redemption.

(H)    Notwithstanding any provision herein to the contrary, so long as the Bonds are subject to a system of book-entry only transfers pursuant to this Section, any requirement for the delivery of Bonds to the Tender Agent in connection with an optional tender pursuant to Section 2.04 hereof or a mandatory tender pursuant to Section 4.06 hereof shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Trustee, or a Direct Participant acting on behalf of such Trustee.

(I)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among the Securities Depository for such participants, members or beneficial owners in any global security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Securities Depository for such global bonds.

ARTICLE III

ISSUANCE OF BONDS; APPLICATION OF PROCEEDS

Section 3.01.    Issuance of the Bonds. At any time after the execution and delivery of this Indenture or from time to time thereafter, upon the execution of the Bonds by the Authority and delivery thereof to the Trustee, as hereinabove provided, and without any further action on the part of the Authority, the Trustee shall authenticate upon Request of the Authority, and deliver the Bonds in an aggregate principal amount not exceeding $225,000,000.

Section 3.02.    Application of Proceeds of Bonds. The proceeds received by the Authority from the sale of the Bonds shall be deposited with the Trustee, which shall forthwith transfer (a) $135,000,000 of such proceeds to the IFA 2010 Trustee and (b) the balance of such proceeds ($90,000,000) to the County 2010 Trustee.

Section 3.03.     [Reserved].

Section 3.04.     Costs of Issuance Fund.

The Trustee does hereby establish the Costs of Issuance Fund (the “Costs of Issuance Fund”). Any amounts received by the Trustee from the Borrower (not representing proceeds from the sale of the Bonds) for the payment of Costs of Issuance shall be deposited by the Trustee into the Costs of Issuance Fund. The moneys in the Costs of Issuance Fund shall be held by the Trustee in trust and applied to the payment of Costs of Issuance of the Bonds, upon a requisition filed with the Trustee, in the form attached hereto as Exhibit B, signed by an Authorized Representative of the Borrower. Each such requisition shall be sufficient evidence to the Trustee of the facts stated therein, and the Trustee shall have no duty to confirm that such requested disbursements constitute Costs of Issuance. Any money remaining in the Costs of Issuance Fund six months following the Date of Delivery shall be transferred by the Trustee to the Interest Account.

Section 3.05.     [Reserved].

Section 3.06.    Validity of Bonds. The validity of the authorization and issuance of the Bonds is not dependent on and shall not be affected in any way by any proceedings taken by the Authority or the Trustee with respect to or in connection with the Agreement. The recital contained in the Bonds that the same are issued pursuant to the Act and laws of the State shall be conclusive evidence of their validity and of compliance with the provisions of law in their issuance.

ARTICLE IV

REDEMPTION AND PURCHASE OF BONDS

Section 4.01.    Terms of Redemption of Bonds. The Bonds are subject to redemption if and to the extent the Borrower is entitled to make and makes, or is required to make, a prepayment pursuant to Articles IV or VII of the Agreement. All such prepayments shall be deposited in the Redemption Account. The Bonds shall not be called for optional redemption, and the Trustee shall not give notice of any such redemption, unless the Borrower has so directed in writing to the Trustee with a copy to the Authority. On or prior to the redemption date, the Borrower shall make (or provide for through a Letter of Credit or an Alternate Credit Facility) payment of all required installments of the Borrower’s obligations under Section 7.4 of the Agreement, including, without limitation, amounts sufficient to pay all principal or Purchase Price of, and premium, if any, and interest due on such Bonds on the redemption date; provided, however, that in the event of a mandatory redemption pursuant to Section 4.01(2) below, the Trustee shall require such payment under Section 7.3 of the Agreement.

Subject to the provisions of the preceding paragraph, the Bonds shall be redeemed (with Available Moneys if a Letter of Credit is in effect) pursuant to Section 5.03 upon the following terms:

(1)    Redemption during Initial Term Interest Rate Period. During the initial Term Interest Rate Period, the Bonds shall not be subject to mandatory sinking fund redemption or optional redemption except as provided in Section 4.01(5) or (6) below.

(2)    Mandatory Redemption upon Invalidity or a Determination of Taxability. If the Agreement is determined to be invalid or a Determination of Taxability occurs, then Bonds Outstanding on the date of the determination of invalidity or the occurrence of such Determination of Taxability shall be redeemed in whole (or in part if the Borrower delivers an Approving Opinion to the Trustee and the Authority) at any time within sixty (60) calendar days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

(3)    Optional Redemption in the Index Interest Rate Period. Bonds in an Index Interest Rate Period are subject to redemption, at the option of the Borrower, in whole or in part on any Business Day during the period beginning six months prior to the Index Tender Date, to and including such Index Tender Date, at a redemption price equal to 100% of the principal amount of Bonds called for redemption, plus accrued interest, if any, to the date of redemption. Upon delivery of such Request of the Borrower to the Trustee, the Authority shall be deemed, without any action on its part, to have exercised its option to redeem the Bonds under this subsection (3).

(4)    Optional Redemption in the SIFMA Interest Rate Period. Bonds in a SIFMA Interest Rate Period are subject to redemption, at the option of the Borrower, in whole or in part, on any Business Day during the period beginning six months prior to the SIFMA Tender Date, to and including such SIFMA Tender Date and during a SIFMA Delayed Remarketing Period, at a redemption price equal to 100% of the principal amount of Bonds called for redemption, plus accrued interest, if any, to the date of redemption. Upon delivery of such Request of the Borrower to the Trustee, the Authority shall be deemed, without any action on its part, to have exercised its option to redeem the Bonds under this subsection (4).

(5)    Optional Redemption upon Occurrence of Extraordinary Events. During any Index Interest Rate Period, SIFMA Interest Rate Period or Term Interest Rate Period, the Bonds may be redeemed in whole or in part on any date, at a redemption price equal to the principal amount thereof to be redeemed, without premium, plus accrued interest to the date of redemption, upon receipt by the Trustee of a specific written notice from an Authorized Representative of the Borrower stating that any of the following events has occurred:

(i)    all of the Project or a portion thereof is damaged, destroyed, condemned or taken by eminent domain to such extent that, in the opinion of the Borrower contained in a Certificate provided to the Authority and the Trustee, which Certificate may be conclusively relied upon by the Trustee and the Authority, (i) it is not practicable or desirable to rebuild, repair or restore such Project or such portion thereof within a period of three consecutive months following such damage, destruction or condemnation, and the Borrower is or will be thereby prevented from carrying on its normal operations at such Project or such portion thereof for a period of at least three consecutive months, or (ii) the cost of restoration of such Project or such portion thereof would substantially exceed the Net Proceeds of insurance carried thereon; or

(ii)    the continued operation of all or a portion of the Project is enjoined or prevented or is otherwise prohibited by, or conflicts with, any order, decree, rule or regulation of any court or federal, state or local regulatory body, administrative agency or other governmental body.

(6)    Optional Redemption upon Acquisition by TRATON Group. During the initial Term Interest Rate Period, the Bonds may be redeemed in whole on any date, at a redemption price equal to the principal amount thereof to be redeemed, without premium, plus accrued interest to the date of redemption, upon receipt by the Trustee of a specific written notice from an Authorized Representative of the Borrower concurrent with or subsequent to the completion of the TRATON Acquisition.

(7)    Optional Redemption During Variable Interest Rate Period. On any Business Day during a Variable Interest Rate Period and on any Conversion Date, the Bonds may be redeemed by the Trustee, at the option of the Authority upon Request of an Authorized Representative of the Borrower as provided in Section 7.5 of the Agreement, in whole or in part, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption. Upon delivery of such Request of the Borrower to the Trustee, the Authority shall be deemed, without any action on its part, to have exercised its option to redeem the Bonds under this subsection (7).

(8)    Optional Redemption During Term Interest Rate Period. During any Term Interest Rate Period other than the initial Term Rate Period, the Bonds shall be subject to optional redemption at the option of the Borrower, in whole or from time to time in part, at the times (measured from the first day of the applicable Term Interest Rate Period), and at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest, if any, to the redemption date:

Length of Term Interest Rate Period	Redemption Dates and Prices
Less than one year	Not subject to optional redemption.

One year to 10 years	On any Business Day beginning 90 days prior to the Purchase Date at 100% of the principal amount being redeemed.

Greater than 10 years	On any Business Day on or after the 10th anniversary of the effective date commencing such Interest Rate Period at 100% of the principal amount being redeemed.

Upon delivery of such Request of the Borrower to the Trustee, the Authority shall be deemed, without any action on its part, to have exercised its option to redeem the Bonds under this subsection (8). Notwithstanding the optional redemption schedule set forth above, on or prior to the effective date of any Term Interest Rate Period, the Borrower can provide an alternate optional redemption schedule if it obtains an Approving Opinion addressed to the Authority and the Trustee.

Section 4.02.    Selection of Bonds for Redemption; Purchase In Lieu of Redemption.

(A)    Whenever provision is made in this Indenture for the redemption of less than all of the Bonds, the Trustee shall select the Bonds to be redeemed from all Bonds of a series or such given portion thereof not previously called for redemption if the Bonds are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Bonds are listed or by lot by the Trustee; provided, however, that Bank Bonds shall be the first Bonds selected for redemption.

(B)    Notwithstanding any other provision of this Indenture, at the written direction of an Authorized Representative of the Borrower, the Authority shall cause the Bonds to be purchased in lieu of redemption in connection with an optional redemption of the Bonds pursuant to Section 4.01(3), (4), (5), (6), (7) or (8) hereof. Such option shall be exercised by the Authority by delivering to the Trustee written notice as provided by an Authorized Representative of the Borrower on or prior to the Business Day preceding the redemption date containing a Request of the Authority to the Trustee specifying that the Bonds shall not be redeemed, but instead shall be subject to purchase pursuant to this Section. The Trustee shall send a copy of such Request of the Authority as soon as practicable to the Bank, if any. Upon delivery of such notice, the Bonds shall not be redeemed but shall instead be subject to mandatory tender at a Purchase Price equal to the redemption price at which the Bonds would have been redeemed hereunder on a Purchase Date

(the date that would have been the redemption date); provided that the payment of funds from remarketing proceeds or funds from the Borrower or the Guarantor or draws under any Letter of Credit in an amount equal to the Purchase Price shall be made to the Trustee on or prior to the Purchase Date. Following such purchase, the Trustee shall cause the Bonds to be registered upon the Request of the Borrower and deliver such Bonds as directed in writing by an Authorized Representative of the Borrower. The applicable provisions of Section 4.07 shall govern such purchase. No purchase of Bonds by the Borrower, the Guarantor or the provider of a Letter of Credit pursuant to this Section or advance or use of any moneys to effectuate any such purchase shall be deemed to be a payment or redemption of the Bonds or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by the Bonds.

Section 4.03.    Notice of Redemption.

(A)    Notice of redemption shall be mailed by first class mail not less than 30 days (or 20 days in the case of redemption pursuant to Section 4.01(7)) nor more than 60 days before such redemption date to the respective Holders of any Bonds designated for redemption at their addresses on the registration books maintained by the Bond Registrar. Each notice of redemption shall state the redemption date, the place or places of redemption, if less than all of the Bonds are to be redeemed, the distinctive number(s) of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that on said date there will become due and payable on each of said Bonds the principal thereof or of said specified portion of the principal thereof in the case of a Bond to be redeemed in part only, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered, and, with regard to optional redemption pursuant to Sections 4.01(3), (4), (5), (6), (7) or (8), in the event that funds required to pay the redemption price are not on deposit under the Indenture at the time the notice of redemption is sent, a statement to the effect that the redemption is conditioned upon the receipt of the appropriate funds required to pay the redemption price by the Trustee on or prior to the redemption date. Neither failure to receive such notice nor any defect therein shall affect the sufficiency of such redemption. With respect to any notice of optional redemption of Bonds, such notice may be conditional upon the fulfillment of any conditions set out within such notice. In the event that such notice of redemption contains conditions which are not met, the redemption shall not be made and the Trustee shall give notice, on or prior to the date before the redemption was to be made, in the manner in which the notice of redemption was given, that the redemption will not be made.

(B)    Notice of redemption of such Bonds shall be given by the Trustee, at the expense of the Borrower, for and on behalf of the Authority.

(C)    At the same time that it sends notice of redemption to Owners of such Bonds, the Trustee shall also send a copy of the notice by first class mail, by telecopy or by overnight delivery or electronic mail to the Authority, the Tender Agent, if any, the Remarketing Agent, the Bank, if any, the Securities Depositories and an Information Service. Failure to provide notice to the Authority, the Tender Agent, if any, the Remarketing Agent, the Bank, if any, the Securities Depositories or an Information Service shall not affect the validity of proceedings for the redemption of such Bonds and the Trustee shall have no liability in connection therewith. Notwithstanding anything to the contrary herein, the Authority and the Borrower each acknowledges and agrees that the Trustee is not acting as the disclosure/dissemination agent for purposes of Rule 15c2-12 of the Securities Exchange Act of 1934 in connection with any notice required to be posted with any Information Service.

Section 4.04.    Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Authority shall execute and upon receipt of a Request by the Authority, the Trustee shall authenticate and deliver to the Owner thereof, at the expense of the Borrower, a new Bond or Bonds of Authorized Denominations and of like maturity equal in aggregate principal amount to the unredeemed portion of the Bond surrendered.

Section 4.05.    Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price (including premium, if any) of, together with interest accrued to the date fixed for redemption on, the Bonds (or portions thereof) so called for redemption being held by the Trustee, on the redemption date designated in such notice, the Bonds (or portions thereof) so called for redemption shall become due and payable, interest on the Bonds so called for redemption shall cease to accrue, said Bonds (or portions thereof) shall cease to be entitled to any benefit or security under this Indenture, except for payment of particular Bonds for which moneys are being held by the Trustee which moneys shall be pledged to such payment, and the Holders of said Bonds shall have no rights in respect thereof except to receive payment of said redemption price (including premium, if any) and interest accrued to the date fixed for redemption.

All Bonds redeemed pursuant to the provisions of this Article shall be canceled and destroyed by the Trustee upon surrender thereof and the Trustee shall thereupon deliver to the Authority a certificate evidencing such cancellation and destruction.

Section 4.06.    Mandatory Tender for Purchase of Bonds.

(A)    (i)    On the first day of each new Interest Rate Period, including a renewal of a Term Interest Rate Period, or

(ii)    during a Weekly Interest Rate Period, (I) on the effective date of an Alternate Credit Facility or Alternate Letter of Credit complying with the requirements of Section 5.7 of the Agreement, or (II) five Business Days before the expiration date of any then current Letter of Credit or Alternate Credit Facility, except that if subparagraph 4.06(A)(i) shall apply, this subparagraph will not apply, or

(iii)    on the second Business Day following the day on which the Trustee receives written notice from any Bank pursuant to Section 7.01(e)(i) hereof that an Event of Default has occurred under (and as defined in) the Credit Agreement and directing the Trustee in writing to purchase the Bonds, the Trustee shall promptly give notice to each Bondholder of the mandatory tender of the Bonds and that interest will cease to accrue to the Bondholder on such Bonds after the date of mandatory tender (each a “Purchase Date”), and the Bondholder or Direct Participant of such Bond shall tender such Bond for purchase as provided below and such Bond shall be purchased or (for Bonds which are not Book-Entry Bonds) deemed purchased as provided in Section 4.07(A)(3) hereof at a Purchase Price equal to the principal amount thereof plus accrued and unpaid interest thereon and premium, if any. Subject to Section 4.07(G) hereof, payment of the Purchase Price of such Bond shall be made by 4:30 p.m. (New York City time), in the same manner as payment of interest on the Bonds, to the Holder of record, or Direct Participant with respect to Book-Entry Bonds, on the Record Date. If such Bonds are not Book-Entry Bonds, the Holder shall deliver such Bonds by no later than 12:30 p.m. (New York City time) on the Purchase Date to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs. If such Bonds are Book-Entry Bonds, on the Purchase Date the tendering Direct Participant shall transfer, on the registration books of DTC, the beneficial ownership interests in such Bonds tendered for purchase to the account of the Trustee or a Direct Participant acting on behalf of the Trustee.

(B)    Any instrument delivered to the Trustee or Tender Agent in accordance with this Section shall be irrevocable with respect to the mandatory purchase for which such instrument was delivered and shall be binding upon any subsequent Bondholder or Direct Participant of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof and as of the date of such instrument, the Bondholder or Direct Participant of the Bonds specified therein shall not have any right to tender for purchase such Bonds prior to such Purchase Date.

Section 4.07.    Purchase and Remarketing of Bonds.

(A)    Purchase of Bonds.

Whenever the Bonds are Book-Entry Bonds, all references in this Section 4.07 to the Tender Agent’s actions relative to such Bonds shall instead mean the Trustee, as the context may require.

(1)    As soon as practicable but in any event no later than 12:00 noon (New York City time) on the Business Day after a Tender Notice is received during a Weekly Interest Rate Period or (b) 10:45 a.m. (New York City time) on the same Business Day that a Tender Notice is received during a Daily Interest Rate Period, the Tender Agent shall give telephonic, telegraphic or telecopier notice, promptly confirmed in writing, to the Trustee and the Remarketing Agent, specifying the Purchase Date and the principal amount of Bonds required to be tendered for purchase in accordance with Section 4.06 hereof or tendered pursuant to Section 2.04(A) or (B) hereof. The Trustee shall promptly supply the same notice to the Bank, if applicable.

(2)    The Tender Agent shall purchase, but only from the sources listed below, Bonds required to be purchased in accordance with Section 4.06 hereof or tendered pursuant to Section 2.04(A) hereof from the Holders thereof by 4:30 p.m. (New York City time) on the date such Bonds are required to be purchased at the Purchase Price provided in Section 4.06 or Section 2.04(A). Funds for the payment of such Purchase Price shall be derived from the following sources, at the following times and in the order of priority indicated below:

(a)    from the proceeds of the remarketing of such Bonds (but only such remarketing proceeds as are received from purchasers of such Bonds pursuant to Section 4.07(C) hereof) which have been furnished to the Tender Agent by no later than 11:00 a.m. (New York City time) on the Purchase Date by the Trustee, which shall have received such funds from the Remarketing Agent by 10:30 a.m. (New York City time); provided, however, that such proceeds shall not have been derived from the Authority or the Borrower, or the Guarantor, any affiliate, or any shareholder of the Borrower or the Guarantor, and provided further that remarketing proceeds may not be applied in the case of mandatory tender under Section 4.06(A)(iii); and

(b)    from moneys which have been furnished to the Tender Agent by no later than 2:30 p.m. (New York City time) on the Purchase Date, representing the proceeds of a draw under any Letter of Credit enhancing the Bonds; and

(c)    only if the Bank has wrongfully failed to pay a properly submitted drawing on the Letter of Credit or the Letter of Credit has been repudiated or if there is no Letter of Credit in effect, and the sources in subparagraphs (a) and (b) are insufficient, from moneys furnished by the Borrower or the Guarantor to the Tender Agent.

(3)    The provisions of this Section 4.07(A)(3) shall not apply at any time such Bonds are Book-Entry Bonds. With respect to any such Bonds tendered for purchase or required to be tendered for purchase as to which sufficient funds to accomplish such purchase are available to the Tender Agent at the respective times at which payment of the Purchase Price is to be made as provided herein:

(a)    Such Bonds shall be deemed purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been presented to the Tender Agent, and the former Holder or Holders of such Bonds shall have no claim thereon, under this Indenture or otherwise for any amount other than the Purchase Price thereof and such Bonds shall no longer be deemed to be Outstanding for purposes of this Indenture and the Bond Registrar shall so note on the Bond register for the Bonds.

(b)    Subject to Section 4.07(G) hereof, in the event that any such Bonds shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the Purchase Price of such Bonds in trust, held as provided in Section 5.05 hereof for the benefit of the former Holders of such Bonds, who shall, except as provided in the following sentences, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the Purchase Price of such Bonds.

(c)    In the event that any such Bonds shall not be presented to the Tender Agent at the time specified in Section 4.06 hereof or Section 2.04(A) hereof (each an “Undelivered Bond”), then the Authority shall execute and deliver to the Trustee for authentication, at the expense of the Borrower, a new Bond or Bonds, as the case may be, in an aggregate principal amount equal to the principal amount of the Undelivered Bonds bearing a number or numbers not contemporaneously outstanding. Every such Bond authenticated and delivered as provided in the preceding sentence shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. The Tender Agent shall maintain a record of any Undelivered Bonds, together with the names and addresses of the former Holders thereof.

(d)    In case any such Bonds which have been deemed purchased as provided in Section 4.07(A)(3)(a) hereof are delivered to the Tender Agent subsequent to the date and time specified for such delivery for payment of the Purchase Price thereof at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Holder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs on any Business Day, the Tender Agent shall (subject to Section 4.07(G) hereof) pay the Purchase Price of such Bond to the Holder no later than 12:00 noon (New York City time) on the next succeeding Business Day. Any such Bond so delivered to the Tender Agent shall be canceled and delivered to the Trustee.

(B)    Remarketing of Bonds; Notice of Interest Rates.

(1)    The Remarketing Agent shall determine the rate of interest to be borne by the applicable series of Bonds to the extent required by and as provided in Section 2.03 hereof and shall furnish in writing to the Trustee and the Bank, if any, and the Tender Agent in a timely manner all information necessary for the Tender Agent and the Trustee to carry out their respective duties hereunder, including, but not limited to, the interest rates applicable to the applicable series of Bonds.

(2)    The Remarketing Agent shall periodically inform in writing the Trustee, the Bank, if any, and DTC pursuant to the DTC Letter of Representations, if so requested and if such rate was determined by the Remarketing Agent, of the rate of interest borne by the Bonds from time to time.

(3)    The Remarketing Agent shall, pursuant to the Remarketing Agreement, use its best efforts to sell any Bonds tendered for purchase (except Bonds tendered pursuant to Section 4.06(A)(iii)) to new purchasers. Not later than 4:00 p.m. (New York City time) on the Business Day before the Purchase Date, the Remarketing Agent shall notify the Tender Agent, the Trustee and the Bank, if any, in writing of (i) the amount of Bonds to be purchased on the Purchase Date which have been remarketed and (for Bonds which are not Book-Entry Bonds) the name, address and taxpayer identification number of the new purchasers and the denominations with respect to which such remarketed Bonds are to be registered and (ii) the amount required to be drawn under the Letter of Credit to provide sufficient funds to purchase the Bonds actually tendered or deemed tendered for which no remarketing proceeds are expected to be available on the Purchase Date.

(C)    Delivery of Remarketed Bonds; Tender Proceeds.

(1)    The Tender Agent shall hold all Bonds delivered to it in trust for the benefit of the respective Holders which shall have so delivered such Bonds or for the Direct Participants who have transferred their interests in the Book-Entry Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Holders or Direct Participants. The Trustee, for Book-Entry Bonds, or the Tender Agent (or after five Business Days, as provided in Section 4.07(G), the Trustee) for non-Book-Entry Bonds, shall hold all Tender Proceeds received for the purchase of Bonds in trust, uninvested and in non-commingled funds for the benefit of the Person which shall have so delivered such moneys until Bonds purchased with such moneys shall have been delivered to or for the account of such Person, and such Tender Proceeds shall, subject to Section 4.07(A)(3)(b), thereupon immediately be delivered to the respective tendering Holders. Neither the Authority, the Borrower or any Guarantor shall have any right, title, or interest in or to any Tender Proceeds held by the Trustee, the Tender Agent or the Remarketing Agent or pursuant to Section 4.07(G) hereof. Bonds purchased with moneys described in Section 4.07(A)(2)(a) hereof, including without limitation Bonds issued in place of such Bonds pursuant to Section 4.07(A)(3)(c) hereof, shall, in the case of Bonds which are not Book-Entry Bonds, be registered as directed by the Trustee (from written instructions received from the Remarketing Agent) and made available to the Remarketing Agent by 12:00 noon (New York City time) on the date of such purchase or, in the case of Book-Entry Bonds purchased with such moneys, be transferred on the registration books of DTC on the date of such purchase or the date the ownership interest shall be transferred to the new Direct Participants on the books of DTC, against payment in immediately available funds or evidence of immediately available funds in the form of a federal reserve wire number.

(2)    Bonds purchased with moneys obtained by a drawing on a Letter of Credit (the “Bank Bonds”), including without limitation Bonds issued in place of such Bonds pursuant to Section 4.07(A)(3)(c) hereof, shall, in the case of Bonds which are not Book-Entry Bonds, be held by the Tender Agent for the benefit of the Bank, or, in the case of Book-Entry Bonds, be registered in the name of the Bank or its nominee (as set forth in the Credit Agreement or as otherwise directed in writing by the Bank) on the registration books of DTC, with respect to Book-Entry Bonds. The Tender Agent shall, at the expense of the Borrower, promptly apply for new, separate CUSIP numbers to be assigned to the Bank Bonds and to all other Bonds. The Remarketing Agent shall seek to remarket any Bank Bonds prior to remarketing any other Bonds tendered for purchase. The proceeds of any remarketing of Bank Bonds shall be transferred by the Trustee to the Bank. Upon receipt by the Trustee of funds representing the proceeds of the remarketing of Bank Bonds, Bonds in place of such Bank Bonds so purchased shall be made available for pick-up by the Remarketing Agent for subsequent delivery to the purchasers thereof, or the ownership interest shall be transferred to the new Direct Participants on the books of DTC. Prior to or simultaneously with such delivery, the proceeds of such remarketing shall have been or shall be transferred to the Bank, and the Trustee and the Tender Agent shall have received written confirmation from the Bank of the reinstatement in full of the Letter of Credit. Notwithstanding any other provision of this subsection (C)(2), the Remarketing Agent shall not remarket any Bank Bonds derived from a mandatory tender under Section 4.06(A)(iii) until directed in writing by the Bank.

(3)    In the event that the Remarketing Agent is able to remarket any Bonds required to be purchased pursuant to this Section 4.07 after the time on which the Remarketing Agent is required to provide notice to the Trustee as specified in this Section 4.07, the Remarketing Agent shall give notice in the manner and containing the details set forth in this Section 4.07 as soon as practicable after such remarketing, but in no event later than 2:00 p.m. (New York City time) on the Purchase Date, and the Bonds shall be registered in the names of the purchasers thereof and made available to the Remarketing Agent as soon as practicable thereafter on such date or the next succeeding Business Day or transferred on the registration books of DTC to the account of Direct Participants furnished to the Trustee or Tender Agent, as applicable, by the Remarketing Agent.

(4)    If any Bond is tendered after a notice of redemption for such Bond has been given, the Remarketing Agent will give the redemption notice to any purchaser of such Bond, or to DTC if such Bond is a Book-Entry Bond, and the purchaser (including a Direct Participant) shall acknowledge receipt of such redemption notice.

(D)    Draws upon the Letter of Credit.

(1)    The Trustee shall draw on the existing Letter of Credit enhancing a series of Bonds in an amount necessary and in sufficient time (as set forth by the terms of such Letter of Credit) so as to provide to the Trustee or Tender Agent, as applicable, the balance of the funds needed to purchase tendered Bonds, taking into account the remarketing proceeds that the Trustee or Tender Agent, as applicable, has received by 11:00 a.m. (New York City time) on the Purchase Date. If the Remarketing Agent has notified the Trustee pursuant to Section 4.07(B)(3) that it does not expect to remarket all the Bonds tendered, the Trustee is authorized to draw on such Letter of Credit pursuant to such notice; if the Remarketing Agent remarkets such Bonds after 11:00 a.m. (New York City time) on the Purchase Date, the Trustee shall still draw on the Letter of Credit enhancing the Bonds in an amount necessary and in sufficient time (as set forth by the terms of such Letter of Credit) so as to provide the balance of the funds needed to purchase tendered Bonds, without taking into account any remarketing proceeds other than those promised in the Remarketing Agent’s notice pursuant to Section 4.07(B)(3) hereof. The Trustee shall transfer to the Bank any excess moneys received from a draw on the Letter of Credit enhancing a series of Bonds that are not needed to pay the Purchase Price of the Bonds on the Purchase Date.

(2)    The Trustee shall draw on the existing Letter of Credit enhancing the Bonds on the Purchase Date specified in Section 4.06(A)(iii) in sufficient time (as set forth by the terms of the Letter of Credit) so as to provide to the Trustee or Tender Agent, as applicable, the funds needed to purchase Bonds subject to such mandatory tender on the specified Purchase Date.

(3)    If the Trustee has made a proper drawing on the Letter of Credit and the Bank wrongfully fails to make a payment for the Purchase Price of tendered Bonds by

2:30 p.m. (New York City time) or the Letter of Credit has been repudiated, the Trustee shall immediately notify the Borrower and the Guarantor and request payment of the Purchase Price in immediately available funds by 4:00 p.m. (New York City time) on the Purchase Date, and in the event such Bonds are not Book-Entry Bonds, the Trustee will direct the Borrower or the Guarantor, as applicable to transfer funds to the Tender Agent.

(E)    Delivery of Proceeds of Sale. The proceeds of the remarketing by the Remarketing Agent of any Bonds shall be transferred on the Purchase Date by the Remarketing Agent to the Trustee and from the Trustee to the Tender Agent, as applicable, by 11:00 a.m. (New York City time) on the Purchase Date and such proceeds shall be held in trust and applied by the Trustee or Tender Agent, as applicable, to the payment on the Purchase Date of the Purchase Price of Bonds to the Holders or Beneficial Owners thereof pursuant to Section 4.07(A)(2)(a) hereof by making Bonds available for delivery to the Remarketing Agent which are registered pursuant to the instructions of the Remarketing Agent or directing the transfer on the registration books of DTC pursuant to the instructions of the Remarketing Agent or, in the case of the remarketing of Bonds which constitute Bank Bonds, as provided in Section 4.07(C)(2) hereof. In making payments to the Bank, the Trustee may conclusively assume that the Bank has not been repaid from any other sources. To the extent that the Bank is repaid with proceeds of the sale of Bank Bonds by the Remarketing Agent, new Bonds shall be registered and delivered (or ownership interests transferred) as provided in Section 4.07(C)(2) hereof.

(F)    No Remarketing After Default. Notwithstanding any other provision of this Indenture, there shall be no remarketing of Bonds under Section 4.07(B)(3) after the occurrence, and during the continuance, of an Event of Default under Article VII hereof.

(G)    Unclaimed Moneys. The Tender Agent shall, at the end of the fifth Business Day after the Purchase Date, transfer all funds then held on hand by virtue of the fact that Bonds deemed tendered on such date were not presented for purchase to the Tender Agent in accordance with the provisions of Section 4.06 hereof to the Trustee to be held in a segregated account for the applicable Bonds and to hold the same in trust for the payment of the Purchase Price thereof to the former Holders of such Bonds as required by the provisions of Section 4.07(A) hereof. The Trustee shall pay such Purchase Price from such amounts by check or draft of the Trustee or one of its affiliates made payable to the party entitled to such payment as soon as practicable after such party surrenders the Bond or Bonds so deemed purchased to the Trustee. Any such moneys so held in trust by the Trustee shall be held uninvested until paid to the Person entitled thereto or disposed of as provided by law.

Section 4.08.    Purchase upon Change of Control. If a Change of Control occurs, each Bondholder shall have the right to require the Borrower to purchase all or any part of such Holder’s Bonds (which, if in part, shall be in an amount equal to an Authorized Denomination and the non-purchased part shall also be in an amount equal to an Authorized Denomination) pursuant to a change in control offer on the terms set forth in the Loan Agreement (the “Change in Control Offer”). In the Change of Control Offer, the Borrower shall offer a payment in cash in an amount equal to 101% of the aggregate principal amount of the Bonds purchased plus accrued and unpaid interest on the Bonds purchased to the date of purchase. The Borrower is required to direct the Trustee in writing to notify the Bondholders of the occurrence of the Change of Control and the purchase price and the purchase date as set forth in Section 7.6 of the Loan Agreement.

ARTICLE V

REVENUES; FUNDS AND ACCOUNTS;

PAYMENT OF PRINCIPAL AND INTEREST

Section 5.01.    Pledge and Assignment; Revenue Fund. (A) Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all of the Revenues and any other amounts (including proceeds of the sale of Bonds) held in any fund or account established pursuant to this Indenture (except the Rebate Fund and any amounts due to the Authority or the Authority Indemnified Persons in respect of the Retained Rights) are hereby pledged to secure the full payment of the principal or Purchase Price of, premium, if any, and interest on the Bonds in accordance with their terms and the provisions of this Indenture and thereafter to secure the Bank to the extent of its interest in such Revenues and certain other funds or accounts established under this Indenture. Notwithstanding any other provision of this Indenture, the benefits under any Letter of Credit or Alternate Credit Facility shall apply only to the Bonds for which such Letter of Credit or Alternate Credit Facility was issued; moneys in the account created by Section 4.07(G) hereof shall be held solely for the benefit of the former holders of Bonds as provided in Section 4.07(G); and the Tender Proceeds shall be held in trust as provided in Section 4.07(C)(1). SUBJECT ONLY TO THE RIGHTS OF THE AUTHORITY TO APPLY AMOUNTS UNDER THE PROVISIONS OF THIS INDENTURE, THE PLEDGE AND ASSIGNMENT OF THE TRUST ESTATE SHALL IMMEDIATELY ATTACH THERETO AND SHALL BE EFFECTIVE, BINDING AND ENFORCEABLE FROM AND AFTER THE TIME OF THE DELIVERY BY THE TRUSTEE OF THE FIRST BONDS AUTHENTICATED AND DELIVERED UNDER THIS INDENTURE. THE SECURITY SO PLEDGED AND ANY ASSIGNMENT THEN OR THEREAFTER RECEIVED BY THE AUTHORITY SHALL IMMEDIATELY BE SUBJECT TO THE LIEN OF SUCH PLEDGE AND ASSIGNMENT AND THE LIEN OF SUCH PLEDGE AND ASSIGNMENT SHALL BE VALID AND BINDING AGAINST THE AUTHORITY, PURCHASERS THEREOF, CREDITORS IRRESPECTIVE OF WHETHER SUCH PARTIES HAVE NOTICE THEREOF AND WITHOUT THE NEED FOR ANY PHYSICAL DELIVERY, RECORDATION, FILING, OR FURTHER ACT.

(B)    The Authority hereby transfers in trust, and assigns to the Trustee, for the benefit of the Holders from time to time of the Bonds and the Bank, if any, to the extent of its interest therein, the Trust Estate and all of the right, title and interest of the Authority in the Agreement and in the Guaranty (except for the Retained Rights and payments in respect thereof). In addition, the Authority has assigned the Note to the Trustee as security for the payment of the Bonds. Such assignment to the Trustee is solely in its capacity as Trustee under this Indenture, subject to the protections, indemnities, immunities and limitations from liability afforded the Trustee hereunder. The Trustee shall be entitled to and shall collect and receive all of the Revenues, and any Revenues collected or received by the Authority shall be deemed to be held, and to have been collected or received, by the Authority as the agent of the Trustee and, subject to the provisions of the Indenture, shall forthwith be paid by the Authority to the Trustee. Notwithstanding anything to the contrary in this Indenture or the Agreement, the Authority shall have no obligation to, and instead the Trustee, or the Bondholders as the case may be, may, without direction from the Authority, take any and all steps, actions and proceedings to enforce any or all rights of the Authority (other than the Retained Rights) under the Indenture, the Agreement or the Note, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default, the obligations of the Borrower under the Agreement and the Guarantor under the Guaranty.

(C)    All Revenues (except investment earnings (which shall be deposited as provided in Section 5.05 hereof) shall be promptly deposited by the Trustee upon receipt thereof in a special fund designated as the Revenue Fund which the Trustee shall establish, maintain and hold in trust; except as otherwise provided in Section 5.02 hereof, all moneys received by the Trustee and required to be deposited in the Redemption Account, if any, shall be promptly deposited in the Redemption Account, which the Trustee shall establish, maintain and hold in trust as provided in Section 5.02 hereof. All Revenues deposited with the Trustee shall be held, disbursed, allocated and applied by the Trustee only as provided in this Indenture.

(D)    Once per year, on the third Business Day following the Bond Payment Date of each April, any amount held by the Trustee in the Revenue Fund on the due date for a Loan Repayment under the Agreement shall be credited against the installment due on such date to the extent available for such purpose under the terms of this Indenture.

Section 5.02.    Allocation of Revenues. On or before any date on which interest or principal (whether at maturity or by redemption or acceleration) is due, the Trustee shall transfer funds from the Revenue Fund and deposit into the following respective accounts (each of which the Trustee is hereby directed and agrees to establish and maintain within the Revenue Fund), the following amounts, in the following order of priority, the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of Revenues sufficient to make any earlier required deposit) at the time of deposit to be satisfied before any transfer is made to any account subsequent in priority:

First: to the Interest Account, the aggregate amount of interest becoming due and payable on the next succeeding Interest Payment Date or date of redemption of all Bonds then Outstanding, until the balance in said account is equal to said aggregate amount of interest.

Second: to the Principal Account, the amount paid by the Borrower and designated as or attributable to principal on the Bonds in the most recent Loan Repayment equal to the aggregate amount of principal due on the Principal Payment Date pursuant to Section 2.02 hereof.

Third: to the Redemption Account, the aggregate amount of principal and premium next coming due by acceleration or by redemption permitted or required under Article IV hereof, or any portion thereof paid by the Borrower.

Section 5.03.    Priority of Moneys in Revenue Fund; Letter of Credit. (a) Funds for the payment of the principal or redemption price (including premium, if any) of and interest on the Bonds shall be derived from the following sources in the order of priority indicated below from each of the accounts in the Revenue Fund; provided, however, that amounts in the respective accounts in the Revenue Fund shall be used to pay when due (whether upon redemption, acceleration, interest payment date, maturity or otherwise) the principal or redemption price

(including premium, if any) of and interest on the Bonds held by Holders other than the Bank, if any, or the Borrower prior to the payment of the principal and interest on the Bonds held by the Bank, if any, or the Borrower:

(i)    moneys paid into the Letter of Credit Account (established below) of the Revenue Fund from a draw by the Trustee under any Letter of Credit;

(ii)    moneys paid into the Interest Account, if any, representing accrued interest received at the initial sale of the Bonds and proceeds from the investment thereof which shall be applied to the payment of interest on such Bonds;

(iii)    moneys paid into the Revenue Fund pursuant to Section 10.01(b) hereof and proceeds from the investment thereof, which shall constitute Available Moneys if a Letter of Credit is in effect;

(iv)    any other moneys (other than from draws on the Letter of Credit) paid into the Revenue Fund and deposited in the Revenue Fund and proceeds from the investment thereof, which shall constitute Available Moneys if a Letter of Credit is in effect;

(v)    any other moneys paid into and deposited in the Revenue Fund by the Borrower and proceeds from the investment thereof, which are not Available Moneys;

(vi)    any other moneys paid into the Revenue Fund and deposited in the Revenue Fund and proceeds from the investment thereof, which are not Available Moneys; and

(vii)    any of the moneys paid into and deposited in the Revenue Fund by the Guarantor and proceeds from the investment thereof, which are not Available Moneys.

If a Letter of Credit is enhancing the Bonds, the Trustee shall create within the Revenue Fund a separate account called the “Letter of Credit Account,” into which all moneys drawn under any Letter of Credit for such Bonds shall be deposited and disbursed. None of the Borrower, the Authority nor the Guarantor shall have any rights to or interest in the Letter of Credit Account. Each Letter of Credit Account shall be established and maintained by the Trustee and held in trust apart from all other moneys and securities held under this Indenture or otherwise, and over which the Trustee shall have the exclusive and sole right of withdrawal for the exclusive benefit of the Holders of the Bonds with respect to which such drawing was made. No moneys from any Letter of Credit Account may in any circumstance be used to pay principal or redemption price (including premium, if any, to the extent draws therefor are permitted under the Letter of Credit) of or interest on any Bank Bonds.

The Trustee may establish within the Interest Account, Principal Account or Redemption Account one or more subaccounts to facilitate the calculation of the aging of moneys deposited with the Trustee until they become Available Moneys.

(b)     (i) The Trustee shall draw moneys under any Letter of Credit in accordance with the terms thereof in an amount necessary to make timely payments of principal or Purchase Price of, premium, if any, to the extent draws therefor are permitted under the Letter of Credit, and interest on the Bonds enhanced by such Letter of Credit, other than Bonds owned by or for the account of the Borrower, the Guarantor or the Bank, when due, whether at maturity, interest payment date, redemption, acceleration or otherwise. In addition, the Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments required to be made pursuant to and in accordance with Sections 4.06 and 4.07 hereof.

(ii)    Immediately after making a drawing under any Letter of Credit which has been honored, the Trustee shall reimburse the Bank for the amount of the drawing using moneys, if any, contained in:

(A)    the Interest Account for such Bonds, if the drawing was to pay interest on the Bonds enhanced by such Letter of Credit;

(B)    the Principal Account for such Bonds, if the drawing was to pay principal on the Bonds enhanced by such Letter of Credit; and

(C)    the Redemption Account for such Bonds, if the drawing was to redeem Bonds enhanced by such Letter of Credit.

(i)    If the Trustee has made a proper drawing on the Letter of Credit (other than a tender drawing) and the Bank wrongfully fails to make a payment for debt service due on the Bonds by 11:00 a.m. (New York City time) on the Bond Payment Date or the Letter of Credit has been repudiated, the Trustee shall immediately notify the Borrower and the Guarantor and request payment of the debt service due in immediately available funds by 4:00 p.m. (New York City time) on the Bond Payment Date. This section shall not apply to tender drawings, which are provided for in Section 4.07(D).

(c)    If at any time there shall have been delivered to the Trustee an Alternate Letter of Credit or Alternate Credit Facility pursuant to Section 5.7 of the Agreement, then the Trustee shall accept such Alternate Letter of Credit or Alternate Credit Facility and promptly surrender the previously held Letter of Credit to the Bank, in accordance with the terms of such Letter of Credit, for cancellation; provided, however, that the Trustee shall not surrender the previously held Letter of Credit until all draws on such Letter of Credit have been paid as required thereby. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the Letter of Credit to the Bank, in accordance with the terms of such Letter of Credit, for cancellation. The Trustee shall comply with the procedures set forth in such Letter of Credit relating to the termination thereof.

Section 5.04.    Letter of Credit. If a Letter of Credit is enhancing the Bonds, the Trustee shall hold and maintain each Letter of Credit for the benefit of the Bondholders, until such Letter of Credit expires in accordance with its terms. Subject to the provisions of this Indenture, the Trustee shall enforce all terms, covenants and conditions of each Letter of Credit, including payment when due of any draws on such Letter of Credit, and the provisions relating to the payment of draws on, and reinstatement of amounts that may be drawn under, such Letter of Credit, and will not consent to, agree to or permit any amendment or modification of such Letter of Credit which would materially adversely affect the rights or security of the Holders of the Bonds enhanced by such Letter of Credit. If at any time during the term of any Letter of Credit any successor Trustee shall be appointed and qualified under this Indenture, the resigning or removed Trustee shall request that the Bank transfer such Letter of Credit to the successor Trustee. If the resigning or removed Trustee fails to make this request, the successor Trustee shall do so before accepting appointment. When a Letter of Credit expires in accordance with its terms or is replaced by an Alternate Letter of Credit, the Trustee shall promptly surrender such Letter of Credit to the Bank.

Section 5.05.    Investment of Moneys. All moneys in any of the funds or accounts established pursuant to this Indenture shall be invested by the Trustee, as directed in writing by the Borrower solely in Investment Securities. Notwithstanding any other provision herein, in the absence of specific written investment instructions directing the Trustee by 12:00 noon of the second (2nd) Business Day preceding the day when investments are to be made, the Trustee is directed to invest available funds in the money market mutual fund to be designated in writing by the Borrower to the Trustee prior to the Date of Delivery, or should such designation not have been made or such designated fund be unavailable, the funds should be held uninvested. The Trustee shall not be liable for any consequences resulting from any investments made pursuant to the preceding sentence. The Trustee shall be entitled to rely conclusively upon specific written investment directions by an Authorized Representative of the Borrower as to the suitability and legality of the directed investments and that each such investment meets the criteria of the Indenture. The Trustee may make any and all such investments through its own investment department or that of its affiliates or subsidiaries, and may charge its ordinary and customary fees for such investments.

Investment Securities may be purchased at such prices as the Trustee may in its discretion determine or as may be directed in writing by the Borrower or its agent. All Investment Securities shall be acquired subject to the limitations set forth in Section 6.05 hereof, the limitations as to maturities hereinafter in this Section set forth and such additional limitations or requirements consistent with the foregoing as may be established by Request of the Borrower.

Moneys in all funds and accounts shall be invested in Investment Securities maturing not later than the date on which such moneys will be required for the purposes specified in this Indenture. Notwithstanding anything else in this Section 5.05, any moneys in the Interest Account, the Principal Account or the Redemption Account held for the payment of particular Bonds shall be invested at the Request of the Borrower in direct obligations of the United States or bonds or other obligations guaranteed by the United States government or for which the full faith and credit of the United States is pledged for the full and timely payment of principal and interest thereof (or money market funds consisting solely of such investments), rated in the highest rating category applicable to such investments which mature not later than the date on which it is estimated that such moneys will be required to pay such Bonds (but in any event maturing in not more than thirty days). Investments of moneys in the Rebate Fund are also subject to the provisions of the Tax Certificate. Moneys in a Letter of Credit Account created in Section 5.03, Tender Proceeds, moneys held for non-presented Bonds and moneys described in Section 4.07(G) shall be held uninvested and without liability for interest.

All interest, profits and other income received or losses incurred from the investment of moneys in any fund established pursuant to this Indenture shall be deposited or booked in the fund or account which gave rise to the investment earnings or losses. Notwithstanding anything to the contrary contained in this paragraph, an amount of interest received with respect to any Investment Security equal to the amount of accrued interest, if any, paid as part of the purchase price of such Investment Security shall be credited to the fund from which such accrued interest was paid. To the extent that any Investment Securities are registrable, such Investment Securities shall be registered in the name of the Trustee or its nominee.

For the purpose of determining the amount in any fund, all Investment Securities credited to such fund shall be valued at the lesser of cost or par value plus, prior to the first payment of interest following purchase, the amount of accrued interest, if any, paid as a part of the purchase price.

Subject to Section 6.06 hereof, investments in any and all funds and accounts held by the Trustee hereunder (other than moneys representing the proceeds of a draw on a Letter of Credit or held in a Letter of Credit Account, Tender Proceeds, Available Moneys, moneys being aged to become Available Moneys, moneys held in the Rebate Fund, or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds or held under Section 4.07(G) or 10.03 hereof)) may be commingled for purposes of making, holding and disposing of investments, notwithstanding provisions herein for transfer to or holding in particular funds and accounts, the amounts received or held by the Trustee, hereunder, provided that the Trustee shall at all times account for such investments strictly in accordance with the funds and accounts to which they are credited and otherwise as provided in this Indenture. Subject to Section 6.06 hereof, any moneys invested in accordance with this Section may be invested in a pooled investment account consisting solely of funds held by the Trustee as a fiduciary. The Authority (and the Borrower by its execution of the Agreement) acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Authority or the Borrower the right to receive brokerage confirmations of security transactions as they occur, the Authority and the Borrower specifically waive receipt of such confirmations to the extent permitted by law. The Trustee, will furnish or make available to the Authority and the Borrower upon written request periodic cash transaction statements which include detail for all investment transactions made by the Trustee, hereunder. The Trustee may act as principal or agent in the making or disposing of any investment. The Trustee may sell or present for redemption any Investment Securities whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund to which such Investment Security is credited, and the Trustee shall not be liable or responsible for any loss resulting from such investment.

The Trustee may elect, but shall not be obligated, to credit the funds and accounts held by it with moneys representing income or principal payments due on, or sales proceeds due in respect of, Investment Securities in such funds and accounts, or to credit to Investment Securities intended to be purchased with such moneys, in each case before actually receiving the requisite moneys from the payment source, or to otherwise advance funds for account transactions. The Authority and the Borrower each acknowledge that the legal obligation to pay the purchase price of any Investment Securities arises immediately at the time of the purchase. Notwithstanding anything else in this Indenture, (i) any such crediting of funds or assets shall be provisional in nature, and the Trustee shall be authorized to reverse any such transactions or advances of funds in the event that it does not receive good funds with respect thereto, and (ii) nothing in this Indenture shall constitute a waiver of any of the Trustee’s rights as a securities intermediary under Uniform Commercial Code §9-206.

Section 5.06.    Additional Payments and Payments from Guarantor. The Trustee shall transfer any Additional Payments promptly upon receipt thereof from the Borrower to the Authority at the address specified herein for notice to the Authority or as otherwise directed in writing by the Authority, except that payments of any fees due to the Authority shall be remitted by the Borrower directly to the Authority at the times specified in the Agreement. Additionally, the Trustee shall transfer any payments received from the Guarantor in respect of the Authority’s or the Authority Indemnified Persons’ rights to payment pursuant to Sections 4.2(b), 4.2(c), 4.2(d), 8.2 and 8.4 of the Agreement.

ARTICLE VI

PARTICULAR COVENANTS

Section 6.01.    Punctual Payment of Bonds; Limited Obligation of Authority; Fees of Authority. The Authority shall punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of all the Bonds, in strict conformity with the terms of the Bonds and of this Indenture, according to the true intent and meaning thereof, but only out of the Trust Estate. No funds or moneys of the Authority are pledged to the payment of the Bonds, only the funds provided by the Borrower as set forth herein. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be canceled and destroyed, and a certificate of such destruction shall thereafter be delivered to the Authority.

The Bonds, together with all principal and interest thereon and premium, if any, with respect thereto, are special, limited obligations of the Authority secured by the Agreement and the Note and shall always be payable solely from the revenues and income derived from the Agreement, the Note and the Guaranty (except to the extent paid out of moneys attributable to proceeds of the Bonds, the income from the temporary investment thereof or payments made pursuant to or derived from a mortgage or assignment of leases and rents or credit enhancement device) are and shall always be a valid claim of the owner thereof only against the revenues and income derived from the Agreement, the Note and the Guaranty, which revenues and income shall be used for no other purpose than to pay the principal installments of, premium, if any, and interest on the Bonds, except as may be expressly authorized otherwise in this Indenture and in the Agreement.

The Bonds and the obligation to pay principal and interest thereon and any premium with respect thereto do not now and shall never constitute an indebtedness or an obligation of the State or of any political subdivision thereof, within the purview of any constitutional or statutory limitation or provision, or a charge against the general credit or taxing powers, if any, of any of them, but shall be secured as aforesaid, and shall be payable solely from the revenues and income derived from the Agreement and the Note (except as stated aforesaid). No owner of the Bonds shall have the right to compel the exercise of the taxing power, if any, of the State or any political subdivision thereof to pay any principal installment of, redemption premium, if any, or interest on the Bonds. The Authority does not have the power to levy taxes for any purposes whatsoever.

The Authority shall not be obligated to execute any documents or take any other action under or pursuant to this Indenture, the Agreement, the Note or any other document in connection with the Bonds unless and until provision for the payment of expenses of the Authority, including legal counsel fees, shall have been made. Provisions for expenses shall be deemed to have been made upon arrangements reasonably satisfactory to the Authority for the provision of expenses being agreed upon by the Authority and the party requesting such execution.

Section 6.02.    Extension of Payment of Bonds. The Authority shall not directly or indirectly extend or assent to the extension of the maturity of any of the Bonds or the time of payment of any claims for interest by the purchase or funding of such Bonds or claims for interest or by any other arrangement and, in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such Bonds or claims for interest shall not be entitled, in case of any default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest thereon which shall not have been so extended. Nothing in this Section shall be deemed to limit the right of the Authority to issue bonds for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of Bonds.

Section 6.03.    Against Encumbrances. The Authority shall not create, or permit the creation of, any pledge, lien, charge or other encumbrance upon the Trust Estate while any of the Bonds are Outstanding, except the pledge and assignment created by this Indenture. Subject to this limitation, the Authority expressly reserves the right to enter into one or more other indentures for any of its corporate purposes, including other programs under the Act, and reserves the right to issue other obligations for such purposes.

Section 6.04.    Performance of Covenants; Authority. The Authority covenants that it will faithfully perform on its part at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto; provided, however, that except for the matters set forth in any documents hereof relating to payment of the Bonds, the Authority shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Borrower or by the Trustee, or shall have received the instrument to be executed and at the option of the Authority shall have received from the party requesting such action or execution assurance satisfactory to the Authority that the Authority shall be reimbursed for its reasonable expenses, including legal counsel fees, incurred or to be incurred in connection with taking such action or executing such instrument. The Authority covenants that it is duly authorized under the Constitution and the laws of the State, including particularly the Act and the resolution of the Authority authorizing the issuance of the Bonds, to issue the Bonds authorized hereby and to execute this Indenture, to grant the security interest herein provided, to assign and pledge the Loan Agreement and the Note (except as otherwise provided herein) and to assign and pledge the amounts hereby assigned and pledged in the manner and to the extent herein set forth, that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Authority according to the terms thereof and hereof. Anything contained in this Indenture to the contrary notwithstanding, it is hereby understood that none of the covenants of the Authority contained in this Indenture are intended to create a general or primary obligation of the Authority.

Section 6.05.    Accounting Records and Reports. The Trustee shall keep or cause to be kept accurate books of record and account in which complete and correct entries shall be made of all transactions made by it relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds. Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) identifying information, including par amount, coupon rate and payment dates, (c) the amount received at maturity or its sale price, as the case may be, (d) the amounts and dates of any payments made with respect thereto and (e) such documentation as is required to be retained by the Trustee with respect to establishing market price, to the extent provided to it. Such records shall be open to inspection by the Authority, any Holder and the Bank at any reasonable time during regular business hours on reasonable written notice.

Section 6.06.    Arbitrage Covenants.

(a)    Subject to the limitations on its liability as stated herein and to the extent permitted by law, the Authority covenants and agrees that (i) it has not knowingly engaged and will not knowingly engage in any activities and that it has not knowingly taken and will not knowingly take any action which might result in any interest on the Bonds becoming includable in the gross income of the owners thereof for purposes of federal income taxation, and (ii) it will take the action required by it to be taken hereunder and will cooperate, to the extent reasonably possible without incurring additional costs, with the Borrower in maintaining the Tax-exempt status of interest on the Bonds. Without limiting the generality of the foregoing, the Authority covenants and agrees that it will comply with the requirements of the Tax Certificate. The Borrower has made certain tax covenants in Sections 5.8 of the Agreement and in the Tax Certificate.

(b)    The Borrower has covenanted in the Loan Agreement, and agreed in the Tax Certificate, to pay or cause to be paid to the United States rebate payments with respect to the Bonds as provided in the Tax Certificate. The Trustee agrees to comply with all specific written instructions of the Borrower given pursuant to the Loan Agreement, the Tax Certificate and the terms hereof with respect to such rebate payments; provided, however, that the Trustee shall not be responsible in any way for any rebate calculations or other arbitrage calculations, and provided further that the Borrower shall be responsible for such instructions complying with the Tax Certificate.

The Trustee conclusively shall be deemed to have complied with the provisions of this Section 6.06(b) if it follows the written directions of the Borrower set forth in the instructions required by the Loan Agreement and the Tax Certificate and shall not be required to take any action under this Section 6.06(b) in the absence of such written directions from the Borrower. The Trustee shall not be liable for any consequences resulting from its failure to act if no written instructions from the Borrower (or in the absence of Borrower instructions, written instructions from the Authority) are delivered to it. The Trustee has no duty or obligation to confirm that any written investment directions provided to it comply with the provisions of the Tax Certificate.

(c)    Notwithstanding any provision of this Section, if the Borrower shall provide to the Trustee and the Authority an opinion of Bond Counsel addressed to the Authority and the

Trustee that any action required under Sections 5.8 of the Agreement or this Section 6.06 is no longer required, or that some further action is required to maintain the Tax-exempt status of interest on the Bonds, the Trustee and the Authority may rely conclusively on such opinion in complying with the requirements of this Section, and the covenants contained herein shall be deemed to be modified to that extent.

(d)    The covenants of the Authority in this Section 6.06 are made solely in reliance on the representations and covenants of the Borrower set forth in the Loan Agreement and the Tax Certificate, and a default by the Borrower with respect thereto shall not be considered a default of the Authority hereunder. The covenants of the Authority in this Section 6.06 are limited to those actions within its control, and further limited to the extent that the costs and expenses of taking such actions are borne by the Borrower or a third party.

Section 6.07.    Other Covenants.

(a)    The Trustee shall promptly collect all amounts due from the Borrower pursuant to the Agreement, shall perform all duties imposed upon it pursuant to the Agreement and, subject to Section 8.03 hereof, shall diligently enforce, and take all steps, actions and proceedings reasonably necessary for the enforcement of all of the rights of the Authority (other than the Retained Rights) and all of the obligations of the Borrower pursuant to the Agreement.

(b)    The Authority shall not amend, modify or terminate any of the terms of the Agreement, or consent to any such amendment, modification or termination, without the prior written consent of the Trustee and the Bank, if applicable. The Trustee shall give such written consent only if (i) in the Opinion of Counsel, such amendment, modification or termination will not materially adversely affect the interests of the Bondholders or result in any material impairment of the security hereby given for the payment of the Bonds, or (ii) the Trustee first obtains the written consent of the Holders of no less than a majority in principal amount of the Bonds then Outstanding to such amendment, modification or termination, provided, however, that no such amendment, modification or termination shall reduce the amount of Loan Repayments to be made to the Authority or the Trustee by the Borrower pursuant to the Agreement, or extend the time for making such payments, without the written consent of all of the Holders of the Bonds then Outstanding, or (iii) such amendment, modification or termination is made pursuant to Section 9.01(B)(6) or Section 9.05. The Trustee and the Authority shall be entitled to rely upon an Opinion of Counsel with respect to the effect of any amendments hereto or to the Agreement. The Trustee may in its discretion, but shall not be obligated to, give its written consent if such amendment, modification or termination affects the Trustee’s own rights, duties or immunities.

(c)    The Authority shall not purchase Bonds from the Remarketing Agent or otherwise.

(d)    The Authority shall not be obligated to pay the principal of, premium, if any, or interest on the Bonds or any costs incidental thereto, except from the Trust Estate. The Authority shall not be directly, indirectly, contingently or otherwise liable for any costs, expenses, losses, damages, claims or actions, of any conceivable kind on any conceivable theory, under or by reason of or in connection with this Indenture, the Bonds or the Agreement, except only to the extent amounts are received for the payment thereof from the Borrower under the Agreement.

(e)    The Trustee hereby acknowledges that the Authority’s sole source of moneys to repay the Bonds will be provided by the Trust Estate, and hereby agrees that if such amounts shall ever prove insufficient to pay all principal of, premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise) or any costs incidental thereto, then the Trustee shall give notice to the Borrower in accordance with Article VII hereof to pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium, if any, or interest, or costs incidental thereto including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the Authority or any third party, subject to any right of reimbursement from the Trustee, the Authority or any such third party, as the case may be, therefor.

Section 6.08.    Waiver of Laws. The Authority shall not at any time insist upon or plead in any manner whatsoever, or claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force that may affect the covenants and agreements contained in this Indenture or in the Bonds, and all benefit or advantage of any such law or laws is hereby expressly waived by the Authority to the extent permitted by law.

Section 6.09.    Further Assurances. Subject to Section 11.01 hereof, the Authority will make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Indenture and for the better assuring and confirming unto the Holders of the Bonds of the rights and benefits provided in this Indenture.

Section 6.10.    Continuing Disclosure. Pursuant to Section 5.9 of the Agreement, the Borrower has undertaken all responsibility for compliance with the continuing disclosure requirements promulgated under SEC Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, and the Authority shall have no liability to the Holders of the Bonds or any other Person with respect to such disclosure matters. Notwithstanding any other provision of this Indenture, failure of the Borrower to comply with the requirements of SEC Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, shall not be considered an Event of Default; provided, however, that the Trustee, at the written request of the Remarketing Agent or the Holders of at least 25% aggregate principal amount of Outstanding Bonds, shall, but only to the extent indemnified and/or provided with security to its satisfaction from and against any cost, liability or expense of any kind whatsoever related thereto, including, without limitation, reasonable fees, costs and expenses of its attorneys and advisors and additional fees, costs and expenses of the Trustee, or at the written request of any Bondholder or beneficial owner of any Bonds may, take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations under Section 5.9 of the Agreement.

Section 6.11.    Required Reporting to the Authority.

(a)    The Trustee shall keep or cause to be kept proper books of records and accounts in which complete and accurate entries shall be made of all funds and accounts established by or pursuant to this Indenture, which shall at all reasonable times be subject to the inspection by the Authority, or the Holders (or a designated representative thereof) of not less than ten percent (10%) in aggregate principal amount of the Bonds then outstanding.

(b)    No later than 30 days after a principal and/or interest payment is made, the Trustee (or other designated paying agent approved by the Authority) will prepare and file with the Office of Comptroller of the State of Illinois a C-08, Notice of Payment of Bond Interest and/or Principal (bondpayments@illinoiscomptroller.gov). A copy of the C-08 should be forwarded to the Authority by e-mail (bondpayments@il-fa.com).

Section 6.12.    Recordation and Other Instruments. In order to perfect the security interest of the Trustee in the Trust Estate and to perfect the security interest in the Note, the Authority, to the extent permitted by law, will execute such security agreements or financing statements, naming the Trustee as assignee and pledgee of the Trust Estate assigned and pledged under this Indenture for the payment of the principal of, premium, if any, and interest on the Bonds and as otherwise provided herein, and the Borrower will cause the same to be duly filed and recorded, as the case may be, in the appropriate State and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State, as from time to time amended. To continue the security interest evidenced by such security agreements or financing statements, the Borrower shall file and record or cause to be filed and recorded such necessary continuation statements or supplements thereto and other instruments from time to time as may be required pursuant to the provisions of the said Uniform Commercial Code or other similar law to fully preserve and protect the security interest of the Trustee in the Trust Estate and to perfect the security interest in the Note. The Authority, to the extent permitted by law, at the expense of the Borrower, shall execute and cause to be executed any and all further instruments as shall be reasonably required by the Trustee or the Bank for such protection and perfection of the interests of the Trustee, the registered owners or the Bank, and the Borrower or its agent, as the case may be, shall file and refile or cause to be filed and refiled such instruments which shall be necessary to preserve and perfect the lien of this Indenture upon the Trust Estate until the principal of, premium, if any, and interest on the Bonds issued hereunder shall have been paid or provision for their payment shall be made as herein provided.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES OF BONDHOLDERS

Section 7.01.    Events of Default; Acceleration; Waiver of Default. Each of the following events which has occurred and is continuing shall constitute an “Event of Default” hereunder:

(a)    default in the due and punctual payment of the principal of, or premium (if any) on, any Bond when and as the same shall become due and payable, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

(b)    default in the due and punctual payment of any installment of interest on, or the Purchase Price of, any Bond, when and as the same shall become due and payable;

(c)    failure by the Authority to perform or observe any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuation of such failure for a period of sixty (60) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Authority, the Bank, if applicable, and the Borrower by the Trustee, or to the Authority, the Bank, if applicable, the Borrower and the Trustee by the Holders of not less than fifty percent (50%) in aggregate principal amount of the Bonds at the time Outstanding;

(d)    the occurrence and continuance of a Loan Default Event described in Section 6.1 of the Agreement; or

(e)    if a Letter of Credit is enhancing the Bonds, receipt by the Trustee of notice from the Bank that either (i) an Event of Default (as defined in the Credit Agreement) has occurred under the Credit Agreement and directing the Trustee to either (A) accelerate the Bonds or (B) give notice of mandatory tender for the Bonds pursuant to Section 4.06(A)(iii), or (ii) the Bank will not reinstate the interest portion of the Letter of Credit.

No default specified in (c) above shall constitute an Event of Default unless the Authority and the Borrower shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Authority or the Borrower (or the Bank on its behalf) within the applicable period and diligently pursued in the sole determination of the Bank, if applicable, and if the Authority or the Borrower shall within the applicable period furnish to the Trustee a Certificate certifying that such default is such that it can be corrected but not within the applicable period and that corrective action capable of remedying such default has been instituted and is being diligently pursued and will be diligently pursued until the default is corrected. The Authority or the Borrower shall notify the Trustee in writing when such default has been corrected. The Trustee shall be entitled to conclusively rely upon any such Certificate given pursuant to this Section. With regard to any alleged default concerning which notice is given to the Borrower under the provisions of this Section, the Borrower (or the Bank on its behalf) shall have full authority to perform any covenant or obligation the non-performance of which is alleged in said notice to constitute a default with full power to do any and all things and acts to the same extent that the Authority could do and perform any such things and acts.

During the continuance of an Event of Default described in (a), (b), (c) or (d) above, unless the principal of all the Bonds shall have already become due and payable, the Trustee may, and upon the written request of the Holders of not less than 66-2/3% in aggregate principal amount of the Bonds at the time Outstanding, or upon the occurrence of an Event of Default described in (e)(i)(A) above, the Trustee shall, unless the Bank, if any, has directed mandatory tender of the Bonds pursuant to Section 4.06(A)(iii), promptly upon such occurrence, by notice in writing to the Authority, the Borrower and the Bank, if any, declare the principal of all the Bonds then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration and subject to the Trustee’s receipt of written notice of the same, the same shall become and shall be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding. Upon any such declaration the Trustee shall promptly draw upon any then existing Letter of Credit in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on the Bonds enhanced by such Letter of Credit so declared to be due and payable. Interest on the Bonds shall cease to accrue as of the date of declaration of acceleration. Subject to the Trustee’s receipt of written notice of such declaration, the Trustee shall promptly notify the Bondholders of the date of declaration of acceleration and the cessation of accrual of interest on the Bonds in the same manner as for a notice of redemption.

The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, and before any Letter of Credit has been drawn upon in accordance with its terms and honored, there shall have been deposited with the Trustee a sum sufficient to pay (with Available Moneys if a Letter of Credit is in effect) all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable fees and expenses of the Trustee, including reasonable fees, costs and expenses of its attorneys, and any and all other Events of Default actually known to a Responsible Officer of the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the Authority and to the Trustee, may, on behalf of the Holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; provided the Trustee shall have received written notice from the Bank that the Letter of Credit has been reinstated in full; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon. Notwithstanding any other provision of this Indenture except as provided in the following sentence, the Trustee may not exercise any remedy in the event of an Event of Default under Section 7.01(a), (b) or (d) hereof without the written consent of the Bank, if any, so long as each Letter of Credit is in effect and the Bank has not wrongfully failed to make a payment thereunder. The Trustee may exercise any and all remedies under the Indenture and the Agreement (except acceleration) to collect any fees, expenses and indemnification from the Borrower due to it in each of its capacities under the terms of the Indenture or the Loan Agreement without obtaining the consent of the Bank, if any.

Section 7.02.    Institution of Legal Proceedings by Trustee. Subject to Section 7.01 hereof, if one or more of the Events of Default shall happen and be continuing, the Trustee in its discretion may, and upon the written request of Holders of not less than 66-2/3% in aggregate principal amount of the Bonds then Outstanding and upon being indemnified and/or provided with security to its satisfaction therefor pursuant to Section 8.03(G) hereof, shall, proceed to protect or enforce its rights or the rights of the Holders of Bonds under the Act or under this Indenture, the Agreement, the Note, the Guaranty or any Letter of Credit by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

Section 7.03.    Application of Revenues and Other Funds After Default. If an Event of Default shall occur and be continuing, all Revenues and any other funds then held or thereafter received by the Trustee under any of the provisions of this Indenture (subject to Sections 4.07(G),

5.06, 6.06 and 11.11 hereof) shall be promptly applied by the Trustee as follows and in the following order:

(1)    To the payment of reasonable fees and expenses of the Trustee in each of its capacities hereunder (including reasonable fees, costs, expenses and disbursements of its counsel) incurred in and about the performance of its powers and duties under this Indenture, the Loan Agreement and any other document related thereto (provided, however, that no moneys in any Letter of Credit Account of the Revenue Fund may be used to pay such expenses) and to the payment of reasonable fees and expenses of the Authority and Authority Indemnified Persons and any other payments due to the Authority in respect of the Retained Rights (including, without limitation, indemnification payments);

(2)    To the payment of the principal of and interest then due on the Bonds (upon presentation of the Bonds to be paid, and stamping thereon of the payment if only partially paid, or surrender thereof if fully paid) subject to the provisions of this Indenture (including Section 6.02 hereof), as follows:

(i)    Unless the principal of all of the Bonds shall have become or have been declared due and payable,

First: To the payment to the Persons entitled thereto of all installments of interest then due in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the Persons entitled thereto, without any discrimination or preference;

Second: To the payment to the Persons entitled thereto of the unpaid principal of any Bonds which shall have become due, whether at maturity or by call for redemption, with interest on the overdue principal at the rate borne by the respective Bonds, and, if the amount available shall not be sufficient to pay in full all the Bonds, together with such interest, then to the payment thereof ratably, according to the amounts of principal due on such date to the Persons entitled thereto, without any discrimination or preference; and

Third: If a Letter of Credit is enhancing the Bonds, to reimburse the Bank for any unreimbursed obligations owed under the Credit Agreement.

(ii)    If the principal of all of the Bonds shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full the whole amount so due and unpaid, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or preference;

(3)    To the payment of any amounts owing to the Bank or any other provider of credit under the Credit Agreement or any related documents; provided, however, that in no event shall moneys derived from drawings under a Letter of Credit, moneys set aside to pay principal or interest on any particular Bonds (including moneys held for non-presented Bonds or held under Section 10.03 hereof), or Tender Proceeds be used to pay any of the items listed in clause (1) of this Section and Available Moneys and moneys being aged to become Available Moneys shall not be used to pay any of the items listed in clause (1) of this Section until all amounts have been paid under clause (2) of this Section; provided further that proceeds of a draw on a Letter of Credit and Tender Proceeds shall be used solely to pay principal, interest, premium, or Purchase Price of the Bonds as otherwise provided herein.

Section 7.04.    Trustee to Represent Bondholders. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) as trustee and true and lawful attorney-in-fact of the Holders of the Bonds for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Holders under the provisions of the Bonds, this Indenture, the Agreement, the Guaranty, the Note, any Letter of Credit, the Act and applicable provisions of any other law. Subject to Section 7.01 hereof, upon the occurrence and continuance of an Event of Default or other occasion giving rise to a right in the Trustee to represent the Bondholders, the Trustee may (but shall not be obligated to), and upon the written request of the Holders of not less than 66-2/3% in aggregate principal amount of the Bonds then Outstanding, and upon being indemnified and/or provided with security to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of such Holders by such appropriate action, suit, mandamus or other proceedings as it shall deem most effectual to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in the Trustee or in such Holders under this Indenture, the Agreement, the Guaranty, the Note, any Letter of Credit, the Act or any other law; and upon instituting such proceeding, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Trust Estate, pending such proceedings. All rights of action under this Indenture or the Bonds or otherwise may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit and protection of all the Holders of such Bonds, subject to the provisions of this Indenture (including Section 6.02 hereof).

Section 7.05.    Bondholders’ Direction of Proceedings. Anything in this Indenture to the contrary notwithstanding, but subject to Section 8.03(G), the Holders of at least fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee (which may be based upon an opinion of counsel) would be unjustly prejudicial to Bondholders not parties to such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Bondholders) or for which it has not been provided adequate indemnity and/or security.

Section 7.06.    Limitation on Bondholders’ Right to Sue. Subject to Section 7.01 hereof, no Holder of any Bond shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Indenture, the Agreement, the Guaranty, the Note, any Letter of Credit, the Act or any other applicable law with respect to such Bond, unless (1) such Holder shall have given to the Trustee written notice of the occurrence of an Event of Default; (2) the Holders of not less than fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (3) subject to Section 8.03(G) hereof, such Holder or said Holders shall have tendered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and (4) the Trustee shall have refused or omitted to comply with such request for a period of sixty (60) days after such written request shall have been received by, and said tender of indemnity and/or security shall have been made to, the Trustee.

Such notification, request, tender of indemnity and/or security and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy hereunder or under law; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by such Holders’ action to affect, disturb or prejudice the security of this Indenture or the rights of any other Holders of Bonds, or to enforce any right under this Indenture, the Agreement, the Guaranty, the Note, any Letter of Credit, the Act or other applicable law with respect to the Bonds, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all Holders of the Outstanding Bonds, subject to the provisions of this Indenture (including Section 6.02 hereof).

Section 7.07.    Absolute Obligation of Authority. Subject to Section 11.01, nothing in Section 7.06 or in any other provision of this Indenture, or in the Bonds, shall affect or impair the obligation of the Authority, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Bonds to the respective Holders of the Bonds at their respective dates of maturity, or upon call for redemption, as herein provided, but only out of the Trust Estate, or affect or impair the right of such Holders, which is also absolute and unconditional, to enforce such payment by virtue of the contract embodied in the Bonds.

Section 7.08.    Termination of Proceedings. In case any proceedings taken by the Trustee or any one or more Bondholders on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Bondholders, then in every such case the Authority, the Bank, if any, the Trustee and the Bondholders, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of the Authority, the Bank, the Trustee and the Bondholders shall continue as though no such proceedings had been taken.

Section 7.09.    Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee, the Bank, if any, or to the Holders of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 7.10.    No Waiver of Default. No delay or omission of the Trustee, the Bank, if any, or of any Holder of the Bonds to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee, the Bank, if any, or to the Holders of the Bonds may be exercised from time to time and as often as may be deemed expedient.

Section 7.11.    Non-Impairment of Authority. Nothing in this Indenture shall be deemed or construed to limit, impair or affect in any way the Authority’s (or any Authority Indemnified Person’s) right to enforce the Retained Rights, regardless of whether there is then existing an Event of Default (including, without limitation, a payment default), or any action based thereon or occasioned by an Event of Default or alleged Event of Default, and regardless of any waiver or forbearance granted by the Trustee or any Bondholder in respect thereof. Any default or Event of Default in respect of the Retained Rights may only be waived with the Authority’s written consent.

Section 7.12.    Consent to Defaults. Notwithstanding any other provisions of this Article VII, and subject to Section 8.03(G) hereof, so long as a Letter of Credit is in place and the Bank is not continuing wrongfully to dishonor drawings under any Letter of Credit, no Event of Default shall be declared pursuant to Section 7.01(a), (b) or (d) hereof (except in a case resulting from the failure of the Borrower to pay the Trustee’s and the Authority’s fees and expenses or to indemnify the Trustee and the Authority, or to make any payments due in respect of the Retained Rights), nor any remedies exercised with respect to any Event of Default other than an Event of Default declared pursuant to Section 7.01(e) hereof by the Trustee or by the Bondholders (except in a case resulting from the failure of the Borrower to pay the Trustee’s fees and expenses or to indemnify the Trustee), and no Event of Default under this Indenture shall be waived by the Trustee or the Bondholders to the extent they may otherwise be permitted hereunder, without, in any case, the prior written consent of the Bank. So long as any Letter of Credit is in place and the Bank is not continuing wrongfully to dishonor drawings under any Letter of Credit, no Event of Default can be waived, in any circumstance, unless the Trustee has received written notice from the Bank that the Letter of Credit has been fully reinstated and is in full force and effect and that any notice from the Bank declaring an Event of Default (as defined under the Credit Agreement) under the Credit Agreement has been rescinded by the Bank. Nothing in this Section shall be deemed to limit in any respect the right of the Authority to enforce or waive any of its Retained Rights under the Agreement.

ARTICLE VIII

THE TRUSTEE, THE PAYING AGENT, THE BOND REGISTRAR, THE TENDER AGENT, THE REMARKETING AGENT AND THE CALCULATION AGENT

Section 8.01.    Duties, Immunities and Liabilities of Trustee. (A) The Trustee shall, prior to an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall, during the existence of any Event of Default (which has not been cured or waived), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as prudent persons would exercise or use under the circumstances in the conduct of their own affairs. If the Trustee is not the Bond Registrar the provisions of Section 8.01(A)(a) and (b) apply to any such other Bond Registrar as they apply to the Trustee.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action or its own grossly negligent failure to act, except that:

(a)    Prior to such an Event of Default hereunder and after the curing of all Events of Default which may have occurred,

(1)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture.

(b)    At all times, regardless of whether or not any Event of Default shall exist,

(1)    the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(2)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority, or such larger percentage as may be required hereunder, in aggregate principal amount of the Bonds at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers other than to notify the Authority that it intends to take no particular action or to notify the Bondholders that it will take no action if adequate indemnity and/or security satisfactory against such risk or liability is not assured to it. All indemnifications and releases from liability granted herein or under the Loan Agreement to the Trustee shall extend to the directors, officers, employees, agents, successors and assigns of the Trustee and to the Trustee in each of its capacities hereunder.

(B)    The Authority may remove the Trustee at any time upon its own decision or upon Request of the Borrower, and shall remove the Trustee if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or their attorneys duly authorized in writing) or if at any time the Trustee shall cease to be eligible in accordance with subsection (F) of this Section, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or its property shall be appointed, or any public officer shall take control or charge of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in each case by giving thirty (30) days’ prior written notice of such removal to the Trustee.

(C)    The Trustee may at any time resign by giving written notice of such resignation to the Authority, the Borrower and the Bank, if any, not less than forty-five (45) days before the date specified in such notice when such resignation shall take effect, and by giving the Bondholders notice of such resignation by mail at the addresses shown on the registration books maintained by the Trustee not less than twenty (20) days prior to such resignation date.

(D)    In the event that the Trustee hereunder shall give notice of resignation or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public office or offices, or of a receiver appointed by a court, the Borrower may (to the extent that no Event of Default shall have occurred and be continuing hereunder or under the Loan Agreement), with the prior written consent of the Authority and the Bank, if any, appoint a successor Trustee and shall confirm such appointment in writing delivered personally or sent by first class mail, postage prepaid, to the Authority, retiring Trustee, successor Trustee, Bank, if any, and Remarketing Agent, if any.

Pending such appointment by the Borrower as provided above, the Authority may, with the consent of the Borrower (to the extent that no Event of Default shall have occurred and be continuing hereunder or under the Loan Agreement) and the Bank, if any, appoint a temporary successor Trustee by an instrument in writing signed by an authorized officer of the Authority, a copy of which shall be delivered personally or sent by first class mail, postage prepaid, to the retiring Trustee, the successor Trustee, the Borrower, the Bank, if any, and the Remarketing Agent, if any. If no permanent successor Trustee shall have been appointed by the Borrower within six (6) calendar months next succeeding the month during which the Authority appoints such a temporary Trustee, such temporary Trustee shall without further action on the part of the Authority or the Bondholders become the permanent successor Trustee.

(E)    Any removal or resignation of the Trustee pursuant to (B) or (C) above and appointment of a successor Trustee shall become effective upon acceptance of appointment by the successor Trustee. If the Borrower or the Authority fail to so appoint a successor Trustee (whether permanent or temporary) hereunder within forty-five (45) days after the Trustee has given notice of its resignation, has been removed, has been dissolved, has otherwise become incapable of acting hereunder or has been taken under control by a public officer or receiver, the Trustee shall have the right to petition a court of competent jurisdiction to appoint a successor hereunder.

(F)    Any Trustee appointed under the provisions of this Section in succession to the Trustee shall be a trust company, national association or bank organized and in good standing under the laws of the State, the United States of America or any state or the District of Columbia and have a combined total capital and surplus of not less than $50,000,000 as set forth in its most recent published annual report of condition, or alternatively, a liability policy having the type of coverage and in an amount acceptable to the Authority and the Borrower. Every such Trustee shall have an operations group of at least four (4) experienced trust officers, with responsibility for municipal bond issues and shall have at least 25 municipal bond indentures aggregating at least $25,000,000 under its administration. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this subsection (F), the Trustee shall resign immediately in the manner and with the effect specified in this Section.

(G)    Any successor Trustee appointed under this Indenture shall signify its acceptance of such appointment by executing and delivering to the Authority and to its predecessor Trustee a written acceptance thereof, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; provided, however, that at the Request of the Authority or the written request of the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Indenture and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Upon request of the successor Trustee, the Authority shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations. Upon acceptance of appointment by a successor Trustee as provided in this subsection, the successor trustee shall mail a notice of the succession of such Trustee to the trusts hereunder to each Rating Agency which is then rating the Bonds, to the Bondholders at the addresses shown on the registration books maintained by the Trustee, to the Borrower, the Remarketing Agent, if any, and to the Bank, if any.

(H)    Notwithstanding any provisions of this Section 8.01 to the contrary concerning the resignation or removal of the Trustee or the appointment of a successor Trustee, for so long as a Letter of Credit is in effect with respect to the Bonds, no such resignation, removal or appointment shall be effective until the Bank shall have issued and delivered to the successor Trustee (i) a substitute Letter of Credit in favor of the successor Trustee in substantially the same form as the existing Letter of Credit, whereupon the Trustee shall return the existing Letter of Credit to the Bank for cancellation or (ii) an amendment to the existing Letter of Credit evidencing the transfer thereof to the successor Trustee.

(I)    The Trustee is not responsible for effecting, maintaining or renewing any policies of insurance of the Borrower or for any representations regarding the sufficiency of any policy of insurance of the Borrower and shall not be responsible for monitoring or reviewing any policy of insurance of the Borrower or be obligated to file claims or proofs of loss in the case of insurance or to pay taxes or assessments.

(J)    The Trustee shall not be responsible for filing financing or continuation statements in any public office at any time or otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Indenture.

(K)    Subject to the provisions of Sections 5.06 and 10.03 hereof, all moneys received by the Trustee and the Tender Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except draws on the Letter of Credit, all Available Moneys, all Tender Proceeds, all moneys being aged to become Available Moneys, and otherwise except to the extent required by law or by this Indenture. The Trustee and the Tender Agent shall be under no liability for interest on any moneys received by them hereunder. Any interest allowed on any such moneys shall be deposited in the fund or account to which such moneys are credited. Any moneys held by the Trustee or the Tender Agent may be deposited by it in its banking department and invested as provided herein.

(L)    The Trustee shall not be responsible for the Borrower’s use of the proceeds from the Bonds.

(M)    The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture or the Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that: (1) subsequent to such facsimile transmission of written instructions or directions the Trustee shall forthwith receive the originally executed instructions or directions, (2) such originally executed instructions or directions shall be signed by a person as may be designated and authorized to sign for the party signing such instructions or directions and (3) the Trustee shall have received a current incumbency certificate listing persons designated to give such instructions or directions and containing the specimen signature of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Borrower elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Borrower agrees to assume all risks arising out of the use of such electronic methods by the Borrower to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties. Instructions or directions executed by an Authorized Representative of the Bank, if any, or the Borrower shall be deemed to be in compliance with clauses (2) and (3) of this paragraph.

(N)    The permissive rights of the Trustee to do things enumerated in the Indenture shall not be construed as a duty.

(O)    Each of the rights and protections of the Trustee under this Indenture shall also be afforded to the Trustee in each capacity or sub-capacity, as applicable, that it serves under this Indenture and the Loan Agreement and all other agreements related thereto.

(P)    The Trustee makes the following representations to the Authority:

(I)    All federal, state and local governmental, public, and regulatory authority approvals, consents, notices, authorizations, registrations, licenses, exemptions and filings that are required to have been obtained or made by the Trustee with respect to the authorization, execution, delivery, and performance by, or the enforcement against or by, the Trustee of this Indenture have been obtained and are in full force and effect and all conditions of such approvals, consents, notices, authorizations, registrations, licenses, exemptions and filings have been fully complied with.

(II)    The Trustee is not (i) required to qualify or obtain any certificate of authority to do business in the State or (ii) subject to any filing requirement to make any or pay any fees or taxes required of foreign entities doing business in the State, in either case solely as a result of executing, delivering, or performing this Indenture.

(III)    The Trustee has a combined capital and surplus of at least $50,000,000 or, alternatively, a liability policy having the type of coverage and in an amount acceptable to the Authority and the Borrower. The Trustee has an operations group of at least four experienced trust officers, with responsibility for municipal bond issues. The Trustee administers at least 25 municipal bond indentures aggregating at least $25,000,000 under its administration.

Section 8.02.    Merger or Consolidation. Any company into which the Trustee may be merged or converted or with which it may be consolidated, or any company resulting from any merger, conversion or consolidation to which it shall be a party, or any company to which the Trustee may sell or transfer all or substantially all of its municipal corporate trust business, provided such company shall be eligible under subsection (F) of Section 8.01, shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding.

Section 8.03.    Liability of Trustee.

(A)    The recitals, statements and representations of facts herein and in the Bonds contained shall be taken as statements of the Authority and not the Trustee, and the Trustee shall not assume nor have any responsibility or obligation for the correctness of the same, or make any representations as to the validity, priority or sufficiency of this Indenture, the Loan Agreement, of the Bonds or the perfection or maintenance of the perfection of any security interest granted hereby. In addition, the Trustee shall assume no responsibility with respect to this Indenture or the Bonds other than in connection with the duties or obligations assigned to or imposed upon the Trustee herein or in the Bonds. The Trustee shall, however, be responsible for its representations contained in its certificate of authentication on the Bonds. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own gross negligence or willful misconduct. The Trustee may become the Holder of Bonds with the same rights it would have if it were not Trustee and, to the extent permitted by law, may act as depository for and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Bondholders, whether or not such committee shall represent the Holders of a majority in principal amount of the Bonds then Outstanding.

The Trustee may execute any of the trusts or powers set forth herein and perform the duties required of it hereunder by or through attorneys, agents, employees or receivers and shall be entitled to and may conclusively rely upon the advice of counsel concerning all matters of trusts and its duties herein and shall not be answerable for the conduct of any such attorney, agent, employee or receiver if appointed by the Trustee with reasonable care.

(B)    The Trustee shall not be liable for any exercise of any discretion or power under this Indenture or error of judgment made in good faith by a responsible officer, director or employee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(C)    The Trustee shall not be liable with respect to any action or inaction taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

(D)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture unless such Bondholders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities (including, but not limited to, attorney’s fees, costs and expenses) which may be incurred therein or thereby.

(E)    The Trustee shall not be liable for any action or inaction taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(F)    Except for Events of Default under Section 7.01(a) and (b), the Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless and until a Responsible Officer of the Trustee shall have received written notice thereof, at its Corporate Trust Office, and such notice references the Borrower, this Indenture and the Bonds. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Bonds, or as to the existence of a default or Event of Default thereunder. The Trustee shall not be responsible for the validity or effectiveness of any collateral given to or held by it.

(G)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, other than to notify the Authority that it intends to take no particular action or to notify the Bondholders that it will take no action, if repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it. The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts and powers hereunder. The Trustee shall, however, in any case, make drawings under the Letter of Credit, or request payments under the Guaranty, to pay principal and Purchase Price of and premium, if any, or interest on the Bonds as it becomes due and shall accelerate the Bonds or cause mandatory tender of the Bonds pursuant to Section 4.06(A)(iii) as required by this Indenture, notwithstanding anything to the contrary herein.

(H)    The Trustee shall have no responsibility, opinion or liability with respect to any information statement or recital found in any official statement or other disclosure material, prepared or distributed with respect to the issuance of such bonds, except for information provided by the Trustee, and shall have no responsibility for compliance with any state or federal securities laws in connection with the Bonds.

(I)    The Trustee may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Trustee and shall not be responsible for the misconduct or negligence of any such agent or attorney appointed with due care.

(J)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(K)    The rights, privileges, protections, immunities and benefits and given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Loan Agreement or any other agreement related thereto, and each agent, custodian and other Person employed to act hereunder or under the Lon Agreement or any other agreement related thereto.

(L)    The Trustee may request that the Borrower deliver a certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(M)    Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and rely upon an Opinion of Counsel and/or a Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance thereon.

(N)    The Trustee, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder and may join in any action which any Holder may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Borrower, and may act as depositary, trustee or agent for any committee or body of the Holders secured hereby or other obligations of the Authority or the Borrower as freely as if it did not act in any capacity hereunder.

(O)    The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(P)    In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and its agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and its agents. Accordingly, each of the parties agree to provide to the Trustee and its agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and its agents to comply with Applicable Law.

Section 8.04.    Right of Trustee to Rely on Documents. The Trustee shall conclusively rely upon and be fully protected, absent its own gross negligence or willful misconduct, in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; in particular, the Trustee shall be entitled to rely upon a Certificate of the Borrower to the effect that no Act of Bankruptcy has occurred. The Trustee may consult with counsel, who may be counsel of or to the Authority or the Borrower, with regard to legal questions, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith, and may in all cases pay such reasonable compensation to such attorneys, agents, employees and receivers as may be reasonably employed in connection with the trusts hereof.

The Trustee shall not be bound to recognize any Person as the Holder of a Bond unless and until such Bond is submitted for inspection, if required, and its title thereto is satisfactorily established, if disputed.

Whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate of the Authority, and such Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of this Indenture in reliance upon such Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.

The Trustee shall also be entitled to rely conclusively upon certificates of the Borrower, the Authority or the Guarantor, as the case may be, that no Act of Bankruptcy has occurred or no petition in bankruptcy has been filed and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced (as described under subsection (2)(B) of the term “Available Moneys” herein), which certificates the Authority, the Borrower or Guarantor, as the case may be, will supply from time to time, upon request of the Trustee.

The Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements; provided, however, that the Trustee may, in its discretion, make, but shall in no case be required to make, such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Borrower personally or by agent or attorney. The Trustee shall not be bound to recognize any person as a Holder or to take any action at such person’s request unless satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

Section 8.05.    Preservation and Inspection of Documents. All documents received by the Trustee under the provisions of this Indenture shall be retained in its possession and shall be subject to the inspection of the Authority, the Borrower, any Bondholder and the Bank, and their agents and representatives duly authorized in writing upon prior written notice, at reasonable hours during the normal business hours of the Trustee and under reasonable conditions.

Section 8.06.    Compensation and Indemnification. The Authority, the Trustee, the Tender Agent, the Paying Agent (including in its capacity as Calculation Agent) and the Bond Registrar shall be entitled to payment and reimbursement for reasonable fees for their respective services rendered hereunder and all advances, counsel fees and other expenses reasonably made or incurred by any of them in connection with such services and in connection with entering into this Indenture, including any such fees and expenses incurred in connection with action taken hereunder. In accordance with Section 4.2 of the Agreement, the Borrower shall pay to the Authority, the Trustee, the Tender Agent, the Paying Agent (including in its capacity as Calculation Agent) and the Bond Registrar from time to time reasonable compensation for all services rendered under this Indenture, and the Trustee shall have a lien therefor on any and all funds (except the Rebate Fund, the moneys held for particular Bonds (including non-presented Bonds), any moneys derived from a Letter of Credit, Tender Proceeds, Available Moneys, moneys being aged to become Available Moneys, and moneys held pursuant to Section 10.03) at any time held by it under this Indenture which lien shall be prior and superior to the lien of the Holders of the Bonds. The Borrower shall indemnify and save the Authority, the Trustee, the Tender Agent, the Paying Agent (including in its capacity as Calculation Agent) and the Registrar harmless pursuant to Section 8.4 of the Agreement. The obligations of the Borrower under this Section shall survive resignation or removal of the Trustee, the Tender Agent, if any, the Paying Agent (including in its capacity as Calculation Agent) and the Bond Registrar under this Indenture and payment of the Bonds and discharge of this Indenture and shall inure to the benefit of their respective successors and assigns. The provisions of this Section 8.06 shall survive the termination of this Indenture.

Section 8.07.    Paying Agent. The Authority (at the written request of the Borrower), with the written approval of the Trustee and the Bank, if any, may appoint and at all times have a Paying Agent in such cities as the Authority deems desirable, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. It shall be the duty of the Trustee to make such credit arrangements with such Paying Agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of, and interest (and premium, if any) on, the Bonds presented at either place of payment. The Trustee will not be responsible for the failure of the Bank or any other party to make funds available to the Trustee or Paying Agent. The Trustee is hereby appointed by the Authority (acting at the request of the Borrower) as the initial Paying Agent. If the Paying Agent is any entity other than the Trustee, (i) the Paying Agent may not hold any such funds and (ii) the Paying Agent shall be subject to the same standards and qualifications applicable to the Trustee as set forth in this Indenture. In acting hereunder and in connection with the Bonds, the Paying Agent shall act solely as an agent of the

Authority, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Bondholder. In acting hereunder and in connection with the Bonds, the Paying Agent shall act solely as an agent of the Authority, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Bondholder.

Section 8.08.    Trustee and Authority Required to Accept Directions and Actions of Borrower. Whenever after a reasonable specific written request by the Borrower, and if the Borrower is not in default under the Agreement, the Authority shall fail, refuse or neglect to give any specific written direction to the Trustee or to require the Trustee to take any action which the Authority is required to have the Trustee take pursuant to the provisions of the Agreement or this Indenture, the Borrower, on behalf of the Authority, may give any such specific written direction to the Trustee or require the Trustee to take any such action (so long as such action does not adversely impair the rights of the Authority, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture or applicable law), and the Trustee is hereby irrevocably empowered and directed to accept such specific Request from the Borrower as sufficient for all purposes of this Indenture, provided the Trustee receives indemnity and/or security satisfactory to it. Subject to the terms hereof, the Borrower shall have the right, on behalf of the Authority, to cause the Trustee to comply with any of the Trustee’s obligations under this Indenture (other than the Retained Rights) to the same extent that the Authority is empowered so to do.

Certain actions or failures to act by the Authority under this Indenture may create or result in an Event of Default under this Indenture, and the Borrower, on behalf of the Authority, may, to the extent permitted by law, perform any and all acts or take such action (so long as such action does not adversely impair the rights of the Authority, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture or applicable law) as may be necessary for and on behalf of the Authority to prevent or correct such an Event of Default, and the Trustee shall take or accept such performance by the Borrower as performance by the Authority in such event provided the Trustee receives indemnity and/or security satisfactory to it; provided, however, that the foregoing shall not extend the time for performance required hereby.

The Authority hereby authorizes the Borrower to give all directions, do all things and perform all acts, to the extent so provided, by this Section. The Borrower shall act reasonably pursuant to such authorization, and the Borrower shall take no action thereunder that would create any liability of the Authority, including any liability with respect to payment of the Bonds (except as otherwise provided in this Indenture).

Section 8.09.    Calculation Agent.

(a)    The Paying Agent is hereby appointed by the Authority (acting at the request of the Borrower) as “Calculation Agent” for purposes of this Indenture and accepts the duties and obligations of the Calculation Agent hereunder. In acting hereunder and in connection with the Bonds, the Calculation Agent shall act solely as an agent of the Authority, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Bondholder.

(b)    The Calculation Agent may resign at any time by giving thirty (30) days’ notice to the Borrower and, if the Calculation Agent is not the Paying Agent, to the Paying Agent. No such resignation shall become effective until a successor Calculation Agent has been appointed and has accepted its duties and obligations hereunder.

(c)    The Borrower may remove the Calculation Agent at any time upon thirty (30) days’ written notice to the Calculation Agent and, if the Calculation Agent is not the Paying Agent, to the Paying Agent. No such removal shall become effective until a successor Calculation Agent has been appointed and has accepted its duties and obligations hereunder.

(d)    If the Calculation Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the corporate trust office of the Calculation Agent for any cause, the Borrower shall promptly appoint a successor Calculation Agent, which may be the Paying Agent, and, if not the Paying Agent, shall be acceptable to the Paying Agent. Any successor Calculation Agent shall signify its acceptance of such appointment and its assumption of the duties and obligations imposed upon it by this Indenture by execution and delivery of an agreement satisfactory to the Authority and, if the Calculation Agent is not the Paying Agent, to the Paying Agent. If no successor Calculation Agent shall have been so appointed and accepted appointment within forty-five (45) days of such resignation, removal, incapability or the occurrence of a vacancy in the office of Trustee in the manner herein provided, the Calculation Agent or any Holder may, at the expense of the Borrower, petition any court of competent jurisdiction for the appointment of a successor Calculation Agent until a successor shall have been appointed as above provided.

(e)    The Calculation Agent shall not be entitled to any compensation from the Authority, the Remarketing Agent or the Trustee but, rather, the compensation and expenses of the Calculation Agent shall be paid by the Borrower, as provided in the agreement of the Calculation Agent accepting its appointment (or the Loan Agreement if the Paying Agent is the Calculation Agent).

Section 8.10.    Notices to Rating Agency and the Bank. The Trustee, at the expense of the Borrower, shall provide any Rating Agency and the Bank, if any, with written notice upon the occurrence of: (i) the expiration, termination or extension of any Letter of Credit; (ii) the discharge of liability on the Bonds pursuant to Section 10.02 hereof; (iii) the resignation or removal of the Trustee, Tender Agent or Remarketing Agent; (iv) acceptance of appointment as successor Trustee, Tender Agent or Remarketing Agent hereunder; (v) the redemption of all Bonds; (vi) conversion to a new Interest Rate Period or to an Interest Rate Period not enhanced by a Letter of Credit; (vii) a material change in the Indenture, the Agreement, the Credit Agreement (upon receipt of such notice from the Bank) or the Letter of Credit; and (viii) when the Bonds are no longer Outstanding. The Trustee, at the expense of the Borrower, shall also notify any Rating Agency of any changes to any of the documents to which the Trustee is a party, upon execution of any amendments thereto. The Trustee shall not be liable to any party for failure to give notice as provided in this Section.

Section 8.11.    Duties of Remarketing Agent. The Authority, with the advice of the Borrower, shall appoint the Remarketing Agent for the Bonds, subject to the conditions set forth in Section 8.12 hereof. The Remarketing Agent shall designate to the Trustee in writing its principal office and signify its acceptance of the duties and obligations imposed on it hereunder by a written instrument of acceptance delivered to the Authority and the Trustee under which the

Remarketing Agent will agree to perform the obligations of the Remarketing Agent set forth herein and under which the Remarketing Agent will agree to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Bank and the Borrower at all reasonable times. The Remarketing Agent shall set the interest rates on the Bonds and perform the other duties provided for in Section 2.03 and shall remarket Bonds as provided in Section 4.07 hereof. There may be separate Remarketing Agents for these two functions. The Remarketing Agent shall hold all moneys delivered to it in trust in non-commingled funds for the benefit of the Person which shall have so delivered such moneys until such moneys are paid to the Trustee as provided herein. The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Holder may do to the same extent as if the Remarketing Agent were not serving as such.

Section 8.12.    Eligibility of Remarketing Agent; Replacement.

(A)    Any Remarketing Agent shall be a bank, trust company or member of the Financial Industry Regulatory Authority (“FINRA”) organized and doing business under the laws of the United States or any state or the District of Columbia. The initial Remarketing Agent shall be BofA Securities, Inc.

(B)    The Remarketing Agent may resign at any time by written notice to the Authority, the Trustee, the Tender Agent, the Borrower and the Bank, if any, at least 45 days before the effective date of such resignation and the Borrower, with the consent of the Authority and the Bank, if any, shall appoint a successor by notifying the Trustee, the Tender Agent, if any, and the Bank, if any, in writing. The Authority or the Borrower may remove the Remarketing Agent, and the Borrower, with written notice to the Authority and the Trustee and the consent of the Bank, if any, shall appoint a successor by notifying the Remarketing Agent, the Bank, if any, the Trustee and the Tender Agent, if any, in writing. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee.

(C)    If any Letter of Credit is terminated for any reason or an Event of Default under this Indenture occurs, the Remarketing Agent shall have the right to resign immediately.

(D)    The appointment of any Remarketing Agent pursuant to this Section 8.12 shall terminate (subject to renewal by the Borrower, with notice to the Authority and the consent of the Bank, if any, or replacement by a successor Remarketing Agent as provided in this Section) fifteen days prior to the commencement of any Term Interest Rate Period of three years or longer duration for which such Remarketing Agent was appointed.

(E)    If the Remarketing Agent consolidates with, merges or converts into, transfers all or substantially all its assets (or, in the case of a bank or trust corporation, its corporate trust assets) to another entity, or assigns or transfers any or all of its rights and obligations under the Remarketing Agreement to any other direct or indirect subsidiary of Bank of America Corporation, the resulting, surviving or transferee entity, if otherwise eligible to serve hereunder, without any further act shall be the successor Remarketing Agent.

Section 8.13.    Compensation of Remarketing Agent. The Remarketing Agent shall not be entitled to any compensation from the Authority or the Trustee but, rather, shall make separate arrangements with the Borrower for its compensation.

Section 8.14.    Appointment and Duties of Tender Agent. The Authority, at the direction of the Borrower, hereby appoints the Trustee as initial Tender Agent, provided that if the Bonds are no longer Book-Entry Bonds, the Authority, with the advice of the Borrower, shall appoint a successor Tender Agent, subject to the conditions of Section 8.15 hereof. Any successor Tender Agent shall designate its Corporate Trust Office and signify its acceptance of all of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, the Bank and the Remarketing Agent. The Tender Agent shall perform the duties provided for in this Indenture and in exercising such duties shall be subject to the same standards and entitled to the same rights, privileges, indemnities, protections, benefits and immunities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for its own gross negligence or willful misconduct. Notwithstanding any provision in this Indenture to the contrary, the Tender Agent shall not be responsible for any misconduct or gross negligence on the part of any agent, correspondent, attorney or receiver appointed with due care by it hereunder. If the Tender Agent is any entity other than the Trustee, the Tender Agent shall be subject to the same standards applicable to the Trustee as set forth in this Indenture. In acting hereunder and in connection with the Bonds, the Tender Agent shall act solely as an agent of the Authority, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Bondholder.

Section 8.15.    Eligibility of Tender Agent; Replacement. In the event that the Tender Agent hereunder shall give notice of resignation or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public office or offices, or of a receiver appointed by a court, the Borrower may (to the extent that no Event of Default shall have occurred and be continuing hereunder or under the Loan Agreement), with the prior written consent of the Authority and the Bank, if any, appoint a successor Tender Agent and shall confirm such appointment in writing delivered personally or sent by first class mail, postage prepaid, to the Authority, retiring Tender Agent, successor Tender Agent, Bank, if any, and Remarketing Agent, if any.

Pending such appointment by the Borrower as provided above, the Authority may, with the consent of the Borrower (to the extent that no Event of Default shall have occurred and be continuing hereunder or under the Loan Agreement) and the Bank, if any, appoint a temporary successor Tender Agent by an instrument in writing signed by an authorized officer of the Authority, a copy of which shall be delivered personally or sent by first class mail, postage prepaid, to the retiring Tender Agent, the successor Tender Agent, the Borrower, the Bank, if any, and the Remarketing Agent, if any. If no permanent successor Tender Agent shall have been appointed by the Borrower within six (6) calendar months next succeeding the month during which the Authority appoints such a temporary Tender Agent, such temporary Tender Agent shall without further action on the part of the Authority or the Bondholders become the permanent successor Tender Agent.

If the Borrower or the Authority fail to so appoint a successor Tender Agent (whether permanent or temporary) hereunder within forty-five (45) days after the Tender Agent has given notice of its resignation, has been removed, has been dissolved, has otherwise become incapable of acting hereunder or has been taken under control by a public officer or receiver, the Tender Agent shall have the right to petition a court of competent jurisdiction to appoint a successor hereunder. Every such Tender Agent appointed pursuant to the provisions of this Section shall be a trust company, national association or bank organized and in good standing under the laws of the State, the United States of America or any state or the District of Columbia and have a combined total capital and surplus of not less than $50,000,000 as set forth in its most recent published annual report of condition, or alternatively, a liability policy having the type of coverage and in an amount acceptable to the Authority and the Borrower. Every such Tender Agent shall have an operations group of at least four (4) experienced trust officers, with responsibility for municipal bond issues and shall have at least 25 municipal bond indentures aggregating at least $25,000,000 under its administration. In case at any time the Tender Agent shall cease to be eligible in accordance with the provisions of this paragraph, the Tender Agent shall resign immediately in the manner and with the effect specified in this Section.

In the event of the resignation or removal of the Tender Agent, such Tender Agent shall pay over, assign and deliver any moneys held by it as Tender Agent to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of Tender Agent, the Trustee shall act as such Tender Agent to the extent it has operational capacity to perform such tasks.

Section 8.16.    Compensation of Tender Agent. The Tender Agent shall not be entitled to any compensation from the Authority, the Remarketing Agent or the Trustee but, rather, shall only be entitled to compensation from the Borrower. Under the Agreement, the Borrower shall transmit all payment of fees to the Trustee who shall, in turn, make payment to the Tender Agent.

Section 8.17.    Appointment and Duties of Bond Registrar. The Authority, at the direction of the Borrower, hereby designates the Trustee as initial Bond Registrar, provided that the Tender Agent shall act as co-Bond Registrar with respect to Bonds tendered pursuant to Sections 2.04 or 4.06.

The Bond Registrar shall not be entitled to any compensation from the Authority, the Remarketing Agent or the Trustee but, rather, shall only be entitled to compensation from the Borrower.

Section 8.18.    Eligibility of Bond Registrar; Replacement. In the event that the Bond Registrar hereunder shall give notice of resignation or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public office or offices, or of a receiver appointed by a court, the Borrower may (to the extent that no Event of Default shall have occurred and be continuing hereunder or under the Loan Agreement), with the prior written consent of the Authority and the Bank, if any, appoint a successor Bond Registrar and shall confirm such appointment in writing delivered personally or sent by first class mail, postage prepaid, to the Authority, retiring Bond Registrar, successor Bond Registrar, Bank, if any, and Remarketing Agent, if any.

Pending such appointment by the Borrower as provided above, the Authority may, with the consent of the Borrower (to the extent that no Event of Default shall have occurred and be continuing hereunder or under the Loan Agreement) and the Bank, if any, appoint a temporary successor Bond Registrar by an instrument in writing signed by an authorized officer of the Authority, a copy of which shall be delivered personally or sent by first class mail, postage prepaid, to the retiring Bond Registrar, the successor Bond Registrar, the Borrower, the Bank, if any, and the Remarketing Agent, if any. If no permanent successor Bond Registrar shall have been appointed by the Borrower within six (6) calendar months next succeeding the month during which the Authority appoints such a temporary Bond Registrar, such temporary Bond Registrar shall without further action on the part of the Authority or the Bondholders become the permanent successor Bond Registrar.

If the Borrower or the Authority fail to so appoint a successor Bond Registrar (whether permanent or temporary) hereunder within forty-five (45) days after the Bond Registrar has given notice of its resignation, has been removed, has been dissolved, has otherwise become incapable of acting hereunder or has been taken under control by a public officer or receiver, the Bond Registrar shall have the right to petition a court of competent jurisdiction to appoint a successor hereunder. Every such Bond Registrar appointed pursuant to the provisions of this Section shall be a trust company, national association or bank organized and in good standing under the laws of the State, the United States of America or any state or the District of Columbia and have a combined total capital and surplus of not less than $50,000,000 as set forth in its most recent published annual report of condition, or alternatively, a liability policy having the type of coverage and in an amount acceptable to the Authority and the Borrower. Every such Bond Registrar shall have an operations group of at least four (4) experienced trust officers, with primary responsibility for municipal bond issues and shall have at least 25 municipal bond indentures aggregating at least $25,000,000 under its administration. In case at any time the Bond Registrar shall cease to be eligible in accordance with the provisions of this paragraph, the Bond Registrar shall resign immediately in the manner and with the effect specified in this Section.

In the event of the resignation or removal of the Bond Registrar, such Bond Registrar shall pay over, assign and deliver any moneys held by it as Bond Registrar to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of the Bond Registrar, the Trustee shall act as such Bond Registrar to the extent it has operational capacity to perform such tasks; provided however, if the Trustee is acting as the Bond Registrar, then the resignation or removal of the Trustee shall automatically act as the resignation or removal as Bond Registrar effective upon appointment of a successor Trustee pursuant to the terms of this Indenture.

Section 8.19.    Bond Registrar’s Performance of Duties. The Bond Registrar shall perform the duties provided for in this Indenture and in exercising such duties shall be subject to the same standards and entitled to the same rights and immunities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for its own gross negligence or willful misconduct.

ARTICLE IX

MODIFICATION OR AMENDMENT OF THE INDENTURE AND THE AGREEMENT

Section 9.01.    Amendments Permitted.

(A)    This Indenture and the rights and obligations of the Authority and of the Holders of the Bonds and of the Trustee may be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Authority and the Trustee may enter into when the written consent of the Holders of not less than a majority in aggregate principal amount of all Bonds then Outstanding, and the Bank, if any, shall have been filed with the Trustee and the Trustee has received an Approving Opinion. No such modification or amendment shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or change the method of computing the rate of interest thereon, or extend the time of payment of interest thereon, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Trust Estate prior to or on a parity with the lien created by this Indenture, or deprive the Holders of the Bonds of the lien created by this Indenture on such Trust Estate (except as expressly provided in this Indenture), without the consent of the Holders of all of the Bonds then Outstanding and receipt by the Trustee of an Approving Opinion. It shall not be necessary for the consent of the Bondholders to approve the particular form of any Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution by the Authority and the Trustee of any Supplemental Indenture pursuant to this subsection (A), the Trustee shall mail a notice provided by the Borrower, setting forth in general terms the substance of such Supplemental Indenture, to each Rating Agency then rating the Bonds and the Holders of the Bonds at the address shown on the registration books of the Trustee. Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

(B)    This Indenture and the rights and obligations of the Authority, of the Trustee and of the Holders of the Bonds may also be modified or amended from time to time and at any time by entering into a Supplemental Indenture, which the Authority and the Trustee may enter into without the consent of any Bondholders, but with the written consent of the Bank, if any, and only to the extent permitted by law, and with respect to subsection (6) below, with an Approving Opinion delivered to the Trustee, including, without limitation, for any one or more of the following purposes:

(1)    to add to the covenants and agreements of the Authority in this Indenture and other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Bonds (or any portion thereof), or to surrender any right or power herein reserved to or conferred upon the Authority;

(2)    to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Authority may deem necessary or desirable and not inconsistent with this Indenture, including amendments pursuant to Section 2.03(H) hereof;

(3)    to modify, amend or supplement this Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by said act or similar federal statute;

(4)    to conform to the terms and provisions of any Letter of Credit, Alternate Letter of Credit or Alternate Credit Facility or to obtain a rating on the Bonds;

(5)    to modify, amend or supplement this Indenture in such a manner to permit the Authority, the Trustee, the Borrower or any other responsible party to comply with the requirements of SEC Rule 15c2-12, as it may from time to time be amended or supplemented, with respect to the Bonds; or

(6)    to modify, alter, amend or supplement this Indenture or the Agreement in any other respect, including amendments which would otherwise be described in Section 9.01(A) hereof, if the effective date of such supplemental indenture or agreement is a date on which all Bonds affected thereby are subject to mandatory tender for purchase pursuant to Section 4.06 hereof or if notice by first class mail, postage prepaid, of the proposed supplemental indenture or agreement is given to Holders of the affected Bonds at least 30 days before the effective date thereof and, on or before such effective date, such Bondholders have the right to demand purchase of their Bonds pursuant to Section 2.04 hereof.

Promptly after the execution by the Authority and the Trustee of any Supplemental Indenture pursuant to this subsection (B), the Trustee shall mail a notice, setting forth in general terms the substance of such Supplemental Indenture, to each Rating Agency then rating the Bonds and the Holders of the Bonds at the address shown on the registration books of the Trustee. Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

(C)    The Trustee and the Authority may in their discretion, but shall not be obligated to, enter into any such Supplemental Indenture authorized by subsections (A) or (B) of this Section which materially adversely affects the Trustee’s or the Authority’s own rights, duties or immunities, respectively, under this Indenture or otherwise.

(D)    Anything herein to the contrary notwithstanding, a Supplemental Indenture under this Section shall not become effective unless and until the Borrower shall have consented thereto in writing.

Section 9.02.    Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to this Article, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Authority, the Trustee, the Bank, if any, and all Holders of Bonds Outstanding shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Any such Supplemental Indenture shall comply with the terms of this Article IX, and the Trustee and the Authority shall be provided with and may conclusively rely on an Opinion of Counsel that the Supplemental Indenture complies with the provisions therein, is authorized or permitted under the provisions therein, and all conditions precedent to the execution of any such Supplemental Indenture have been satisfied.

Section 9.03.    Endorsement of Bonds; Preparation of New Bonds. Bonds delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if the Trustee so determines shall, bear a notation by endorsement or otherwise in form approved by the Authority and the Trustee as to any modification or amendment provided for in such Supplemental Indenture, and, in that case, upon written demand of the Holder of any Bond Outstanding at the time of such execution and presentation of such Holder’s Bond for the purpose at the Corporate Trust Office of the Trustee or at such additional offices as the Trustee may select and designate for that purpose, a suitable notation shall be made on such Bond. If the Supplemental Indenture shall so provide, new Bonds so modified as to conform, in the opinion of the Authority, to any modification or amendment contained in such Supplemental Indenture, shall be prepared and executed by the Authority and authenticated by the Trustee, and upon written demand of the Holders of any Bonds then Outstanding shall be exchanged at the Corporate Trust Office of the Trustee, without cost to any Bondholder, for Bonds then Outstanding, upon surrender for cancellation of such Bonds, in equal aggregate principal amounts in the same series and maturity.

Section 9.04.    Amendment of Particular Bonds. The provisions of this Article shall not prevent any Bondholder from accepting any amendment as to the particular Bonds held by him or her, provided that due notation thereof is made on such Bonds.

Section 9.05.    Amendments of Agreement Not Requiring Consent of Bondholders; Waivers. Subject to the terms and provisions of this Indenture, the Authority and the Borrower may amend or modify the Agreement, or any provision thereof, or may consent to the amendment or modification thereof, in any manner not inconsistent with the terms and provisions of this Indenture, for any one or more of the following purposes: (a) to cure any ambiguity or formal defect in the Agreement; (b) to grant to or confer upon the Authority or Trustee, for the benefit of the Bondholders, any additional rights, remedies, powers or authorities that lawfully may be granted to or conferred upon the Authority or the Trustee; (c) to amend or modify the Agreement, or any part thereof, in any manner specifically required or permitted by the terms thereof, including, without limitation, as may be necessary to maintain the exclusion from gross income for purposes of federal income taxation of the interest on the Bonds; (d) to provide that the Bonds may be secured by a Letter of Credit or other additional security not otherwise provided for in this Indenture or the Agreement; (e) to modify, amend or supplement the Agreement, or any part thereof, or any supplement thereto, in such manner as the Trustee, Borrower and Remarketing Agent deem necessary in order to comply with any statute, regulation, judicial decision or other law relating to secondary market disclosure requirements with respect to tax-exempt obligations of the type that includes the Bonds; (f) to provide for the appointment of a successor securities depository; (g) to provide for the availability of certificated Bonds; (h) to provide for changes in the components of the Project, to the extent permitted by this Indenture and the Agreement; and

(i) to provide for the addition of any interest rate mode, including, without limitation, an auction rate mode, or to provide for the modification or deletion of any interest rate mode so long as no Bonds will be operating in the interest rate mode when it is to be so modified or deleted, or to amend, modify or alter the interest rate setting provisions, tender provision or conversion provisions for any then existing interest rate mode so long as no Bonds will be operating in the interest mode when such provisions are to be so amended, modified or altered; provided that, in each case, there is delivered to the Trustee an Approving Opinion.

ARTICLE X

DEFEASANCE

Section 10.01.    Discharge of Indenture. Bonds that bear interest at a Term Interest Rate to the maturity of the Bonds may be paid by the Authority in any of the following ways, provided that the Authority also pays or causes to be paid any other sums payable hereunder by the Authority and related to the Bonds:

(a)    paying or causing to be paid (with Available Moneys if a Letter of Credit is in effect) the principal of, interest and premium, if any, on the Bonds Outstanding, as and when the same become due and payable;

(b)    by depositing with the Trustee, in trust, at or before maturity, money or securities in the necessary amount (as provided in Section 10.03) to pay or redeem (with Available Moneys if a Letter of Credit is in effect) all Bonds then Outstanding; or

(c)    by delivering to the Trustee, for cancellation by it, the Bonds then Outstanding.

If the Authority shall also pay or cause to be paid all other sums payable hereunder by the Authority, then and in that case, at the election of the Authority (evidenced by a Certificate of the Authority, filed with the Trustee, signifying the intention of the Authority to discharge all such indebtedness and this Indenture), and notwithstanding that any Bonds shall not have been surrendered for payment, this Indenture and the pledge of the Trust Estate and all covenants, agreements and other obligations of the Authority under this Indenture shall cease, terminate, become void and be completely discharged and satisfied except only as provided in Section 10.02 hereof. In such event, upon Request of the Authority, the Trustee, at the expense of the Borrower, shall cause an accounting for such period or periods as may be requested by the Authority to be prepared and filed with the Authority and shall execute and deliver to the Authority all such instruments as may be necessary or desirable to evidence such discharge and satisfaction, and the Trustee shall pay over, transfer, assign or deliver all moneys or securities or other property held by it pursuant to this Indenture (other than the Rebate Fund) which are not required for the payment or redemption of Bonds not theretofore surrendered for such payment or redemption and any amounts owed to the Trustee hereunder or the Authority under the Agreement in the following order: (1) first, to the Bank, if any, to the extent that any amounts are due to the Bank, if any, pursuant to the Credit Agreement and (2) second, to the Borrower, provided, however, that the Borrower may not receive any funds derived from a draw on any Letter of Credit, Tender Proceeds or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds).

Section 10.02.    Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at or before maturity or redemption, as the case may be, of money or securities in the necessary amount (as provided in Section 10.03 hereof) to pay or redeem any Outstanding Bond (whether upon or prior to its maturity or the redemption date of such Bond), provided that, if such Bond is to be redeemed prior to maturity, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, then all liability of the Authority in respect of such Bond shall cease, terminate and be completely discharged, except only that the Holder thereof shall thereafter be entitled to payment of the principal of, premium, if any, and interest on such Bond by the Authority, and the Authority shall remain liable for such payment, but only out of such money or securities deposited with the Trustee as aforesaid for their payment and such money or securities shall be pledged to such payment; provided further, however, that the provisions of Section 10.04 hereof shall apply in all events.

The Authority may at any time surrender to the Trustee for cancellation by it any Bonds previously issued and delivered, which the Authority may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Section 10.03.    Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Rebate Fund, any Letter of Credit Account and the account described in Section 4.07(G) hereof) and shall be:

(a)    moneys (which shall be Available Moneys if a Letter of Credit is in effect) in an equal amount to the principal amount of such Bonds, and all unpaid interest thereon to maturity except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

(b)    Investment Securities of the type described in clause (ii) of the definition of Investment Securities (including funds described in clause (v) rated S&P’s “AAA” or equivalent which consist solely of securities described in clause (ii)) which are purchased with moneys (Available Moneys if a Letter of Credit is in effect) and which are nonredeemable and noncallable, the principal of and interest on which when due and without reinvestment will provide money sufficient to pay the principal or Purchase Price of, premium, if any, all unpaid interest to maturity, or to the redemption date, on the Bonds to be paid or redeemed, as such principal and interest become due, with maturities no longer than 30 days or as may be necessary to make the required payment on the Bonds provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice; provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Request of the Authority) to apply such moneys or Investment Securities to the payment of such principal, premium, if any, and interest with respect to such Bonds and provided further that each Rating Agency then rating such Bonds, the Authority and the Trustee shall have received a report of an Accountant that the moneys or Investment Securities on deposit are sufficient to pay the principal, premium, if any, and interest on the Bonds to maturity or the redemption date, and, if a Letter of Credit is in effect, a legal opinion from a nationally recognized firm in bankruptcy law selected by the Authority that payment of the Bonds from such moneys will not be a voidable preference in the event of the bankruptcy of the Borrower, the Guarantor or the Authority.

Section 10.04.    Payment of Bonds After Discharge of Indenture Obligation. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed after the principal of any Bond has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall be disposed of as provided by law and the Holders of such Bonds shall thereafter be entitled to look only to the transferee of such moneys (presently the State Controller) for payment thereof, and all liability of the Trustee with respect to such moneys shall thereupon cease.

ARTICLE XI

MISCELLANEOUS

Section 11.01.    Liability of Authority Limited to Trust Estate.

None of the provisions of this Indenture shall require the Authority to expend or risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless payable from the Trust Estate, or unless the Authority shall first have been adequately indemnified to its satisfaction against the cost, expense, and liability which may be incurred thereby. The Authority shall not be under any obligation hereunder to perform any administrative service with respect to the Bonds or the Project (including, without limitation, record keeping and legal services), it being understood that such services shall be performed or provided by the Trustee or the Borrower. The Authority covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations, and provisions expressly contained in this Indenture, the Agreement, and any and every Bond executed, authenticated and delivered under this Indenture; provided, however, that the Authority shall not be obligated to take any action or execute any instrument pursuant to any provision hereof unless and until it shall have (i) been directed to do so in writing by the Borrower, the Trustee, or the Bondholders having authority to so direct; (ii) received from the Borrower or the Bondholders assurance satisfactory to the Authority that the Authority’s reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument have been or will be paid or reimbursed to the Authority; and (iii) if applicable, received in a timely manner the instrument or document to be executed, in form and substance satisfactory to the Authority. In complying with any provision herein or in the Agreement requiring the Authority to “cause” another Person to take or omit any action, the Authority shall be entitled to rely conclusively (and without independent investigation or verification) (i) on the faithful performance by the Trustee or the Borrower, as the case may be, of their respective obligations hereunder and under the

Agreement and (ii) upon any written certification or opinion furnished to the Authority by the Trustee or the Borrower, as the case may be. In acting, or in refraining from acting, under this Indenture, the Authority may conclusively rely on the advice of its counsel. The Authority shall not be required to take any action hereunder or under the Agreement that it reasonably believes to be unlawful or in contravention hereof or thereof.

Section 11.02.    Successor Is Deemed Included in All References to Predecessor. Whenever in this Indenture either the Authority, the Bank, if any, or the Trustee is named or referred to, such reference shall be deemed to include the successors or assigns thereof, and all the covenants and agreements in this Indenture contained by or on behalf of the Authority, the Bank, if any, or the Trustee shall bind and inure to the benefit of the respective successors and assigns thereof whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Authority, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

Section 11.03.    Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any Person other than the Authority, the Trustee, the Bank, if any, the Borrower, the Direct Participants (as provided in Section 2.04 hereof) and the Holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Authority, the Trustee, the Bank, if any, the Borrower, the Direct Participants (as provided in Section 2.04 hereof) and the Holders of the Bonds. Notwithstanding the foregoing, it is specifically acknowledged and agreed that, to the extent of their rights hereunder (including, without limitation, their rights to immunity and exculpation from pecuniary liability) each Authority Indemnified Person is a third party beneficiary of this Indenture entitled to enforce such rights in his, her, its or their own name.

Section 11.04.    Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 11.05.    Destruction of Bonds. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Authority of any Bonds, the Trustee may, in lieu of such cancellation and delivery, destroy such Bonds and shall deliver a certificate of such destruction to the Authority.

Section 11.06.    Severability of Invalid Provisions. If any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Indenture and such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, and this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. The Authority and the Trustee each hereby declares that it would have entered into this Indenture and each and every other Section, paragraph, sentence, clause or phrase hereof and authorized the issuance of the Bonds pursuant thereto irrespective of the fact that any one or more Sections, paragraphs, sentences, clauses or phrases of this Indenture may be held illegal, invalid or unenforceable.

Section 11.07.    Governing Law. This Indenture and the Bonds are contracts made under the laws of the State and shall be governed by and construed in accordance with the Constitution and laws applicable to contracts made and performed in the State.

Section 11.08.    Notices. Notices shall be delivered to each Bondholder by first-class mail, postage prepaid, at the address set forth for such Bondholder on the registration books of the Trustee. Any notice to or demand upon the Trustee may be served or presented in writing, and such demand may be made in writing, at the Corporate Trust Office of the Trustee, which at the date of adoption of this Indenture is located at the following address:

Citibank Agency & Trust

338 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Paolo Ippolito

Telephone: (212) 816-8831

or at such other address as may have been filed in writing by the Trustee with the Authority.

Unless otherwise specifically provided herein, any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given when the same are: (i) deposited in the United States mail and sent by first class mail, postage prepaid, or (ii) delivered, in each case to the parties at the addresses set forth below or at such other address as a party may designate by written notice to the other parties:

To the Authority:	Illinois Finance Authority P.O. Box 641249 Chicago, Illinois 60664 Attention: Executive Director Telephone: (312) 651-1300 Facsimile: (312) 651-1350

with a copy to:

Illinois Finance Authority P.O. Box 641249 Chicago, Illinois 60664 Attention: General Counsel Telephone: (312) 651-1300 Facsimile: (312) 651-1350

To the Guarantor:	Navistar, Inc. 2701 Navistar Drive Lisle, Illinois 60532 Attn: President, Financial Services and Treasurer Email: Bill.McMenamin@navistar.com and Anthony.Aiello@navistar.com

To the Borrower:	Navistar International Corporation 2701 Navistar Drive Lisle, Illinois 60532 Attn: President, Financial Services and Treasurer Email: Bill.McMenamin@navistar.com and Anthony.Aiello@navistar.com

To the Rating Agency:	Moody’s Investors Service, Inc. 7 World Trade Center 250 Greenwich Street New York, New York 10007

To the Remarketing Agent:	BofA Securities, Inc. Bank of America Tower One Bryant Park, 9th Floor New York, New York 10036 Fax: (646) 736-6960 Email: lawrence.n.tonomura@baml.com or such other addresses as may have been filed in writing with the Trustee. Any notice given to the Borrower as provided above shall be deemed to have been given to any affiliate of the Borrower affected by such notice.

Section 11.09.    Evidence of Rights of Bondholders.

(a)    Any request, consent or other instrument required or permitted by this Indenture to be signed and executed by Bondholders may be in any number of concurrent instruments of substantially similar tenor and shall be signed or executed by such Bondholders in person or by an agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the holding by any Person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Authority if made in the manner provided in this Section.

(b)    The fact and date of the execution by any Person of any such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the individual signing such request, consent or other instrument acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer.

(c)    The ownership of registered Bonds shall be proved by the bond registration books held by the Registrar. The Trustee and the Authority may conclusively assume that such ownership continues until written notice to the contrary is served upon the Trustee. The fact and the date of execution of any request, consent or other instrument and the amount and distinguishing numbers of Bonds held by the Person so executing such request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

Any request, consent or other instrument or writing of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Authority in accordance therewith or reliance thereon.

Section 11.10.    Disqualified Bonds. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned or held by or for the account of the Authority or the Borrower, or by any other obligor on the Bonds, or by any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or the Borrower or any other obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or the Borrower or any other obligor on the Bonds. Upon the written request of the Trustee, the Authority and the Borrower shall each certify to the Trustee those Bonds disqualified pursuant to this Section and the Trustee may conclusively rely on such Certificates. Notwithstanding the foregoing, with respect to the Certificate of the Authority, the Authority shall be required to specify only those Bonds that are owned or held by or for the account of the Authority or any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority, if any, of which the officer signing the Certificate on behalf of the Authority has actual knowledge. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 11.11.    Money Held for Particular Bonds. The money held by the Trustee for the payment of the interest, principal, premium or Purchase Price due on any date with respect to particular Bonds (or portions of Bonds in the case of registered Bonds redeemed or tendered in part only) shall, on and after such date and pending such payment, be set aside on its books and held by it uninvested in trust for the Holders of the Bonds entitled thereto, subject, however, to the provisions of Section 10.04 hereof.

Section 11.12.    Funds and Accounts. Any fund or account required by this Indenture to be established and maintained by the Trustee may be established and maintained in the accounting records of the Trustee, either as a fund or an account, and may, for the purposes of such records, any audits thereof and any reports or statements with respect thereto, be treated either as a fund or as an account; but all such records with respect to all such funds and accounts shall at all times be maintained in accordance with corporate trust industry standards and with due regard for the requirements of Section 6.05 hereof and for the protection of the security of the Bonds and the rights of every Holder thereof. The Trustee may establish and maintain for as long as necessary one or more temporary funds or accounts under this Indenture in order to carry out the purposes set forth therein.

Section 11.13.    Business Day. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date.

Section 11.14.    Immunity of Officers, Employees and Members of the Authority. No recourse shall be had for the payment of the principal of or premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture, the Loan Agreement, the Bond Purchase Agreement or the Tax Certificate against any past, present or future member, officer, agent or employee of the Authority, or any incorporator, member, officer, employee, director or trustee of any successor corporation, as such, either directly or through the Authority or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture or the Loan Agreement and the issuance of the Bonds.

Section 11.15.    Complete Agreement. The parties agree that the terms and conditions of this Indenture supersede those of all previous agreements between the parties relative to the Bonds, and that this Indenture, together with the documents referred to in this Indenture, contains the entire agreement between the parties hereto relative to the Bonds.

Section 11.16.    Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Authority and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 11.17.    Effect of Bank Default. If a Letter of Credit is in effect and the Bank wrongfully dishonors a drawing under such Letter of Credit, then, so long as such wrongful dishonor continues, any provision in this Indenture requiring the Bank’s approval or consent shall be of no effect.

IN WITNESS WHEREOF, the ILLINOIS FINANCE AUTHORITY has caused this Indenture to be signed in its name and on its behalf by its Deputy Executive Director, and CITIBANK, N.A., in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed in its corporate name by one of the officers thereunto duly authorized, all as of the day and year first above written.

ILLINOIS FINANCE AUTHORITY

By:	/s/ Jacob Stuckey
	Name:	Jacob Stuckey
	Title:	Deputy Executive Director

CITIBANK, N.A., as Trustee

By:	/s/ Paolo Ippolito
	Name:	Paolo Ippolito
	Title:	Senior Trust Officer

[SIGNATURE PAGE TO INDENTURE]

EXHIBIT A

FORM OF BOND

THIS BOND AND THE OBLIGATION TO PAY PRINCIPAL OR PREMIUM, IF ANY, WITH RESPECT HERETO, AND INTEREST HEREON ARE SPECIAL, LIMITED OBLIGATIONS OF THE AUTHORITY, SECURED AS PROVIDED HEREIN AND PAYABLE SOLELY OUT OF THE REVENUES AND INCOME DERIVED FROM THE LOAN AGREEMENT AND THE NOTE AND AS OTHERWISE PROVIDED IN THE INDENTURE AND LOAN AGREEMENT. THIS BOND AND THE OBLIGATION TO PAY PRINCIPAL OR PREMIUM, IF ANY, WITH RESPECT HERETO, AND INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE AN INDEBTEDNESS OR AN OBLIGATION OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF WITHIN THE PURVIEW OF ANY CONSTITUTIONAL OR STATUTORY LIMITATION OR PROVISION OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS, IF ANY, OF ANY OF THEM. THE AUTHORITY DOES NOT HAVE THE POWER TO LEVY TAXES FOR ANY PURPOSES WHATSOEVER. NO OWNER OF THIS BOND SHALL HAVE THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS BOND.

No. R-[ ]	$225,000,000

UNITED STATES OF AMERICA

STATE OF ILLINOIS

ILLINOIS FINANCE AUTHORITY

RECOVERY ZONE FACILITY REFUNDING REVENUE BOND

(NAVISTAR INTERNATIONAL CORPORATION PROJECT)

SERIES 2020

MATURITY DATE	DATED	INITIAL INTEREST RATE	CUSIP
October 15, 2040	Date of Delivery	4.75%	45204F DS1

Registered Owner:    CEDE & CO.

Principal Amount:    TWO HUNDRED TWENTY-FIVE MILLION DOLLARS

Date of Delivery:

Initial Interest Rate Period: August 4, 2020 through July 31, 2030

The Illinois Finance Authority (the “Authority”), a political subdivision and body politic and corporate of the State of Illinois, for value received, hereby promises to pay (but only out of the Trust Estate as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above, the principal sum set forth above and to pay (but only out of the Trust Estate as hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of the Trust Estate as hereinafter provided) interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate borne by this Bond on the date on which such principal or interest became due and payable, except as the provisions hereinafter set forth with respect to redemption prior to maturity or purchase may become applicable hereto. If an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the interest rate on the Bonds shall be the rate on the Bonds on the day prior to the occurrence of such Event of Default. The principal of and premium, if any, on this Bond are payable at final maturity, acceleration or redemption in lawful money of the United States of America upon surrender hereof at the Corporate Trust Office of Citibank, N.A., as trustee, or its successor in trust (the “Trustee”). Interest payments on this Bond shall be made on each Interest Payment Date (as defined below), to the Person appearing on the bond registration books of the Trustee, as bond registrar (the “Bond Registrar”), as the Bondholder thereof as of the close of business on the Record Date, which is the Business Day (as defined in the Indenture) immediately preceding any Interest Payment Date during a Variable Interest Rate Period as defined in the Indenture or any Term Interest Rate Period of less than one year, including any 3-Month Term Interest Rate Period, and the fifteenth day of the calendar month preceding any Interest Payment Date during an Index Interest Rate Period, a SIFMA Interest Rate Period or a Term Interest Rate Period of one year or greater (the “Record Date”), and shall be paid (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books or at such other address as has been furnished to the Bond Registrar as provided below, in writing by such Bondholder not later than the Record Date or (ii) upon written request, at least three Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written notice; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest.

This Bond is one of a duly authorized issue of bonds of the Authority designated as ”Illinois Finance Authority Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020” (the “Bonds”), limited in aggregate principal amount to $225,000,000 and issued under the provisions of the Illinois Finance Authority Act, 20 ILCS 3501/801-1 et seq., as from time to time supplemented and amended (the “Act”). The Bonds, together with all principal and interest thereon and premium, if any, with respect thereto, are special, limited obligations of the Authority secured to the extent provided in the hereinafter described Indenture and shall be payable solely from the Trust Estate described below. Proceeds from the sale of the Bonds will be loaned by the Authority to Navistar International Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), under the terms of a Loan Agreement, dated as of July 1, 2020 (the “Loan Agreement” or “Agreement”), between the Authority and the Borrower.

The Bonds are issued under and secured by and entitled to the benefits of an Indenture, dated as of July 1, 2020 (the “Indenture”), between the Authority and the Trustee; all receipts of the Trustee credited under the provisions of the Indenture against such payments; any moneys received by the Trustee from Navistar, Inc. (the “Guarantor”) pursuant to a Bond Guarantee dated as of July 1, 2020, executed by the Guarantor in favor of the Trustee (all of the foregoing, the “Revenues”, as more particularly defined in the Indenture) and from any other moneys held by the Trustee under the Indenture for such purpose (collectively, the “Trust Estate”), and there shall be no other recourse against the Authority or any property now or hereafter owned by it (including any Retained Rights (as defined in the Indenture) and any payments in respect thereof).

Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered Bondholders of the Bonds, of the nature and extent of the security, of the rights, privileges, protections, indemnities, benefits, duties and immunities of the Trustee and of the rights and obligations of the Authority thereunder, to all of the provisions of which Indenture and of the Agreement the Holder of this Bond, by acceptance hereof, assents and agrees.

All terms not herein defined shall have the meanings ascribed to them in the Indenture.

The Bonds are issuable as fully registered bonds without coupons in Authorized Denominations of $100,000 or any integral multiple of $5,000 in excess thereof. Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Corporate Trust Office of the Trustee, for a like aggregate principal amount of Bonds of other Authorized Denominations of like maturity.

This Bond is transferable by the Bondholder hereof, in person, or by its attorney duly authorized in writing, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds, in an Authorized Denomination or Denominations, for the same aggregate principal amount, and of like maturity, will be issued to the transferee in exchange therefor. The Authority and the Trustee may treat the Bondholder hereof as the absolute Bondholder hereof for all purposes, and the Authority and the Trustee shall not be affected by any notice to the contrary.

Interest on the Bonds

The term of the Bonds will be divided into consecutive Interest Rate Periods, as provided in the Indenture, during each of which the Bonds shall bear interest at a Daily Interest Rate, an Index Interest Rate, a SIFMA Interest Rate, a Weekly Interest Rate or a Term Interest Rate. The first Interest Rate Period for the Bonds shall be a Term Interest Rate Period ending on July 31, 2030. The interest rate determination method for the Bonds may be subsequently changed from time to time by the Borrower, without the consent of the Holders of the Bonds, as provided in the Indenture. The Trustee shall give notice to Holders of the Bonds, as provided in the Indenture, prior to any change in the interest rate determination method.

Interest on the Bonds with respect to the immediately preceding Interest Period (as defined in the Indenture) will be paid on each Interest Payment Date, provided that if any Interest Payment Date is not a Business Day, such interest (and any principal due) shall be mailed or wired as provided above on the next succeeding Business Day with the same effect as if made on the day such payment was due.

Except during a Term Interest Rate Period of one year or more, interest on the Bonds shall be computed upon the basis of a 365-day or 366-day, as applicable, year for the number of days actually elapsed. During any Term Interest Rate Period of one year or more, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. Interest on the Bonds shall bear interest from and including the Date of Delivery (as defined in the Indenture) until payment of the principal or redemption price thereof has been made or provided for, whether at maturity, upon redemption or otherwise.

“Interest Payment Date” means (a) during the initial Term Interest Rate Period, each April 15 and October 15, commencing April 15, 2021, (b) during a Variable Interest Rate Period, the first Business Day of each calendar month, (c) during a Term Interest Rate Period, other than a 3-Month Term Interest Rate Period (in which case, the Interest Payment Date means the Conversion Date), the fifteenth day of the calendar month that is six calendar months after the beginning of the calendar month in which the Conversion Date occurs, as applicable, and the fifteenth day of the calendar month every six months after each such payment date thereafter until the end of such Interest Rate Period with the last Interest Payment Date thereof being on the first Business Day after the end of such Term Interest Rate Period, (d) each Conversion Date, (e) the Principal Payment Date, (f) any redemption date, and (g) during an Index Interest Rate Period or a SIFMA Interest Rate Period, (i) the first Business Day of each month and (ii) the Index Tender Date or the SIFMA Tender Date, as applicable.

Variable Interest Rate

During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 9:30 a.m. (New York City time) on each Business Day during such Daily Interest Rate Period to take effect on the next succeeding Business Day; provided, however, that if the then current Interest Rate Period is an Index Interest Rate Period, a SIFMA Interest Rate Period, a Weekly Interest Rate Period or a Term Interest Rate Period, the Daily Interest Rate for the Daily Interest Rate Period succeeding such Index Interest Rate Period, SIFMA Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Daily Interest Rate Period.

During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 12:00 noon (New York City time) on Wednesday of each week (or by 12:00 noon (New York City time) on the next succeeding Business Day if such Wednesday is not a Business Day) during such Weekly Interest Rate Period for the week commencing on that next succeeding Thursday (unless such Weekly Interest Rate is determined on the next succeeding Business Day if Wednesday is not a Business Day in which case it shall be effective on the day of such determination); provided, however, that if the then current Interest Rate Period is an Index Interest Rate Period, a SIFMA Interest Rate

Period, a Daily Interest Rate Period or a Term Interest Rate Period, the first Weekly Interest Rate for the Weekly Interest Rate Period succeeding such Index Interest Rate Period, SIFMA Interest Rate Period, Daily Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Weekly Interest Rate Period.

The Variable Interest Rate shall be the interest rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the effective date of such Variable Interest Rate Period at a price equal to the principal amount thereof plus accrued interest; provided, however, that if for any reason the Variable Interest Rate cannot be determined, no Remarketing Agent shall be serving or the rate determined is held to be invalid or unenforceable, the Daily Interest Rate for the next succeeding Business Day and thereafter shall remain at the then-existing Daily Interest Rate, and the Weekly Interest Rate for the next succeeding Weekly Interest Rate Period shall remain at the then-existing Weekly Interest Rate, and thereafter the Weekly Interest Rate shall be the SIFMA Index plus 15 basis points.

The first Daily Interest Rate determined for each Daily Interest Rate Period shall apply to the period commencing on the first day of such Daily Interest Rate Period and ending on the next succeeding Business Day. Thereafter, each Daily Interest Rate shall apply to the period commencing on each Business Day and ending on the next succeeding Business Day.

The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Wednesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Weekly Interest Rate Period shall (i) begin on a day other than Thursday, in which event the Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on such date and ending on the succeeding Wednesday or (ii) end on a day other than Wednesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Weekly Interest Rate Period and ending on such last day.

Index Interest Rate

During each Index Interest Rate Period, the Bonds shall bear interest at the Index Interest Rate. The Applicable Spread for each Index Interest Rate Period shall be determined by the Remarketing Agent on or prior to the Conversion Date in accordance with the definition thereof. The Remarketing Agent shall furnish such Applicable Spread so determined to the other Financing Participants by Electronic Means not later than the Conversion Date. The Index Interest Rate shall be determined by the Calculation Agent at or before 12:00 noon (New York City time) on each Reset Date. The Calculation Agent shall furnish each Index Interest Rate so determined to the other Financing Participants by Electronic Means not later than such Reset Date. Upon the written request of any Bondholder, the Paying Agent shall confirm the Index Interest Rate then in effect to the extent available to it.

All percentages resulting from any step in the calculation of interest on the Bonds while in an Index Interest Rate Period will be rounded, if necessary, to the nearest ten-thousandth of a percentage point (i.e., to four decimal places) with five hundred thousandths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation of interest on the Bonds while in an Index Interest Rate Period will be rounded to the nearest cent (with one-half cent being rounded upward).

In the event the Borrower does not confirm the proposed Index Interest Rate prior to the commencement of an Index Interest Rate Period, the Bonds shall convert to a Weekly Interest Rate Period and the interest rate in effect on the Bonds beginning on the applicable effective date shall be a percentage per annum equal to the SIFMA Index plus 15 basis points to be reset in the same manner as the Weekly Interest Rate is reset, until the Bonds are converted to another Interest Rate Period.

SIFMA Interest Rate

During each SIFMA Interest Rate Period, the Bonds shall bear interest at the SIFMA Interest Rate. The Applicable Spread for each SIFMA Interest Rate Period shall be determined by the Remarketing Agent on or prior to the Conversion Date in accordance with the definition thereof. The Remarketing Agent shall furnish such Applicable Spread so determined to the other Financing Participants by Electronic Means not later than the Conversion Date. During the SIFMA Interest Rate Period, the Calculation Agent shall establish the SIFMA Index by 4:00 p.m. on each Wednesday or, if such Wednesday is not a Business Day, the Business Day next preceding such Wednesday. The SIFMA Interest Rate shall be determined by the Calculation Agent at or before 12:00 noon (New York City time) on each Reset Date. The Calculation Agent shall furnish each SIFMA Interest Rate so determined to the other Financing Participants by Electronic Means not later than such Reset Date. Upon the written request of any Bondholder, the Paying Agent shall confirm the SIFMA Interest Rate then in effect.

All percentages resulting from any step in the calculation of interest on the Bonds while in a SIFMA Interest Rate Period will be rounded; if necessary, to the nearest ten-thousandth of a percentage point (i.e., to four decimal places) with five hundred thousandths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation of interest on the Bonds while in a SIFMA Interest Rate Period will be rounded to the nearest cent (with one-half cent being rounded upward).

In the event the Borrower does not confirm the proposed SIFMA Interest Rate prior to the commencement of a SIFMA Interest Rate Period, the Bonds shall convert to a Weekly Interest Rate Period and the interest rate in effect on the Bonds beginning on the applicable effective date shall be a percentage per annum equal to the SIFMA Index plus 15 basis points to be reset in the same manner as the Weekly Interest Rate is reset, until the Bonds are converted to another Interest Rate Period.

Term Interest Rate

During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. (New York

City time) on the Business Day preceding the first day of such Term Interest Rate Period. The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known to the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell such Bonds on the first day of such Term Interest Rate Period at a price equal to the principal amount thereof; provided, however, that if for any reason the Term Interest Rate cannot be determined for any Term Interest Rate Period, the interest rate on such Bonds shall convert to a Weekly Interest Rate during a Weekly Interest Rate Period unless the then existing Interest Rate Period is an Index Interest Rate Period or a SIFMA Interest Rate Period, in which case the Bonds shall convert to a Weekly Interest Rate Period and the interest rate in effect on the Bonds beginning on the applicable effective date shall be a percentage per annum equal to the SIFMA Index plus 15 basis points to be reset in the same manner as the Weekly Interest Rate is reset, until the Bonds are converted to another Interest Rate Period.

THE FOREGOING PROVISIONS NOTWITHSTANDING, IN NO EVENT SHALL THE INTEREST RATE BORNE BY THE BONDS AT ANY TIME EXCEED 12% PER ANNUM OR, IF LOWER THAN 12% PER ANNUM, THE MAXIMUM RATE PERMITTED BY APPLICABLE LAW.

BofA Securities, Inc. (the “Remarketing Agent”), initially has been appointed as Remarketing Agent. The Remarketing Agent may be removed or replaced in accordance with the provisions of the Remarketing Agreement and the Indenture.

Determination of the interest rate by the Remarketing Agent or the Calculation Agent, as applicable, shall be conclusive and binding upon the registered Bondholders of the Bonds, the Authority, the Tender Agent, the Bank, if any, and the Trustee.

Demand Purchase of Bonds

During any Variable Interest Rate Period, any Bonds or portions thereof in Authorized Denominations shall be purchased at the option of the Bondholder thereof, or, with respect to Book-Entry Bonds, at the option of the Direct Participant with an ownership interest in Book-Entry Bonds, on any Business Day, at a price of 100% of the principal amount thereof, plus accrued interest to the Purchase Date, upon (i) delivery to the Trustee and the Tender Agent, at their respective Corporate Trust Offices of an irrevocable notice in writing (a “Tender Notice”) by 10:30 a.m. (New York City time) in the case of Bonds in a Daily Interest Rate Period, or 3:00 p.m. (New York City time) in the case of Bonds in a Weekly Interest Rate Period, on any Business Day, which states the name of the registered Bondholder of such Bonds or the Direct Participant for such Bonds and such Direct Participant’s account number, as applicable, payment instructions with respect to the Purchase Price of such Bonds, the principal amount of such Bonds or portions thereof in Authorized Denominations being tendered for purchase, the CUSIP number of such Bonds and the date on which the same are to be purchased (which date, in the case of Bonds bearing interest at a Daily Interest Rate, shall be any Business Day and, in the case of Bonds in a Weekly Interest Rate Period, shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such Tender Notice to the Trustee and the Tender Agent), and (ii) (a) if the Bonds are not Book-Entry Bonds, delivery of such Bonds to the Tender Agent at its Corporate Trust Office,

accompanied by an instrument of transfer thereof in form satisfactory to the Tender Agent, executed in blank by the Bondholder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs, at or prior to 12:30 p.m. (New York City time) on the Purchase Date specified in the Tender Notice, or (b) if the Bonds are Book-Entry Bonds, confirmation by DTC (obtained by the Direct Participant of the Book-Entry Bonds being tendered for purchase) that such Direct Participant has an ownership interest in such Book-Entry Bonds at least equal to the amount specified in such Tender Notice, and of the transfer on the registration books of DTC of the beneficial ownership interest in such Book-Entry Bonds to the account of the Trustee (or to the account of a Direct Participant acting on behalf of the Trustee).

If moneys sufficient to pay the Purchase Price of such Bonds to be purchased pursuant to the previous paragraph shall be held by the Trustee on the date such Bonds are to be purchased, any such Bonds to be so purchased which are not delivered by the Bondholders thereof to the Tender Agent or transferred to the Trustee on the registration books of DTC, as applicable, on the date specified for purchase thereof will be deemed to have been delivered for purchase, or transferred on the registration books of DTC, as applicable, on such date and to have been purchased. The former Holders of such Bonds, or Direct Participants with respect to Book-Entry Bonds, will thereafter have no rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the transfer, on the registration books of DTC, of the beneficial interest in such Book-Entry Bonds.

Redemption of Bonds

The Bonds are subject to redemption, including any limitations thereon, prior to maturity in whole or in part under the circumstances, at the times, in the amounts, at the prices and upon the other terms and conditions specified in the Indenture to which specific reference is hereby made and which are incorporated by reference herein.

Purchase in Lieu of Redemption

The Borrower may purchase the Bonds in lieu of having the Bonds redeemed and cancelled as provided in the Indenture.

Mandatory Tender for Purchase of Bonds

The Bonds are subject to mandatory tender for purchase by the Bondholders thereof under the circumstances, at the times, at the prices and upon the other terms and conditions specified in the Indenture to which specific reference is hereby made and which are incorporated by reference herein.

The Holder of this Bond shall have no right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon the Indenture or to enforce a drawing on the Letter of Credit or payment under the Guaranty, except as provided in the Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future member, director, officer, employee or agent of the Authority, or through the Authority, or any successor to the Authority, or any Authority Indemnified Person, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

The Indenture contains provisions permitting the Authority and the Holders of a majority in aggregate principal amount of Bonds then Outstanding, with the consent of the Bank, if any, and delivery of an Approving Opinion to the Trustee, to execute supplemental indentures, or add any provisions to, or change in any manner, or eliminate any of the provisions of, the Indenture; provided, however, that no such supplemental indenture, alteration or modification shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or change the method of computing the rate of interest thereon, or extend the time of payment of interest thereon, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Trust Estate prior to or on a parity with the lien created by the Indenture, or deprive the Holders of the Bonds of the lien created by the Indenture on such Trust Estate (except as expressly provided in the Indenture), without the consent of the Holders of all of the Bonds then Outstanding and delivery of an Approving Opinion to the Trustee. Under certain circumstances described in the Indenture, the Trustee and the Authority may enter into a Supplemental Indenture without consent of Holders.

The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of payment of the principal of and premium, if any, and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds shall be deemed to be paid if certain securities, as defined in the Indenture, maturing as to principal and interest in such amounts and at such times as to ensure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on such Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee.

No recourse shall be had for the payment of the principal of or premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Indenture, the Loan Agreement, the Bond Purchase Agreement or the Tax Certificate or against any past, present or future member, officer, agent or employee of the Authority, or any incorporator, member, officer, employee, director or trustee of any successor corporation, as such, either directly or through the Authority or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture or the Loan Agreement and the issuance of the Bonds.

It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and the statutes of the State of Illinois.

This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

IN WITNESS WHEREOF, the Illinois Finance Authority has caused this Bond to be executed in its name and on its behalf by the manual or facsimile signature of its Executive Director and by the manual or facsimile signature of its Secretary or Assistant Secretary and its facsimile seal to be hereunto affixed, all as of the dated date specified above.

ILLINOIS FINANCE AUTHORITY

By:
Name:
Title:

(SEAL)

ATTEST:

(Assistant) Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:             ,         .

This is one of the Bonds described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Name:
Title:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Authority or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof Cede & Co., has an interest herein.

ASSIGNMENT

For value received the undersigned do(es) hereby sell, assign and transfer unto                                          [name, address and tax i.d. number of transferee] the within-mentioned Registered Bond and do(es) hereby irrevocably constitute and appoint                                          attorney, to transfer the same on the books of the Trustee with full power of substitution in the premises.

Dated:             ,

Note:	The signature(s) to this Assignment must correspond with the name(s) as written on the face of the within Registered Bond in every particular, without alteration or enlargement or any change whatsoever.

Note:	Signature(s) must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

EXHIBIT B

FORM OF REQUISITION FROM THE COSTS OF ISSUANCE FUND

CITIBANK, N.A., as Trustee

Illinois Finance Authority

Recovery Zone Facility Refunding Revenue Bonds

(Navistar International Corporation Project)

Series 2020

Requisition No.

The undersigned, on behalf of NAVISTAR INTERNATIONAL CORPORATION, hereby requests payment, from the Costs of Issuance Fund established under the Indenture (the “Indenture”) pursuant to which the Bonds identified above are issued and outstanding, of the total amount shown below to the order of the payees named below, against written invoices from such payees, as payment or reimbursement for costs incurred or expenditures made in connection with the issuance of the Bonds. The payees and the purpose and the amount of each disbursement requested are as follows:

PAYEE	PURPOSE	AMOUNT

The undersigned hereby certifies as follows:

Each obligation mentioned herein has been properly incurred and is a proper charge against the Costs of Issuance Fund. None of the items for which payment is requested has been reimbursed previously from the Costs of Issuance Fund, and none of the payments herein requested will result in a breach of the representations and agreements contained in Section 2.2 of the Agreement or in the Tax Certificate.

Terms which are used herein as defined terms shall have the meanings specified in the Indenture.

Dated:             , 2020.

NAVISTAR INTERNATIONAL CORPORATION

By:
Name:
Title:

B-1